SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant	☑
Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Del Monte Foods Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

DEL MONTE FOODS COMPANY
One Market @ The Landmark
San Francisco, California 94105
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 29, 2005
Dear Stockholder:
           You are invited to attend the Annual Meeting of Stockholders of Del Monte Foods Company, a Delaware corporation (the “Company”). The annual meeting will be held on Thursday, September 29, 2005 at 10:00 a.m. Pacific Time at the Hyatt Regency San Francisco, Five Embarcadero Center, San Francisco, California 94111 for the following purposes:

1.	To elect three Class II directors to hold office for a three-year term;

2.	To approve the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan;

3.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as Del Monte Foods Company’s independent auditors for its fiscal year ending April 30, 2006; and

4.	To conduct any other business properly brought before the annual meeting or any adjournments or postponements of the annual meeting.
           These items of business are more fully described in the Proxy Statement accompanying this Notice.
           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE NOMINEES AND IN FAVOR OF THE PROPOSALS OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.
           The record date for the Annual Meeting of Stockholders is August 4, 2005. Only stockholders of record at the close of business on that date may vote at the annual meeting or any adjournment thereof.

By Order of the Board of Directors,

James Potter
General Counsel and Secretary
San Francisco, California
August 16, 2005
           You are invited to attend the annual meeting in person. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the annual meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the annual meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must obtain a proxy issued in your name from the record holder of your shares.

Page

Questions and Answers about this Proxy Material and Voting	1
Proposal 1 — Election of Directors	5
Nominees for Election for a Three-Year Term Expiring at the 2008 Annual Meeting	5
Directors Continuing in Office Until the 2006 Annual Meeting	6
Directors Continuing in Office Until the 2007 Annual Meeting	6
Board Meetings and Committees	7
Compensation Committee Interlocks and Insider Participation	11
Compensation of Directors	11
Corporate Governance	13
Proposal 2 — Approval of the Amendment and Restatement of the Del Monte Foods Company 2002 Stock Incentive Plan	16
Proposal 3 — Ratification of Appointment of Independent Auditors	27
Auditors’ Fees	27
Policies and Procedures Relating to Approval of Services by Auditors	28
Ownership of Del Monte Foods Company Common Stock	29
Section 16(a) Beneficial Ownership Reporting Compliance	30
Executive Officers	32
Compensation of Executive Officers	34
Summary Compensation Table	34
Option Grants in Fiscal Year 2005	39
Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values	40
Long Term Incentive Plan Awards in Fiscal Year 2005	40
Employment and Other Arrangements	41
Plans and Policies	41
Employment Agreements	50
Certain Relationships and Related Transactions	55
Report of the Compensation Committee on Executive Compensation	57
Report of the Audit Committee	62
Performance Measurement Comparison	63
Stock Performance Graph	63
Householding of Proxy Materials	64
Other Matters	64
Statement of Policy and Procedures of the Audit Committee of the Board of Directors of Del Monte Foods Company regarding Pre-Approval of Engagements for Audit and Non-Audit Services	Annex A
Charter of the Audit Committee of the Board of Directors of Del Monte Foods Company	Annex B
Charter of the Compensation Committee of the Board of Directors of Del Monte Foods Company	Annex C
 Statement of Policy and Procedures of the Nominating and Corporate Governance Committee of Del Monte Foods Company regarding Identifying, Evaluating and Recommending Nominees for Election to the Board of Directors
Annex D
Del Monte Foods Company 2002 Stock Incentive Plan, amended and restated August 15, 2005	Annex E

DEL MONTE FOODS COMPANY
One Market @ The Landmark
San Francisco, California 94105
PROXY STATEMENT
FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS
Questions and Answers About This Proxy Material and Voting
Why am I receiving these materials?
           We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Del Monte Foods Company (sometimes referred to as the “Company” or “Del Monte”) is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders and at any adjournment or postponement thereof. You are invited to attend the annual meeting and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.
           The Company intends to mail this proxy statement and accompanying proxy card on or about August 17, 2005 to all stockholders of record entitled to vote at the annual meeting.
Who can vote at the annual meeting?
           Only stockholders of record at the close of business on August 4, 2005 will be entitled to vote at the annual meeting. On this record date, there were 199,292,741 shares of common stock outstanding and entitled to vote.
           Stockholder of Record: Shares Registered in Your Name
           If on August 4, 2005 your shares were registered directly in your name with the Company’s transfer agent, The Bank of New York, then you are a stockholder of record. As a stockholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.
           Beneficial Owner: Shares Registered in the Name of a Broker or Bank
           If on August 4, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
           There are three matters scheduled for a vote:

•	Election of three Class II directors to hold office for a three-year term;

•	Approval of the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan; and

•	Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditors for its fiscal year ending April 30, 2006.

How do I vote?
           You may either vote “For” all the nominees to the Board of Directors or you may abstain from voting for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are fairly simple:
           Stockholder of Record: Shares Registered in Your Name
           If you are a stockholder of record, you may vote in person at the annual meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the annual meeting and we will give you a ballot during the meeting.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.
           Beneficial Owner: Shares Registered in the Name of Broker or Bank
           If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Del Monte. Simply complete and mail the proxy card to ensure that your vote is counted. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.
How many votes do I have?
           On each matter to be voted upon, you have one vote for each share of common stock you own as of August 4, 2005.
What if I return a proxy card but do not make specific choices?
           If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all nominees for director, “For” the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan, and “For” the ratification of KPMG LLP, an independent registered public accounting firm, as independent auditors of Del Monte for its fiscal year ending April 30, 2006. The Company does not expect that any matters other than the election of directors and the proposals described herein will be brought before the annual meeting. If any other matter is properly presented at the annual meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his best judgment.
Who is paying for this proxy solicitation?
           We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may retain the services of Georgeson Shareholder Communications Inc. in connection with soliciting proxies for the Annual Meeting of Stockholders for an estimated fee of $12,500 to $15,000, plus appropriate out of pocket expenses. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?
           If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
           Yes.     You can revoke your proxy at any time before the final vote at the annual meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.
Please note that to be effective, your new proxy card or written notice of revocation must be received by the Corporate Secretary prior to the annual meeting.
When are stockholder proposals due for next year’s annual meeting?
           To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by April 19, 2006, to Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.
           In accordance with the Company’s Bylaws, if you wish to submit a proposal for consideration at next year’s annual meeting that is not to be included in next year’s proxy materials or wish to nominate a candidate for election to the Board of Directors at next year’s annual meeting, your proposal or nomination must be submitted in writing and received by the Corporate Secretary not less than 90 days nor more than 120 days before the date designated for the 2006 annual meeting or, if the 2006 annual meeting date has not been designated at least 105 days before such annual meeting, then no later than 15 days after the designation of the annual meeting date. The Company currently anticipates that the 2006 Annual Meeting of Stockholders will be held on September 28, 2006 and accordingly such proposals or nominations must be received by the Corporate Secretary no later than June 30, 2006 and no earlier than May 31, 2006. Without limiting the Company’s ability to apply the advance notice provisions in the Company’s Bylaws with respect to the procedures which must be followed for a matter to be properly presented at an annual meeting of stockholders, the Company’s management will have discretionary authority to vote all shares for which it has proxies using its best judgment with respect to any matter received after June 30, 2006, which may be in opposition to the matter.
           A submission by a Del Monte stockholder must contain the specific information required in Del Monte’s Bylaws. If you would like a copy of Del Monte’s current Bylaws, please write to Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. Del Monte’s current Bylaws may also be found on the Company’s web site at www.delmonte.com.
How are votes counted?
           Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
How many votes are needed to approve each proposal?

•	For Proposal 1, the election of directors, the three nominees receiving the most “For” votes (among votes properly cast in person or by proxy) will be elected. Broker non-votes will have no effect.

•	To be approved, Proposal 2, the approval of the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

•	To be approved, Proposal 3, the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the independent auditors of the Company for its fiscal year ending April 30, 2006 must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.
What is the quorum requirement?
           A quorum of stockholders is necessary to hold a valid annual meeting. A quorum will be present if at least a majority of the outstanding shares are represented by proxy or by stockholders present and voting at the annual meeting. On the record date, there were 199,292,741 shares outstanding and entitled to vote. Thus, 99,646,371 shares must be represented by proxy or by stockholders present and voting at the annual meeting to have a quorum.
           Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the annual meeting or holders of a majority of the votes present at the annual meeting may adjourn the annual meeting to another time or date.
How can I find out the results of the voting at the annual meeting?
           Preliminary voting results will be announced at the annual meeting. Final voting results will be published in Del Monte’s Quarterly Report on Form 10-Q for the second quarter of its 2006 fiscal year.

Proposal 1
Election of Directors
           Del Monte’s Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class shall serve for the remainder of the full term of that class, and until such director’s successor is elected and qualified or until such director’s death, resignation or removal. This includes vacancies created by an increase in the number of directors.
           The Board of Directors presently has nine members. There are three directors in Class II, which is the class whose term of office expires in 2005. Each of the nominees for election to this class is currently a director of the Company and was selected by the Board of Directors as a nominee in accordance with the recommendation of the Nominating and Corporate Governance Committee. Ms. Henderson and Mr. Johnston were appointed to the Board of Directors in December 2002 following Del Monte’s acquisition of certain businesses of H.J. Heinz and at that time were designees of H.J. Heinz approved by Del Monte pursuant to the terms of the acquisition. Mr. Bruer has been a member of the Board of Directors since August 1997 when Mr. Bruer was appointed to the Board of Directors following the April 1997 recapitalization of Del Monte led by Texas Pacific Group. Mr. Bruer continued on the Board of Directors following Del Monte’s acquisition of certain businesses of H.J. Heinz and at that time was a designee of Del Monte approved by H.J. Heinz pursuant to the terms of the acquisition If elected at the annual meeting, each of these nominees would serve until the 2008 annual meeting and until his or her successor is elected and has qualified, or until the director’s death, resignation or removal.
           Pursuant to the Company’s Corporate Governance Guidelines, directors are expected to attend annual meetings of stockholders. Seven directors, representing all but two of the Company’s then directors, attended the 2004 Annual Meeting of Stockholders, which was held in September 2004. One of the absent directors ceased serving as a director of the Company immediately following the 2004 Annual Meeting of Stockholders.
           The following is a brief biography of each nominee and each current director, including each director whose term will continue after the 2005 Annual Meeting of Stockholders.
Nominees for Election for a Three-year Term Expiring at the 2008 Annual Meeting
Timothy G. Bruer
Mr. Bruer became a director of Del Monte in August 1997. In March 2004, Mr. Bruer became Chief Executive Officer of Shadewell Grove Foods, Inc., the successor company to Nonni’s Food Co., Inc., where he had served as Chief Executive Officer since December 1998. In April 2005, Mr. Bruer also began serving as Chief Executive Officer of Genisoy Food Co. Inc. Mr. Bruer was President and Chief Executive Officer and a director of Silverado Foods, Inc. from April 1997 to December 1998. From 1992 until 1997, he was Vice President and General Manager of the Culinary Division of Nestle. He was a director of Authentic Specialty Foods, Inc. from May 1997 to September 1998. Mr. Bruer is 48.
Mary R. Henderson
Ms. Henderson became a director of Del Monte in December 2002. Ms. Henderson serves as an independent consultant to the consumer and packaged goods industries. She was Corporate Vice President, Global Core Business Development for Bestfoods, Inc. from 1999 until December 2000. Ms. Henderson previously served as President of Bestfoods Grocery from 1997 to 1999, and President of Bestfoods Specialty Markets from 1993 to 1997. She served as a director of The Shell Transport and Trading Company, p.l.c. from 2001 until July 2005. In June 2005 she was elected a director of Royal Dutch Shell plc. Ms. Henderson is also a director of AXA Financial, Inc. and Pactiv Corporation. Ms. Henderson is 55.

Gerald E. Johnston
Mr. Johnston became a director of Del Monte in December 2002. Mr. Johnston has served as President and Chief Executive Officer of The Clorox Company since 2003 and was named chairman of its board of directors in 2005. He has been employed by The Clorox Company since 1981, previously serving as President and Chief Operating Officer from 1999 to 2003, Group Vice President from 1996 to 1999, Vice President — Kingsford Products from 1993 to 1996 and Vice President, Corporate Development, from 1992 until 1993. Mr. Johnston is 58.
The Board of Directors Recommends
a Vote in Favor of Each Named Nominee.
Directors Continuing in Office Until the 2006 Annual Meeting
Samuel H. Armacost
Mr. Armacost became a director of Del Monte in December 2002. Mr. Armacost has served as Chairman of the board of directors of SRI International, formerly Stanford Research Institute, an independent technology development and consulting organization, since 1998. He was a Managing Director of Weiss, Peck & Greer LLC from 1990 until 1998 and Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986. Mr. Armacost also serves as a director of ChevronTexaco Corp., Exponent, Inc., Callaway Golf Company and Franklin Resources, Inc. Mr. Armacost is 66.
Terence D. Martin
Mr. Martin became a director of Del Monte in December 2002. Mr. Martin was Senior Vice President and Chief Financial Officer of the Quaker Oats Company from 1998 to 2001. From 1995 to 1998, he was Executive Vice President and Chief Financial Officer of General Signal Corporation. Mr. Martin was Chief Financial Officer and Member of the Executive Committee of American Cyanamid Company from 1991 to 1995, and served as Treasurer from 1988 to 1991. Mr. Martin is 62.
Richard G. Wolford
Mr. Wolford joined Del Monte as Chief Executive Officer and a Director in April 1997. He was elected President of Del Monte in February 1998 and was elected Chairman of the Board in May 2000. From 1967 to 1987, he held a variety of positions at Dole Foods, including President of Dole Packaged Foods from 1982 to 1987. From 1988 to 1996, he was Chief Executive Officer of HK Acquisition Corp. where he developed food industry investments with venture capital investors. Mr. Wolford is 60.
Directors Continuing in Office Until the 2007 Annual Meeting
Victor L. Lund
Mr. Lund became a director of Del Monte in March 2005. Mr. Lund served as Vice-Chairman of Albertson’s, Inc., a food and drug retailer, from June 1999 until June 2002. Mr. Lund served as Chairman of the Board and Chief Executive Officer of American Stores Company prior to its acquisition by Albertson’s in June 1999. He also served as President of American Stores Company from 1992 until 1995. Prior to joining American Stores Company in 1977, Mr. Lund was a practicing certified public accountant. Most recently, from May 2002 to December 2004, Mr. Lund served as the non-executive Chairman of the Board of Mariner Health Care, Inc. a long-term health care services company. Mr. Lund also currently serves on the boards of Borders Group, Inc., NCR Corporation and Service Corporation International. Mr. Lund is 57.

Joe L. Morgan
Mr. Morgan became a director of Del Monte in December 2002. Mr. Morgan has been a baseball broadcaster and analyst for ABC, NBC and ESPN since 1985. From 1987 to 1998, he was President and Chief Executive Officer of Joe Morgan Beverage Company. Mr. Morgan was an Owner-Operator of three Wendy’s franchises from 1985 to 1988. In 1963, Mr. Morgan began his professional baseball career which culminated in his election to the Baseball Hall of Fame in 1990, five years after his retirement as a player. Mr. Morgan is 61.
David R. Williams
Mr. Williams became a director of Del Monte in December 2002 and was Executive Vice President of H.J. Heinz Company from July 2002 to September 2002. Prior to such time, he was Heinz’s Executive Vice President and President and Chief Executive Officer-Heinz Europe, Middle East, Africa and India, from August 2000 to July 2002 and Executive Vice President-Asia from June 1996 to August 2000. Mr. Williams, a former director of Heinz, retired from the Heinz board of directors in September 2002. Mr. Williams also serves on the board of KCRS Inc. and on the European Mergers and Acquisitions Advisory Board of Lehman Brothers. Mr. Williams is 62.
Board Meetings and Committees
           The Board of Directors of Del Monte Foods Company held six meetings during the fiscal year ended May 1, 2005. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.
           During the fiscal year ended May 1, 2005, each incumbent Board member attended 75% or more of the aggregate of the meetings of the Board of Directors and of the committees on which he or she served, held during the period for which he or she was a director or committee member, respectively.
           The following table provides a summary of the membership of each of the standing committees of the Board of Directors during the fiscal year ended May 1, 2005:

Nominating and
Corporate
Name	Audit	Compensation	Governance

Samuel H. Armacost		Chair
Timothy G. Bruer	Member
Mary R. Henderson			Chair
Gerald E. Johnston			Member
Victor L. Lund(1)
Terence D. Martin	Chair	Member
Joe L. Morgan			Member
David R. Williams	Member	Member
Richard G. Wolford

(1)	Mr. Lund joined the Board of Directors in March 2005 and is expected to be appointed to one or more committees following the 2005 Annual Meeting of Stockholders.
Audit Committee
           The Audit Committee of the Board of Directors assists the Board of Directors in its oversight of the Company’s corporate accounting and financial reporting process. For this purpose, the Audit Committee performs several functions. The Audit Committee generally oversees the disclosure controls and procedures and the internal controls and procedures established by the Company to provide full, fair, accurate, timely and understandable disclosure in its periodic reports and proxy statements. The Audit

Committee also reviews the financial statements to be included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; reviews the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q; discusses with management and the independent auditors the Company’s accounting principles, critical accounting estimates and other matters that could have a significant impact on the Company’s financial statements; discusses with management and the independent auditors the results of the annual integrated audit as well as the Company’s annual and quarterly financial statements; and oversees the internal audit department. The Audit Committee is responsible for periodically reviewing and updating the Company’s Standards of Business Conduct as well as the Company’s performance relative to such Standards. Additionally, the Audit Committee has sole authority to grant waivers to directors and executive officers relating to the Company’s Standards of Business Conduct.
           The Audit Committee is also responsible for interacting directly with and evaluating the Company’s independent auditors. With respect to the independent auditors, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed audit or lawfully permitted non-audit services; and monitors the rotation of partners of the independent auditors on the Company engagement team as required by law. In connection with approving services by the Company’s independent auditors as required by Section 202 of the Sarbanes-Oxley Act of 2002, the Audit Committee has adopted a Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services that is attached as Annex A to these proxy materials.
           The Audit Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Audit Committee’s duties and responsibilities, please refer to the Audit Committee’s Charter, which is attached as Annex B to these proxy materials and is also available on the Company’s web site at www.delmonte.com.
           Three directors currently comprise the Audit Committee: Messrs. Bruer, Martin, and Williams. Mr. Martin currently serves as the Chair of the Audit Committee. The Audit Committee consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the meaning of the Company’s Corporate Governance Guidelines, the Audit Committee’s Charter, Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.
           Each member of the Audit Committee is financially literate. Additionally, the Board of Directors has determined that Mr. Martin qualifies as an “audit committee financial expert” as such term is defined in Item 401(h)(2) of the Securities and Exchange Commission’s Regulation S-K and is “independent” within the meaning of Sections 303.01(B)(2)(a) and (3) of the NYSE listing standards, as set forth under Item 7(d)(3)(iv) of Schedule 14A of the Exchange Act. The Board made a qualitative assessment of Mr. Martin’s level of knowledge and experience based on a number of factors, including his experience as a corporate financial officer. The members of our Audit Committee do not currently serve on the audit committee of any other public company; accordingly, each member complies with the Company’s Corporate Governance Guidelines which restrict Audit Committee members from simultaneously serving on the audit committees of more than three public companies (including the Company), without a specific Board determination that such simultaneous service will not impair the ability of such member to serve on the Audit Committee.
           The Audit Committee met nine times during the fiscal year ended May 1, 2005. Additionally, pursuant to authority delegated to him by the Audit Committee, Mr. Martin acted by written consent three times in order to approve certain services to be provided by KPMG LLP, the Company’s independent auditors. For additional information regarding the activities of the Audit Committee during fiscal 2005, please see the “Report of the Audit Committee of the Board of Directors.”

Compensation Committee
           The Compensation Committee of the Board of Directors reviews and approves the overall compensation strategy and policies for the Company. In this regard, the Compensation Committee reviews and approves the philosophy for compensation of the Company’s executives and other employees; establishes or recommends compensation plans and programs for senior executives and other employees; reviews the adequacy of such plans and programs; administers the Company’s incentive and equity-based plans and programs; reviews and evaluates the performance of the Company’s Chief Executive Officer; reviews and approves the compensation and other terms of employment of the Company’s Chief Executive Officer and named executive officers; and reviews and monitors management development and succession plans. The Company also has a non-officer stock option committee, consisting of the Company’s Chairman of the Board, that may award stock options to employees who hold positions below the level of senior vice president.
           The Compensation Committee operates under a written charter adopted by the Board of Directors. For additional information regarding the Compensation Committee’s duties and responsibilities, please refer to the Compensation Committee’s Charter, which is attached as Annex C to these proxy materials and is also available on the Company’s web site at www.delmonte.com.
           Three directors currently comprise the Compensation Committee: Messrs. Armacost, Martin and Williams. Mr. Armacost currently serves as the Chair of the Compensation Committee. The Compensation Committee consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the Company’s Corporate Governance Guidelines and the Compensation Committee’s Charter, the “non-employee director” standard within the meaning of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.
           The Compensation Committee met eight times during the fiscal year ended May 1, 2005. For additional information regarding the activities of the Compensation Committee during fiscal 2005, please see the “Report of the Compensation Committee of the Board of Directors.”
Nominating and Corporate Governance Committee
           The Nominating and Corporate Governance Committee of the Board of Directors is responsible for overseeing the performance of the Board of Directors and its committees and developing the Company’s policies relating to corporate governance. In this regard, the Nominating and Corporate Governance Committee considers and recommends Board size and composition, taking into account important competencies; oversees the annual evaluation of the Board of Directors and its standing committees; evaluates and recommends to the Board of Directors the slate of nominees for directors to be elected by the Company’s stockholders and the persons to be appointed to the Board by the Board of Directors; evaluates and recommends those directors to be appointed to the various standing Board committees; recommends the responsibilities of these committees; and periodically reviews and assesses the adequacy of the Company’s Corporate Governance Guidelines. For a discussion of the Nominating and Corporate Governance Committee’s processes and criteria used in evaluating and recommending to the Board of Directors the slate of nominees for directors to be elected by the Company’s stockholders (or, in the event of a vacancy to be filled by the Board, appointed to the Board), please see “Proposal 1 — Election of Directors — Corporate Governance — Nomination Process.”
           The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors. The Nominating and Corporate Governance Committee’s Charter is available on the Company’s web site at www.delmonte.com.
           Three directors currently comprise the Nominating and Corporate Governance Committee: Messrs. Johnston and Morgan and Ms. Henderson. Ms. Henderson currently serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee currently consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within the Company’s Corporate Governance Guidelines and the Nominating and Corporate Governance Committee’s Charter.
           The Nominating and Corporate Governance Committee met seven times during the fiscal year ended May 1, 2005.
Independence Under Del Monte’s Corporate Governance Guidelines
           Under the Company’s Corporate Governance Guidelines, a director is currently considered “independent” if the Board of Directors affirmatively determines that the director has no material relationship with Del Monte (directly or as a partner, stockholder or officer of an organization that has a relationship with Del Monte). The Board of Directors has established the following guidelines to assist its determination of independence:

•	At least three years have elapsed since the director was employed by Del Monte (including any subsidiary) or someone in such director’s immediate family was employed (except in a non-officer capacity) by Del Monte. Employment as an interim Chairperson or as an interim CEO will not disqualify a director from being considered independent following that employment.

•	At least three years have elapsed since the director was employed by, affiliated with, or received any non-fixed retirement benefits from, Del Monte’s present or former independent auditors, or someone in such director’s immediate family was employed or affiliated with Del Monte’s present or former independent auditors (except in a non-professional capacity not involving Del Monte’s business).

•	At least three years have elapsed since the director or someone in his or her immediate family was employed as an executive officer of another entity that concurrently has or had as a member of its compensation (or equivalent) committee any of Del Monte’s executive officers.

•	At least three years have elapsed since the director, or someone in his or her immediate family, has had a personal services or consulting contract with or otherwise received direct compensation from Del Monte, its chairperson, Chief Executive Officer or other executive officer, or any affiliate of Del Monte.

•	The director is not an affiliated person of Del Monte, which means he or she does not, either directly or indirectly as a partner, stockholder or officer of another company, own or control more than five percent of Del Monte’s common stock.

•	Neither the director nor any of his or her immediate family members will receive any payment (including political contributions) from Del Monte, other than for service as a member of the board or a committee of the board, exceeding $60,000 during the current year.

•	The director is not a partner in, or a controlling stockholder or executive officer of, and no member of the director’s immediate family is an executive officer of, any for profit or not-for-profit organization to which Del Monte made or from which Del Monte receives payments (other than those arising solely from investments in Del Monte’s securities) for property or services in an amount that exceeds the greater of, two percent (2%) of the organization’s consolidated gross revenues or $1,000,000, in the current fiscal year or in any of the past three years.

•	The director does not have a direct or indirect material interest in a transaction or series of transactions to which Del Monte or any of its subsidiaries is a party and involving an amount exceeding $60,000, which interest would have to be publicly disclosed under Regulation S-K Item 404(a).

•	The director is not an executive officer or holder of more than ten percent (10%) of the stock of an entity that has a business relationship with Del Monte that would have to be publicly disclosed under Regulation S-K Item 404(b) unless the Board determines that such holdings and relationship do not impair the director’s independence.

           In September 2004, following the 2004 Annual Meeting of Stockholders, the Board applied the foregoing standards to the eight directors who were then members of the Board of Directors. Additionally, in March 2005, in connection with the appointment of Mr. Lund to the Board of Directors, the Board applied the foregoing standards to Mr. Lund. Based upon such evaluations, the Board affirmatively determined that each of Messrs. Armacost, Bruer, Johnston, Lund, Martin, Morgan, and Williams, and Ms. Henderson were “independent” within the Corporate Governance Guidelines. Questionnaires are sent periodically to the directors regarding matters that might affect their independence so that, if necessary, such changes in circumstance may be evaluated by the Board of Directors.
           As required under NYSE listing standards and the Company’s Corporate Governance Guidelines, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Company’s independent directors include all non-management directors of the Company. The Chairperson of the Nominating and Corporate Governance Committee presides over these executive sessions.
Compensation Committee Interlocks and Insider Participation
           As noted previously, the Compensation Committee of the Board of Directors is currently composed of Messrs. Armacost, Martin and Williams. There are no relationships involving the members of the Compensation Committee or the executive officers of Del Monte that are required to be disclosed under Item 402(j) of Regulation S-K.
Compensation of Directors
           Currently, our non-employee directors are compensated for their services pursuant to Del Monte’s Non-Employee Directors Compensation Plan, which was adopted in January 2003 and revised in June 2005 to include a travel policy. All Del Monte directors other than Mr. Wolford are currently eligible under the plan. Each eligible director earns an annual retainer consisting of $35,000 cash, paid in quarterly installments, and $35,000 worth of Del Monte common stock, issued in quarterly installments under the Del Monte Foods Company 2002 Stock Incentive Plan. The number of shares of Del Monte common stock to be issued for each installment is calculated by dividing the intended value of the stock to be issued by the average of the high and low prices of Del Monte’s common stock on the last trading day of the applicable quarter. In addition, each director earns $2,000 for each Board meeting attended and $1,500 for each committee meeting attended; however, the chair of the Audit Committee earns $4,500 for each such meeting and the chair of the Compensation Committee earns $3,000 for each such meeting.
           On January 22, 2003, the Board of Directors adopted the Del Monte Foods Company 2003 Non-Employee Director Deferred Compensation Plan, effective April 28, 2003 (“2003 Director Deferred Plan”). Under the 2003 Director Deferred Plan, non-employee directors could elect in advance to defer the receipt of 0%, 50% or 100% of either or both of the cash and stock components of their annual retainer. The deferred amounts are converted into deferred stock units and are distributed, upon termination of service on the Board of Directors, in the form of shares of Del Monte common stock. Such distribution is made, at the participating non-employee director’s election, either in a lump sum or in equal annual installments over not more than fifteen years. Non-employee directors were first able to make such elections with respect to their annual retainers for fiscal 2004. Deferred stock units issued in connection with deferrals made under the 2003 Director Deferred Plan, as well as any shares distributed in respect thereof, are issued under the Del Monte Foods Company 2002 Stock Incentive Plan.
           On October 22, 2004, the American Jobs Creation Act of 2004 (“AJCA”) was enacted by Congress. Certain provisions of the AJCA codified and changed rules applicable to deferred compensation plans and arrangements, effective as of January 1, 2005. These changes affect the timing and payout of deferral elections and changes to such elections. Compensation deferred after December 31, 2004, or materially modified after October 3, 2004, will be subject to the new rules and, if not compliant with the new rules, could result in full, immediate taxation of the amounts deferred plus a 20% excise tax.
           Amounts deferred under the 2003 Director Deferred Plan prior to December 31, 2004 are earned and vested prior to December 31, 2004 and accordingly may be taxed in accordance with the rules in effect prior to the effectiveness of the AJCA. To confirm that these deferrals would be treated subject to the tax rules applicable prior to the effectiveness of the AJCA, on December 16, 2004, the Board of Directors froze the 2003 Director Deferred Plan effective as of December 31, 2004. No new deferrals were allowed under the 2003 Director Deferred Plan after December 31, 2004, but existing deferrals will continue to be administered in accordance with the terms of the 2003 Director Deferred Plan.
           Additionally, on December 16, 2004, the Board of Directors adopted the Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, effective January 1, 2005 (“2005 Director Deferred Plan”). The 2005 Director Deferred Plan is substantially similar to the 2003 Director Deferred Plan. However, the 2005 Director Deferred Plan is intended to comply with the AJCA. Under the 2005 Director Deferred Plan, non-employee directors may elect in advance to defer the receipt of 0%, 50% or 100% of either or both of the cash and stock components of their annual retainer. The deferred amounts are converted into deferred stock units and are distributed, upon termination of service on the Board of Directors, in the form of shares of Del Monte common stock. Such distribution is made, at the participant’s election, either in a lump sum or in equal annual installments over not more than fifteen years. Non-employee directors were first able to make such elections with respect to their annual retainers for calendar year 2005. Deferred stock units issued in connection with deferrals made under the 2005 Director Deferred Plan, as well as any shares distributed in respect thereof, are issued under the Del Monte Foods Company 2002 Stock Incentive Plan.
           In aggregate, directors earned $502,250 and 25,515 shares of Del Monte common stock for services in fiscal 2005. Of such amounts, $26,000 and 13,988 shares were deferred pursuant to the terms of the Del Monte Foods Company 2003 Non-Employee Director Deferred Compensation Plan or Del Monte Foods Company 2005 Non-Employee Director Deferred Compensation Plan, as applicable, and accordingly were converted into 16,443 deferred stock units. Compensation earned by Mr. William S. Price III, excluding options, was paid to Texas Pacific Group Partners L.P. Mr. Price ceased serving as a director of Del Monte immediately following the 2004 Annual Meeting of Stockholders and is an officer of Texas Pacific Group. Please see “Certain Relationships and Related Transactions” for a discussion of the relationship between Texas Pacific Group and Del Monte.
           Pursuant to Del Monte’s Non-Employee Directors Compensation Plan, each non-employee director who was a non-employee director on January 22, 2003 (the initial effective date of the adoption of the Non-Employee Directors Compensation Plan) also received an option on January 24, 2003 to purchase 15,000 shares of Del Monte common stock; non-employee directors who join the Board after January 22, 2003 receive an initial option grant to purchase 15,000 shares of Del Monte common stock upon joining the Board. These 15,000 share option grants vest in equal installments over a three-year period. Accordingly, on March 30, 2005, Mr. Lund received an option to purchase 15,000 shares at an exercise price of $10.67 per share; this option vests in equal installments over the three-year period from March 30, 2005. The Non-Employee Directors Compensation Plan also provides that, subsequent to receiving the initial option grant, each non-employee director receives an annual option grant to purchase 5,000 shares, which fully vests upon issuance. In general, the annual option grants are made approximately when annual option grants are made to eligible employees of the Company. Accordingly, on September 22, 2004, concurrently with the issuance of annual option grants to selected employees of the Company, the non-employee directors were granted options to purchase an aggregate of 40,000 shares at an exercise price of $10.59 per share. These option grants have a ten year term and are granted under the Del Monte Foods Company 2002 Stock Incentive Plan. Directors are expected to hold 100% of the “profit shares” attributable to the exercise of these options for one year after such exercise. For such purposes, “profit shares” are the option profit, net of taxes, expressed as a number of shares. Please see “Employment and Other Arrangements — Plans” for a description of the Del Monte Foods Company 2002 Stock Incentive Plan.

Corporate Governance
Corporate Governance Guidelines and Stock Ownership Guidelines
           The Board of Directors has adopted Corporate Governance Guidelines; the objective of the Corporate Governance Guidelines is to describe certain processes and procedures intended to provide reasonable assurance that directors, to whom the stockholders entrust the direction and success of the Company, act in the best interests of the Company and its stockholders. The Corporate Governance Guidelines address issues relating to the Board of Directors, such as membership, meetings and procedures, and duties and responsibilities, as well as issues relating to its committees, including charters, committee meetings, rotation, board oversight, and duties and responsibilities. The Corporate Governance Guidelines also address other matters, including share ownership by directors under the Non-Employee Director Ownership Guidelines. In general, under these Ownership Guidelines, non-employee directors are encouraged to own shares of common stock of the Company having a value, as described in the Ownership Guidelines, equal to the sum of the dollar amount of the stock component of the annual retainer payable to a non-employee director for the first three years of such non-employee director’s service on the Board. As described in “Compensation of Directors” above, the current stock component of the annual retainer payable to a non-employee director is $35,000 worth of Del Monte common stock.
           The Corporate Governance Guidelines, the Non-Employee Director Ownership Guidelines and the Charters of each of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board of Directors of the Company are available on the Company’s website at www.delmonte.com. Printed copies of these materials are also available to any stockholder upon written request to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.
Executive Sessions of Independent Directors
           As required under NYSE listing standards and the Company’s Corporate Governance Guidelines, the Company’s independent directors meet in regularly scheduled executive sessions at which only independent directors are present. The Chairperson of the Nominating and Corporate Governance Committee, currently Ms. Henderson, presides over these executive sessions.
Stockholder Communications with the Board of Directors
           The Company’s Board of Directors, including a majority of the Company’s independent directors, has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Persons interested in communicating with the directors regarding concerns or issues may address correspondence to a particular director, or to the Board, or the independent directors generally, in care of Del Monte Foods Company at P.O. Box 193575, San Francisco, California 94119-3575. If no particular director is named, letters will be forwarded, as appropriate and depending on the subject matter, to the Chair of the Audit Committee, Compensation Committee, or Nominating and Corporate Governance Committee. Stockholders may also contact the Board of Directors, independent directors, Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee via telephone, electronic mail or the Web, as further described on the Company’s website at www.delmonte.com. The office of the Corporate Secretary reviews electronic mail for spam or misdirected communications.
Code of Ethics
           The Company has adopted Standards of Business Conduct that apply to all officers, directors and employees. The Standards of Business Conduct encompass the Company’s “code of ethics” applicable to its Chief Executive Officer, principal financial officer, and principal accounting officer and controller. The Standards of Business Conduct are available on our website at www.delmonte.com. A printed copy of the Standards of Business Conduct is also available to any stockholder upon written request to the Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. The Company intends to make any required disclosures regarding any amendments of its Standards of Business

Conduct or waivers granted to any of its directors or executive officers on its web site at www.delmonte.com.
Nomination Process
           The Nominating and Corporate Governance Committee of the Board of Directors has adopted a Statement of Policy and Procedures regarding Identifying, Evaluating and Recommending Nominees for Election to the Board of Directors. This Statement, as currently in effect, is attached as Annex D hereto, and the following summary of the Company’s nomination process is qualified in its entirety by reference to the Statement. The Company also maintains the Statement on its website at www.delmonte.com. The Nominating and Corporate Governance Committee retains the right to modify the Statement, including the criteria for evaluating the qualifications of potential nominees for election to the Board of Directors as set forth therein, from time to time.
           The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including strength of character, an inquiring and independent mind, practical wisdom, and mature judgment. The current criteria used by the Nominating and Corporate Governance Committee in evaluating the qualifications of potential nominees for election to the Board of Directors are whether the nominee:

•	recognizes and understands the role of a director;

•	demonstrates judgment, knowledge and competency;

•	manifests confidence and the willingness to be an active participant of the Board and its committees;

•	fosters, or can be expected to foster, communication within the Board and with Company management;

•	has the ability and time to fulfill legal and fiduciary responsibilities, demonstrates no conflicts of interest, and satisfies applicable requirements for “independence;”

•	makes, or can be expected to make, individual expertise available to the Board and CEO;

•	understands, or demonstrates an ability to understand, the Company’s philosophy, strategy, short- and long-term goals and objectives, business and competitors; and

•	maintains standing and reputation in the business, professional and social communities.
           Candidates for director nominees are reviewed in the context of the current composition of the Board. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability. In the case of an incumbent director whose term of office is set to expire, the Nominating and Corporate Governance Committee also reviews such director’s overall service to the Company during his or her term, including the number of meetings attended, participation in and contributions to the deliberations of the Board and its committees, and the benefits of continuity among Board members.
           Based on the foregoing process, the Nominating and Corporate Governance Committee recommended that the Board of Directors nominate Mr. Bruer, Mr. Johnston and Ms. Henderson, each of which is a current director, for election to the Board of Directors at the 2005 Annual Meeting of Stockholders. Mr. Johnston and Ms. Henderson were appointed to the Board of Directors in December 2002 following Del Monte’s acquisition of certain businesses of H.J. Heinz and at that time were designees of H.J. Heinz approved by Del Monte pursuant to the terms of the acquisition. Mr. Bruer was appointed to the Board of Directors in August 1997 following the April 1997 recapitalization of Del Monte led by Texas Pacific Group.
           Additionally, based on the foregoing process, the Nominating and Corporate Governance Committee recommended that the Board of Directors appoint Mr. Lund to the Board in March 2005. Mr. Lund’s appointment filled a vacancy on the Board of Directors that was created when

Mr. William S. Price, III chose not to stand for re-election at the 2004 Annual Meeting of Stockholders. In selecting a suitable candidate for the directorship being vacated by Mr. Price, the Committee began by developing and approving a candidate profile for such candidate, focusing on the Committee’s identified general qualification criteria as well as those needed skills and perspectives identified by the Committee in its most recent annual evaluation of the effectiveness of the Board of Directors and its committees. The candidate profile was presented to and approved by the Board of Directors. The Nominating and Corporate Governance Committee also engaged a third-party executive search firm to assist it in initially identifying candidates that met the criteria set forth in the candidate profile. Mr. Lund was initially identified as a potential candidate by such third-party executive search firm and, in connection with the appointment of Mr. Lund, the Committee paid the executive search firm a fee.
           The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in addition to director candidates nominated by a stockholder in accordance with the Company’s Bylaws. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including its qualification criteria, based on whether the candidate was recommended or nominated by a stockholder or not. Stockholders who wish to recommend candidates for consideration by the Nominating and Corporate Governance Committee may do so by delivering a written recommendation to: Chair of the Governance Committee, P.O. Box 193575, San Francisco, California 94119-3575. The Nominating and Corporate Governance Committee may also be contacted by electronic mail or other methods, as more fully described on the Company’s website at www.delmonte.com. Submissions should include the full name of the proposed candidate, a description of the proposed candidate’s business experience for at least the previous five years, a description of the proposed candidate’s qualifications as a director and a representation that the recommending stockholder is a beneficial or record owner of the Company’s stock.
           Stockholders who wish to nominate (rather than simply recommend) a candidate for election at the Company’s annual meeting must submit such nomination in writing to: Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575. Such written nomination must be received by the Corporate Secretary not less than 90 days nor more than 120 days before the date designated for the applicable annual meeting or, if such annual meeting date is not designated at least 105 days before the annual meeting, then no later than 15 days after the designation of the annual meeting date in accordance with the Company’s Bylaws. A nomination by a Del Monte stockholder must contain the specific information required in Del Monte’s Bylaws, including without limitation, (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if such Regulation 14A were applicable (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such nomination, (iii) the class and number of shares which are beneficially owned by such stockholder on the date of such stockholder’s notice, and (iv) not more than ten days after receipt by the nominating stockholder of a written request from the Corporate Secretary, such additional information as the Corporate Secretary may reasonably require. Del Monte’s current Bylaws can be obtained by sending a written request to the Corporate Secretary; the Bylaws may also be found on the Company’s web site at www.delmonte.com. To date, the Nominating and Corporate Governance Committee has not rejected a timely director nominee recommended by a stockholder or stockholders holding more than five percent of our voting stock.
Audit Committee Financial Expert
           The information regarding the Company’s “audit committee financial expert” set forth in “Board Meetings and Committees — Audit Committee” above is incorporated herein by reference. The Company’s Audit Committee meets the definition of “audit committee” as set forth in Section 3(a)(58)(A) of the Exchange Act.

Proposal 2
Approval of the Amendment and Restatement of the
Del Monte Foods Company 2002 Stock Incentive Plan
           On August 15, 2005, the Board adopted the Del Monte Foods Company 2002 Stock Incentive Plan, as amended and restated effective August 15, 2005, subject to stockholder approval (the “Amended Plan”). The Del Monte Foods Company 2002 Stock Incentive Plan (the “2002 Plan”) was originally adopted by the Board effective December 20, 2002 and was approved by the stockholders. Options and other stock awards granted under the 2002 Plan prior to its amendment and restatement will continue to be subject to the terms and conditions as set forth in the agreements evidencing such options and other awards and the terms of the 2002 Plan prior to its amendment and restatement.
           The total number of shares authorized for grant under the 2002 Plan as currently in effect is (i) 15,400,000 shares of common stock, plus (ii) the number of shares of common stock remaining under any prior plans of the Company, including without limitation any shares of common stock represented by awards granted under any prior plans of the Company which are forfeited, expire or are cancelled without the delivery of shares of common stock or which result in the forfeiture of shares of common stock back to the Company, which amount was 2,091,995 shares as of May 1, 2005. Accordingly, as of May 1, 2005, the total number of authorized shares available for grant under the 2002 Plan was 17,491,995 shares. As of May 1, 2005, eligible employees and non-employee directors held 484,435 restricted stock units, 164,274 deferred stock units, 457,543 performance shares and options to purchase 9,627,872 shares of common stock under the 2002 Plan. Additionally, as of May 1, 2005, 431,689 shares had been issued under the 2002 Plan. Accordingly, as of May 1, 2005, a total of 6,326,182 additional shares were available under the 2002 Plan to be issued in connection with future awards.
           Under the Amended Plan, the total number of shares authorized for grant is 26,165,813. Accordingly, if the Amended Plan is approved by the stockholders, a total of 15,000,000 shares will be available under the Amended Plan to be used in connection with future awards. This reflects a 8,673,818 share increase in the number of shares authorized under the 2002 Plan. Shares of common stock issued pursuant to equity incentives granted under the Amended Plan on or after May 2, 2005 will reduce the Plan’s share reserve by one share (in the case of options and stock appreciation rights with exercise prices at least equal to fair market value of the Company’s common stock on the grant date) and by 1.94 shares (in the case of all other equity incentives granted under the Amended Plan).
           The approval of the Amended Plan will allow the Compensation Committee to continue to grant stock options and a broad array of other equity incentives at levels it determines appropriate. The Company expects that the Compensation Committee will use such equity incentives in order to secure, retain and provide incentives to select Del Monte employees and consultants. Additionally, shares available under the Amended Plan will also be used to compensate our outside directors. The Company’s current compensation of its outside directors is described in greater detail in “Proposal 1 — Election of Directors — Compensation of Directors.”
           Stockholders are requested in this Proposal 2 to approve the Amended Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Amended Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.
           A general description of the Amended Plan is set forth below. However, such description is qualified in its entirety by reference to the full text of the Amended Plan, a copy of which is attached as Annex E to these proxy materials. The following description also notes any key differences between the

Amended Plan and the 2002 Plan as currently in effect (i.e. prior to the August 15, 2005 amendment and restatement).
The Board of Directors Recommends
a Vote in Favor of Proposal 2.
General
           The Amended Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, stock bonus awards and other incentive awards that may involve the issuance of Del Monte’s common stock (collectively, “stock awards”). Incentive stock options granted under the Amended Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified stock options granted under the Amended Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Information” below for a discussion of the tax treatment of stock awards.
Administration
           Pursuant to its terms, the Amended Plan is administered by a committee of the Board (the “Committee”). Unless otherwise determined by the Board, such Committee shall consist solely of two or more directors, each of whom is a “non-employee director” within the meaning of Rule 16b-3 of the Exchange Act and an “outside director” within the meaning of Section 162(m) of the Code. Currently, the Compensation Committee acts as the Committee administering the Amended Plan.
           Subject to the provisions of the Amended Plan, the Committee has the authority to construe and interpret the Amended Plan and the terms of awards granted under the Amended Plan. The Committee also has the authority to delegate some or all of the administration of the Amended Plan to one or more directors or management employees.
           The Committee may accelerate the date on which any option or stand-alone stock appreciation right granted under the Amended Plan vests or becomes exercisable and may extend the term of such stock awards.
Eligibility
           Incentive stock options may be granted under the Amended Plan only to employees (including officers) of Del Monte and its subsidiaries. Employees (including officers) of and consultants to Del Monte and its subsidiaries, and non-employee directors of Del Monte, are eligible to receive all other types of stock awards under the Amended Plan. All of the Company’s approximately 17,500 regular and seasonal employees and consultants are eligible to participate in the Amended Plan. Additionally, all 8 of the Company’s current non-employee directors are eligible to participate in the Amended Plan. In fiscal 2005, the Compensation Committee limited participation in the 2002 Plan to employees at the level of vice president and above and select other senior employees. Accordingly, in fiscal 2005, 103 employees of Del Monte received awards under the 2002 Plan.
           No incentive stock option may be granted under the Amended Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of Del Monte or its subsidiaries, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined on the date of grant, of the shares of common stock with respect to which incentive stock options are exercisable for the first time by a participant during any calendar year (under the Amended Plan and any other plans of Del Monte and its subsidiaries) may not exceed $100,000.
           Under the Amended Plan, no person may be granted stock awards covering more than 1,500,000 shares of common stock during any fiscal year (the “Section 162(m) Limitation”). Prior to the

August 15, 2005 amendment and restatement, the Section 162(m) Limitation under the 2002 Plan was 1,000,000 shares of common stock during any fiscal year.
Stock Subject to the Amended Plan
           A maximum of 26,165,813 shares of common stock are available for issuance under the Amended Plan, which number, as of May 1, 2005, consists of 431,689 shares of common stock issued under the Plan, 10,734,124 shares subject to outstanding incentive awards and 15,000,000 shares available for future incentive award grants. Prior to the August 15, 2005 amendment and restatement, the maximum number of shares of common stock that were available for issuance under the 2002 Plan was equal to the sum of (i) 15,400,000 shares, (ii) any shares available for grant under any prior plan, and (iii) any shares that are represented by awards granted under any prior plan which are forfeited, expire or are canceled without the delivery of shares or which result in the forfeiture of shares back to Del Monte. Shares of common stock issued under the Amended Plan may be either newly issued shares or treasury shares, as determined by the Committee.
           For awards granted on or after May 2, 2005, the number of shares of common stock available for issuance under the Amended Plan shall be reduced (i) by 1 share for each share of common stock issued pursuant to an option or a stock appreciation right with an exercise price of at least the fair market value of a share of common stock on the grant date and (ii) 1.94 shares for each share of common stock issued pursuant to other stock awards. For awards granted prior to May 1, 2005, the number of shares of common stock available for issuance under the Amended Plan shall be reduced by 1 share for each share of common stock issued. Awards that are terminated, forfeited or repurchased shall result in an increase in the share reserve of the Amended Plan corresponding to the reduction originally made in respect of the award. By contrast, prior to the August 15, 2005 amendment and restatement, the number of shares of common stock available for issuance under the 2002 Plan was reduced by 1 share for each share of common stock issued pursuant to any type of stock award. Additionally, prior to the August 15, 2005 amendment and restatement, the 2002 Plan provided that the maximum aggregate amount of stock awards other than options and stock appreciation rights shall not exceed 25% of the maximum number of shares available under 2002 Plan.
           If a stock award granted under the Amended Plan expires or otherwise terminates without being exercised or settled in full, or if any shares of common stock issued pursuant to a stock award are forfeited to or repurchased by Del Monte, including, but not limited to, any repurchase or forfeiture caused by the failure to meet a contingency or condition required for the vesting of such shares, then the shares of common stock not issued under such stock award, or forfeited to or repurchased by Del Monte shall revert to and again become available for issuance under the Amended Plan.
           Shares of common stock shall not be considered to have been issued under the Amended Plan with respect to any portion of a stock award (other than a stock appreciation right that may be settled in shares of common stock or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations shall not again become available for issuance under the Amended Plan. Upon payment in shares of common stock pursuant to the exercise of a stock appreciation right, the number of shares available for issuance under the Amended Plan shall be reduced by the gross number of shares for which such stock award is exercised. If the exercise price of an option is paid by shares of common stock owned by the participant, the number of shares available for issuance under the Amended Plan shall be reduced by the gross number of shares for which the option is exercised. Shares of common stock may be issued pursuant to stock awards in connection with certain corporate acquisitions and mergers, and any such issuance shall not reduce the number of shares of common stock available for issuance under the Amended Plan. By contrast, prior to the August 15, 2005 amendment and restatement, the 2002 Plan provided that (i) any shares that are withheld in satisfaction of tax withholding obligations are not considered to have been issued under the 2002 Plan and become available again for issuance under the 2002 Plan, and (ii) if the exercise price of any option is paid by shares of common stock owned by the participant, only the number of shares issued net of the shares tendered are considered to have been delivered for purposes of determining the maximum number of shares of common stock available for delivery under the 2002 Plan.
           The aggregate maximum number of shares of common stock that may be issued under the Amended Plan pursuant to the exercise of incentive stock options is 26,165,813 shares. Prior to its amendment and restatement, the maximum number of shares that were issuable under the 2002 Plan pursuant to the exercise of incentive stock options was 10,000,000 shares.
           Subject to the overall limitation on the number of shares of Common Stock that may be issued under the Amended Plan, the Committee may, in addition to granting stock awards under the Amended Plan, use available shares of common stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of Del Monte, including those of any entity acquired by Del Monte.
Terms of Options
           Options may be granted under the Amended Plan pursuant to stock option agreements. The following is a description of the permissible terms of options under the Amended Plan. Individual stock option agreements may be more restrictive as to any or all of the permissible terms described below.
           Exercise Price. The exercise price of incentive stock options may not be less than 100% of the fair market value of the stock subject to the option on the date of grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonqualified stock options may not be less than 100% of the fair market value of the stock on the date of grant. By contrast, prior to the August 15, 2005 amendment and restatement, the 2002 Plan provided that the exercise price of nonqualified stock options may not be less than 85% of the fair market value of the stock on the date of grant, except that any nonqualified stock options granted to certain “covered employees” may not be less than 100% of the fair market value of the stock on the date of grant. As of August 11, 2005, the closing price of Del Monte’s common stock as reported on the NYSE was $10.97 per share.
           Consideration. The exercise price of options granted under the Amended Plan must be paid, to the extent permitted by applicable law and at the discretion of the Committee, (i) by cash or check, (ii) pursuant to a broker-assisted cashless exercise, (iii) by delivery of other common stock of Del Monte, or (iv) in any other form of legal consideration acceptable to the Committee.
           Vesting. Options granted under the Amended Plan may become exercisable in cumulative increments, or “vest,” as determined by the Committee and set forth in the applicable option agreement. Vesting typically will occur during the optionholder’s employment with Del Monte or a subsidiary. If an optionholder’s employment is terminated by the optionholder on account of retirement (as defined in the Amended Plan) or, for optionholders who are vice presidents or above upon termination, if the optionholder is terminated by Del Monte or a subsidiary without cause (as defined in the Amended Plan) or if the optionholder terminates his employment for good reason (as defined in the optionholder’s employment contract or the applicable executive severance policy), then the option will vest on a pro rata basis in accordance with Del Monte’s policy in effect at the time of such termination. Moreover, if an optionholder’s employment is terminated on account of death or disability (as defined in the Amended Plan), then all of the shares subject to the option will vest and become exercisable as of the time of such termination. Shares covered by different options granted under the Amended Plan may be subject to different vesting terms. The Committee has the authority to accelerate the time during which an option may vest or be exercised.
           Tax Withholding. To the extent provided by the terms of a stock option agreement, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of the option by a cash payment upon exercise, by authorizing Del Monte to withhold a portion of the stock otherwise issuable to the optionholder or by delivering already-owned common stock of Del Monte.

           Term. The maximum term of options granted under the Amended Plan is 10 years, except that in certain cases (see “Eligibility” above) the maximum term is five years.
           Termination of Employment. In the event that an optionholder’s employment terminates (other than for cause or due to the optionholder’s disability, death or retirement), his or her options may be exercised (to the extent the options were exercisable at the time of the termination of employment) at any time within 90 days following termination. If termination is for cause, options will expire and be canceled upon termination. If termination is due to the optionholder’s retirement (as defined in the Amended Plan), disability (as defined in the Amended Plan) or death, options (to the extent exercisable at the time of termination) may be exercised until the expiration of their original terms. If an optionholder dies within 3 months following an involuntary termination of employment without cause, options may be exercised (to the extent the options were exercisable at the time of the termination of employment) until the expiration of their original terms or, if sooner, for one year after the optionholder’s death. In no event, however, may an option be exercised beyond the expiration of its original term.
           Restrictions on Transfer. Unless provided otherwise in an option agreement, an optionholder may not transfer an option other than by will or by the laws of descent and distribution. During the lifetime of the optionholder, only the optionholder (or the transferee pursuant to a domestic relations order) may exercise an option. An optionholder may also designate a beneficiary who may exercise an option following the optionholder’s death.
Terms of Stock Appreciation Rights
           Stock appreciation rights may be granted under the Amended Plan pursuant to stock appreciation rights agreements, either as a tandem stock appreciation right in connection with an option (a “tandem SAR”) or as a stand-alone stock appreciation right (a “stand-alone SAR”).
           Exercise. Each stock appreciation right is denominated in shares of common stock equivalents. Upon exercise of a stock appreciation right, Del Monte will pay the participant an amount equal to the excess of (i) the aggregate fair market value of Del Monte’s common stock on the date of exercise, over (ii) the exercise price determined by the Committee on the date of grant. The exercise price of a stock appreciation right may not be less than 100% of the fair market value of the stock on the date of grant. By contrast, prior to the August 15, 2005 amendment and restatement, the 2002 Plan did not require any minimum amount for the exercise price of a stock appreciation right.
           Settlement of Awards. The appreciation distribution upon exercise of a stock appreciation right may be paid in cash, shares of Del Monte’s common stock, or a combination of cash and shares, as determined by the Committee.
           Vesting. Stock appreciation rights vest and become exercisable at the rate specified in the stock appreciation right agreement as determined by the Committee. Vesting typically will occur during the participant’s employment with Del Monte or a subsidiary. If a participant’s employment is terminated by the participant on account of retirement (as defined in the Amended Plan) or, for participants who are vice presidents or above upon termination, if the participant is terminated by Del Monte or a subsidiary without cause (as defined in the Amended Plan) or if the participant terminates his employment for good reason (as defined in the participant’s employment contract or the applicable executive severance policy), then the stock appreciation right will vest on a pro rata basis in accordance with Del Monte’s policy in effect at the time of such termination. Moreover, if a participant’s employment is terminated on account of death or disability (as defined in the Amended Plan), then all of the shares subject to the stock appreciation right will vest and become exercisable as of the time of such termination. Shares covered by different stock appreciation rights granted under the Amended Plan may be subject to different vesting terms. The Committee has the authority to accelerate the time during which a stock appreciation right may vest or be exercised.
           Termination of Employment. The exercise of an option, or the cancellation, termination or expiration of an option with respect to a number of shares of common stock will cause the automatic and immediate cancellation of its related tandem SAR to the extent that the number of shares of common stock subject to such option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such tandem SAR. Each stand-alone SAR will be subject to the termination, expiration and cancellation provisions provided in the agreement evidencing the stand-alone SAR.
           Restrictions on Transfer. Stock appreciation rights may be transferred only upon such terms and conditions as determined by the Committee.
Stock Bonus and Other Stock Awards; Cash Awards
           Stock bonus awards may be granted under the Amended Plan pursuant to terms and conditions determined by the Committee at the time of grant. The Committee may also or in the alternative grant other stock awards which are not restricted to any specified form or structure and may include, without limitation, restricted stock, stock purchase warrants, performance units or performance shares. In addition, performance units may be in the form of cash awards that are not tied to the value of Del Monte common stock.
Performance-Based Stock and Cash Awards
           Under the Amended Plan, a stock award or a cash award may be based upon certain service conditions or upon the attainment during a certain period of time of certain performance goals. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Committee. The maximum number of shares of common stock that may be granted to any individual in any fiscal year attributable to such performance-based stock awards may not exceed the Section 162(m) Limitation described above (1,500,000 shares of common stock). The maximum value of performance-based cash awards payable for any one fiscal year to any individual is $2,000,000.
           In granting a performance-based stock award or a performance-based cash award, the Committee will set a period of time (a “performance period”) over which the attainment of one or more goals (“performance goals”) will be measured for the purpose of determining whether the award recipient has a vested right in or to such award. The Committee shall designate in writing not later than 90 days following the beginning of a performance period the target bonus, performance criteria and factors (reflecting targets for such criteria and relative weighting). The Committee may, in its discretion, direct that any performance award be reduced on account of individual performance below the amount calculated on the basis of one or more of the following performance criteria and related factors.
           Performance goals under the Amended Plan shall be determined by the Committee, based on one or more of the following performance criteria: (i) cash flow, (ii) earnings per share, (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin, (xii) return on operating revenue, (xiii) market share, (xiv) earnings before interest, taxes, depreciation, and amortization (EBITDA), and (xv) return on invested capital (ROIC), and (xvi) any other objective and measurable criterion tied Del Monte’s performance. Prior to the August 15, 2005 amendment and restatement, the 2002 Plan did not specifically include return on invested capital (ROIC) as a performance criterion.
           If this Proposal 2 is approved by the stockholders, compensation attributable to performance-based stock awards and performance-based cash awards under the Amended Plan will qualify as performance-based compensation for purposes of Section 162(m) of the Code, provided that: (i) the award is granted by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and (iii) such compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied.

Changes to Capital Structure
           If any change is made to the outstanding shares of Del Monte’s common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of common stock with respect to which the Committee may grant stock awards will be appropriately adjusted by the Committee. In the event of any change in the number of shares of common stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of common stock with respect to which stock awards may be granted as the Committee may deem appropriate.
           Subject to any required action by the stockholders of Del Monte, in the event of any increase or decrease in the number of issued shares of common stock resulting from a subdivision or consolidation of shares of common stock or the payment of a stock dividend (but only on the shares of common stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Del Monte, or change in the capitalization of Del Monte, the Committee will proportionally adjust the number of shares of common stock subject to each outstanding stock award, and the applicable exercise price per share of common stock of each such award to prevent dilution or the enlargement of rights.
Change of Control
           Upon the occurrence of certain events constituting a change of control of Del Monte (as defined in the Amended Plan) (a “Change of Control”), all outstanding awards will vest and become immediately exercisable. The Committee in its discretion will determine whether outstanding awards will vest and become automatically exercisable in the event of a transaction other than a Change of Control. Further, the Committee in its discretion will determine whether any outstanding awards will, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both.
           The acceleration of vesting of a stock or cash award in the event of a Change of Control under the Amended Plan may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of Del Monte.
Duration, Termination and Amendment
           The Board may suspend or terminate the Amended Plan without stockholder approval or ratification at any time. Under the terms of the 2002 Plan, prior to the August 15, 2005 amendment and restatement, no incentive stock options were able to be granted after December 20, 2012. However, under the terms of the Amended Plan, no incentive stock options may be granted after August 14, 2015.
           The Board may amend or modify the Amended Plan at any time. However, no amendment shall be effective unless approved by the stockholders of Del Monte to the extent that the amendment increases the number of shares that may be issued under the Amended Plan. In addition, no amendment, suspension or termination may impair rights and obligations under any stock award granted prior to such action, except with the written consent of the affected participant. By contrast, prior to the August 15, 2005 amendment and restatement, the 2002 Plan did not include any such non-impairment provision.
           Without the approval of Del Monte’s stockholders, no options granted under the Amended Plan will be repriced. For purposes of the Amended Plan, the term “reprice” means lowering the exercise price of previously awarded options, including canceling previously awarded options and regranting them with a lower exercise price.
Federal Income Tax Information

CIRCULAR 230 DISCLAIMER. THE FOLLOWING DISCLAIMER IS PROVIDED IN ACCORDANCE WITH THE INTERNAL REVENUE SERVICE’S CIRCULAR 230 (21 CFR PART 10). THIS FEDERAL INCOME TAX INFORMATION IS NOT

INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY ANY PARTICIPANT IN THE PLAN, FOR THE PURPOSE OF AVOIDING ANY PENALTIES THAT MAY BE IMPOSED ON ANY SUCH PARTICIPANT. THIS FEDERAL INCOME TAX INFORMATION WAS WRITTEN IN CONNECTION WITH THIS PROPOSAL 2. PLAN PARTICIPANTS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

           The following is a summary of the principal United States federal income taxation consequences to employees and Del Monte with respect to participation in the Amended Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.
           Incentive Stock Options. Incentive stock options granted under the Amended Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code. There generally are no federal income tax consequences to the participant or Del Monte by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the participant’s alternative minimum tax liability, if any.
           If a participant holds stock acquired through exercise of an incentive stock option for more than two years from the date on which the option was granted and more than one year after the date the option was exercised for those shares, any gain or loss on a disposition of those shares (a “qualifying disposition”) will be a long-term capital gain or loss. Upon such a qualifying disposition, Del Monte will not be entitled to any income tax deduction.
           Generally, if the participant disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the participant will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the participant’s actual gain, if any, on the purchase and sale. The participant’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.
           To the extent the participant recognizes ordinary income by reason of a disqualifying disposition, generally Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which the disqualifying disposition occurs.
           Nonqualified Stock Options. No taxable income is recognized by a participant upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the purchased shares on the exercise date over the exercise price paid for those shares. Generally, Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.
           Upon disposition of the stock, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
           Stock Appreciation Rights. No taxable income is realized upon the receipt of a stock appreciation right. Upon exercise of the stock appreciation right, the fair market value of the shares received is recognized as ordinary income to the participant in the year of such exercise. Generally, with respect to employees, Del Monte is required to withhold from the payment made on exercise of the stock appreciation right or from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a reporting obligation, Del Monte will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant.

           Stock Bonus Awards. Upon receipt of a stock bonus award, the participant will recognize ordinary income equal to the excess, if any, of the fair market value of the shares on the date of issuance over the purchase price, if any, paid for those shares. Del Monte will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of a tax reporting obligation) to a corresponding income tax deduction in the tax year in which such ordinary income is recognized by the participant.
           However, if the shares issued upon the grant of a stock bonus award are unvested and subject to repurchase by Del Monte in the event of the participant’s termination of service prior to vesting in those shares, the participant will not recognize any taxable income at the time of issuance, but will have to report as ordinary income, as and when Del Monte’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses, over (ii) the purchase price, if any, paid for the shares. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of issuance an amount equal to the excess of (x) the fair market value of the shares on the date of issuance, over (y) the purchase price, if any, paid for such shares. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.
           Upon disposition of the stock acquired upon the receipt of a stock bonus award, the participant will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon issuance (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year.
           Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to awards under the Amended Plan, when combined with all other types of compensation received by a covered employee from Del Monte, may cause this limitation to be exceeded in any particular year.
           Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation if such awards are approved by a compensation committee comprised solely of “outside directors” and the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise or strike price of the award is no less than the fair market value of the stock on the date of grant.
           Compensation attributable to stock bonus awards and cash bonus awards will qualify as performance-based compensation, provided that: (i) the award is approved by a compensation committee comprised solely of “outside directors,” (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, (iii) such compensation committee certifies in writing prior to the granting (or exercisability) of the award that the performance goal has been satisfied, and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount, or formula used to calculate the amount, payable upon attainment of the performance goal).

Fiscal 2005 Awards under the 2002 Stock Plan
           The following table sets forth the incentive awards granted in fiscal 2005 under the 2002 Plan.

					Aggregate
				Number of	Number of
		Number of	Number of	Securities	Securities
	Number of	Securities	Securities	Underlying	Underlying
	Securities	Underlying	Underlying	Director	Awards Granted
	Underlying	Performance	Deferred Stock	Compensation	Under the
Name/ Group	Options Granted	Shares Granted	Units(1)(2)	Issued in Shares(2)	2002 Plan

Richard G. Wolford	881,000	113,988	32,235	—	1,027,223
David L. Meyers	217,300	29,300	—	—	246,600
Todd R. Lachman	200,000	26,500	—	—	226,500
Nils Lommerin	200,000	26,500	23,533	—	250,033
Donald J. Binotto	100,000	13,300	—	—	113,300
Executive Group (i.e. all current executive officers, including the named executive officers)	2,008,300	255,688	71,189	—	2,335,177
Non-Executive Director Group (including former non-executive director)	55,000	—	12,243	9,007	76,250
Non-Executive Officer Employee Group	1,422,800	207,561	2,818	—	1,633,179

(1)	Includes deferred stock units issued to employees in connection with deferrals of bonuses earned under the Del Monte Foods Company Annual Incentive Plan for fiscal 2004. See “Compensation of Executive Officers — Summary Compensation Table”, footnotes 4 and 6.

Also includes deferred stock units issued to directors in connection with deferrals of director compensation.

(2)	Deferred stock units and stock awarded to directors in fiscal 2005 correspond to director compensation for the fourth quarter of fiscal 2004 as well as for the first three quarters of fiscal 2005. See “Proposal 1 — Election of Directors — Compensation of Directors.”
Total Awards Granted under the 2002 Plan
           The following table reflects all awards granted on or prior to May 1, 2005 under the 2002 Plan. From time to time, in accordance with the terms of the awards, some of the awards (or a portion thereof) have been cancelled, expired or exercised. Additionally, stock awards, such as those made to the Company’s non-employee directors as part of their compensation, are not reflected as outstanding awards because they are reflected as issued shares immediately upon grant. Accordingly, the following table does not reflect the number of currently outstanding awards. As of May 1, 2005, eligible employees and non-employee directors held 484,435 restricted stock units, 164,274 deferred stock units, 457,543 performance shares and options to purchase 9,627,872 shares of common stock under the 2002 Plan.

						Aggregate
					Number of	Number of
	Number of	Securities			Securities	Securities
	Securities	Underlying		Securities	Underlying	Underlying
	Underlying	Performance	Securities	Underlying	Director	Awards Granted
	Options	Shares	Underlying	Deferred	Compensation	Under the
Name/ Group	Granted	Granted	RSUs(1)	Stock Units	Issued in Shares	2002 Plan

Richard G. Wolford	2,496,000	113,988	100,970	86,009	—	2,796,967
David L. Meyers	717,300	29,300	23,300	—	—	769,900
Todd R. Lachman	528,150	26,500	39,059	—	—	593,709
Nils Lommerin	535,000	26,500	14,600	23,533	—	599,633
Donald J. Binotto	411,872	13,300	36,587	—	—	461,759
Executive Group (i.e. past and current executive officers, including the named executive officers above)	6,216,722	255,688	267,916	165,195	—	6,905,521
Non-Executive Director Group (including former non-executive director)	215,000	—	—	31,626	40,411	287,037
Non-Executive Officer Employee Group	4,996,992	207,561	467,405	16,278	—	5,688,236

(1)	Includes performance accelerated restricted stock units granted in fiscal 2004.

Proposal 3
Ratification of Appointment of Independent Auditors
           The Audit Committee of the Board of Directors has selected KPMG LLP as the Company’s independent auditors for the fiscal year ending April 30, 2006, and the Board of Directors has directed that management submit the appointment of independent auditors for ratification by the stockholders at the annual meeting. KPMG LLP served as Del Monte’s independent auditors in fiscal 2005 and fiscal 2004 and is an independent registered public accounting firm. A representative of KPMG LLP is expected to be present at the annual meeting. He or she will have an opportunity to make a statement at the annual meeting and will be available to respond to appropriate questions.
           Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the appointment of KPMG LLP as the Company’s independent auditors. However, the Audit Committee of the Board of Directors recommended, and the Board of Directors is, submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time if they determine that such a change would be in the best interests of the Company and its stockholders.
           The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the appointment of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether the appointment of KPMG LLP as the Company’s independent auditors has been ratified.
Auditors’ Fees
Audit Fees
           With respect to the fiscal year ended May 1, 2005, the aggregate fees billed by KPMG LLP for the audit of the Company’s financial statements and internal controls over financial reporting for such fiscal year, for the review of the Company’s interim financial statements, for the review of and assistance with documents filed with the Securities and Exchange Commission, for an audit relating to a transaction undertaken by the Company, and for the statutory and U.S. GAAP audits of foreign subsidiaries were $2,548,280.
           With respect to the fiscal year ended May 2, 2004, the aggregate fees billed by KPMG LLP for the audit of the Company’s financial statements for such fiscal year, for the review of the Company’s interim financial statements, for the review of and assistance with documents filed with the Securities and Exchange Commission, for audits relating to transactions undertaken by the Company, and for the statutory audits of foreign subsidiaries were $1,500,900, which includes $50,000 billed in December 2004.
Audit-Related Fees
           With respect to the fiscal year ended May 1, 2005, the aggregate fees billed by KPMG LLP for audit-related services, which services related to employee benefit plan audits, were $155,290.
           With respect to the fiscal year ended May 2, 2004, the aggregate fees billed by KPMG LLP for audit-related services, which services related to employee benefit plan audits, were $122,000.
Tax Fees
           With respect to the fiscal year ended May 1, 2005, the aggregate fees billed by KPMG LLP for tax compliance were $19,700. Such services generally involved assistance in preparing, reviewing or filing various tax-related filings required in foreign jurisdictions and did not involve tax planning assistance.

           With respect to the fiscal year ended May 2, 2004, the aggregate fees billed by KPMG LLP for tax compliance were $12,800. Such services generally involved assistance in preparing, reviewing or filing various tax-related filings required in foreign jurisdictions and did not involve tax planning assistance.
All Other Fees
           With respect to the fiscal year ended May 1, 2005, there were no fees billed by KPMG LLP for services except as already described above.
           With respect to the fiscal year ended May 2, 2004, there were no fees billed by KPMG LLP for services except as already described above.
           All fees described above were approved by the Audit Committee as required by applicable SEC rules. The Audit Committee determined that the non-audit services provided by KPMG LLP during the fiscal year ended May 1, 2005 were compatible with maintaining the independence of KPMG LLP.
Policies and Procedures Relating to Approval of Services by Auditors
           The Audit Committee has adopted policies and procedures for the approval in advance, or “pre-approval,” of audit and non-audit services rendered by our independent auditors, KPMG LLP. Pursuant to the Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services, to the extent particular services may be identifiable prior to or at the beginning of the Company’s fiscal year, the Audit Committee encourages management to submit proposals regarding such services prior to or at the beginning of such year. In connection with approving such annually identifiable services, the Audit Committee reviews a brief description of each such service as well as an estimate of the expected fees associated with each such service. As necessary, other services are handled on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service, generally based on a description of the proposed service and an estimate of the expected fees associated with such service. To ensure prompt handling of matters between meetings of the Audit Committee, authority to approve services between Audit Committee meetings has been delegated to the Chair of the Audit Committee, provided that the expected fees for each service approved by the Chair does not exceed $50,000 and that the aggregate expected fees for all services so approved from one meeting of the Audit Committee to the next does not exceed $150,000. The Chair must report all services approved under this delegated authority to the Audit Committee at its next scheduled meeting. A copy of the Statement of Policy and Procedures regarding Pre-Approval of Engagements for Audit and Non-Audit Services is included herewith as Annex A.
The Board of Directors Recommends
a Vote in Favor of Proposal 3.

Ownership of Del Monte Foods Company Common Stock
           The following table sets forth information regarding beneficial ownership of Del Monte common stock as of August 4, 2005, the most recent practicable date, (1) by each person or entity who is known by Del Monte to own beneficially more than 5% of Del Monte common stock; (2) by each of Del Monte’s directors; (3) by each of the named executive officers of Del Monte identified in the table set forth under the heading “Compensation of Executive Officers — Summary Compensation Table” and (4) by all of Del Monte’s executive officers and directors as a group. Information with respect to beneficial ownership has been furnished in part through information filed with the Securities and Exchange Commission.

	Shares Beneficially Owned(a)

Name and Address of Beneficial Owner(b)	Number		Percent(c)

Atlantic Investment Management	15,222,900	(d)	7.6%
750 Lexington Avenue 16th Floor
New York, NY 10022
Samuel H. Armacost	34,019	(e)	*
Timothy G. Bruer	46,827	(f)	*
Mary R. Henderson	36,405	(g)	*
Gerald E. Johnston	29,019	(h)	*
Victor L. Lund	840	(i)
Terence D. Martin	29,019	(j)	*
Joe L. Morgan	29,019	(k)	*
David R. Williams	70,163	(l)	*
Richard G. Wolford	2,160,166	(m)	1.1%
David L. Meyers	711,911	(n)	*
Todd R. Lachman	185,317	(o)	*
Nils Lommerin	248,295	(p)	*
Donald J. Binotto	179,041	(q)	*
All executive officers and directors as a group (17 persons)	4,246,098	(r)	2.1%

*	Less than 1%.

(a)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of Del Monte common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

(b)	The address of each person named in the table, unless otherwise indicated, is Del Monte Foods Company, One Market @ The Landmark, San Francisco, California 94105.

(c)	Calculated based on 199,292,741 shares of Del Monte common stock outstanding on August 4, 2005. Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to each person who possesses, either solely or shared with others the power to vote or dispose of those securities. These rules also treat as outstanding all shares of capital stock that a person would receive upon issuance of stock with respect to deferred stock units and exercise of stock options held by that person that are immediately exercisable or exercisable within 60 days of the determination date, which in our case is August 4, 2005. These shares are deemed to be outstanding and to be beneficially owned by the person holding those options for the purpose of computing the number of shares beneficially owned and the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(d)	Represents 3,638,950 shares beneficially owned by AJR International Master Fund, Ltd., 1,818,610 shares beneficially owned by Quest Capital Partners, LP, 4,403,360 shares beneficially owned by Cambrian Master Fund, Ltd., 1,808,950 shares beneficially owned by Cambrian Partners, LP, 3,541,030 shares held in several managed accounts, and 6,000 shares beneficially owned by Atlantic Investment Management, Inc.’s 401K/ Profit Sharing Plan. Atlantic Investment Management serves as the investment advisor of the foregoing parties and the managed accounts and has sole voting and dispositive power over all shares beneficially owned by such parties or held in the managed accounts.

(e)	Includes 6,900 deferred stock units and 2,119 shares of Del Monte common stock received in payment of directors’ fees and options to purchase 20,000 shares exercisable within 60 days of August 4, 2005.

(f)	Includes 9,019 shares of Del Monte common stock received in payment of directors’ fees and options to purchase 37,808 shares exercisable within 60 days of August 4, 2005.

(g)	Includes 14,286 deferred stock units and 2,119 shares of Del Monte common stock received in payment of directors’ fees and options to purchase 20,000 shares exercisable within 60 days of August 4, 2005.

(h)	Includes 6,900 deferred stock units and 2,119 shares of Del Monte common stock received in payment of directors’ fees and options to purchase 20,000 shares exercisable within 60 days of August 4, 2005.

(i)	Includes 840 deferred stock units.

(j)	Includes 6,900 deferred stock units and 2,119 shares of Del Monte common stock received in payment of directors’ fees and options to purchase 20,000 shares exercisable within 60 days of August 4, 2005.

(k)	Includes 9,019 shares of Del Monte common stock received in payment of directors’ fees and options to purchase 20,000 shares exercisable within 60 days of August 4, 2005.

(l)	Includes 9,019 shares of Del Monte common stock received in payment of directors’ fees and options to purchase 20,000 shares exercisable within 60 days of August 4, 2005.

(m)	Includes 77,606 deferred stock units and options to purchase 2,011,821 shares exercisable within 60 days of August 4, 2005.

(n)	Includes options to purchase 664,026 shares exercisable within 60 days of August 4, 2005.

(o)	Includes options to purchase 165,650 shares exercisable and 8,153 restricted stock units vesting within 60 days of August 4, 2005.

(p)	Includes 20,395 deferred stock units and options to purchase 142,500 shares exercisable within 60 days of August 4, 2005.

(q)	Includes options to purchase 150,929 shares exercisable and 8,296 restricted stock units vesting within 60 days of August 4, 2005.

(r)	Includes 145,834 deferred stock units and options to purchase 3,746,207 shares exercisable within 60 days of August 4, 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
           Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

           To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended May 1, 2005, all Section 16(a) filing requirements applicable to Del Monte’s executive officers, directors and greater than ten percent beneficial owners were complied with, except that a filing by each of Messrs. Lommerin, Potter, Smith and Wolford was filed late with respect to 23,533 shares, 6,654 shares, 8,767 shares and 32,235 shares, respectively, of deferred stock units issued on July 1, 2004. Such deferred stock units were issued under the Del Monte Foods Company 2002 Stock Incentive Plan in connection with the deferral under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan by each of Messrs. Lommerin, Potter, Smith and Wolford of their bonuses under the Del Monte Foods Company Annual Incentive Plan with respect to fiscal 2004. Each of Messrs. Lommerin, Potter and Wolford are current executive officers of the Company. Mr. Wesley J. Smith was an executive officer of the Company prior to his retirement in July 2004.

Executive Officers
           The following table sets forth the name, age and positions, as of July 1, 2005, of individuals who are current executive officers of Del Monte Foods Company. To the Company’s knowledge, there are no family relationships between any director or executive officer and any other director or executive officer of the Company. These individuals hold the same positions with Del Monte Corporation, the Company’s wholly-owned subsidiary. Executive officers serve at the discretion of the Company’s Board of Directors. Additionally, executive officers may be elected to the Board of Directors. Mr. Wolford currently serves as the Chairman of the Board of Directors.

Name	Age	Positions

Richard G. Wolford	60	Chairman of the Board, President and Chief Executive Officer; Director
David L. Meyers	59	Executive Vice President, Administration and Chief Financial Officer
Timothy A. Cole	48	Executive Vice President, Sales
Todd R. Lachman	42	Executive Vice President, Del Monte Foods
Nils Lommerin	40	Executive Vice President, Operations
Donald J. Binotto	50	Senior Vice President, Operations and Supply Chain
Richard L. French	48	Senior Vice President, Chief Accounting Officer and Controller
Thomas E. Gibbons	57	Senior Vice President and Treasurer
James G. Potter	47	Senior Vice President, General Counsel and Secretary
           Richard G. Wolford, Chairman of the Board, President and Chief Executive Officer; Director. Mr. Wolford joined Del Monte as Chief Executive Officer and a Director in April 1997. He was elected President of Del Monte in February 1998 and was elected Chairman of the Board of Directors of Del Monte Foods Company in May 2000. From 1967 to 1987, he held a variety of positions at Dole Foods, including President of Dole Packaged Foods from 1982 to 1987. From 1988 to 1996, he was Chief Executive Officer of HK Acquisition Corp. where he developed food industry investments with venture capital investors.
           David L. Meyers, Executive Vice President, Administration and Chief Financial Officer. Mr. Meyers joined Del Monte in 1989. He was elected Chief Financial Officer of Del Monte in December 1992 and served as a member of the Board of Directors of Del Monte Foods Company from January 1994 until consummation of Del Monte’s recapitalization in 1997. Prior to joining Del Monte, Mr. Meyers held a variety of financial and accounting positions with RJR Nabisco (1987 to 1989), Nabisco Brands USA (1983 to 1987) and Standard Brands, Inc. (1973 to 1983).
           Timothy A. Cole, Executive Vice President, Sales. Mr. Cole joined Del Monte in September 2004. From 1979 to September 2004, Mr. Cole held a variety of positions with The Quaker Oats Company, now a unit of PepsiCo., Inc., where he became Vice President of National Accounts for the United States.
           Todd R. Lachman, Executive Vice President, Del Monte Foods. Mr. Lachman was appointed Executive Vice President, Del Monte Foods in July 2004. He joined Del Monte from Heinz in December 2002 as Managing Director, Pet Products. Mr. Lachman joined Heinz in April 2000, where he most recently served as its Managing Director, Pet Products. Prior to joining Heinz, Mr. Lachman was with Procter & Gamble in brand management from 1991 to 2000.
           Nils Lommerin, Executive Vice President, Operations. Mr. Lommerin was appointed Executive Vice President, Operations in July 2004. He joined Del Monte in March 2003 as Executive Vice President, Human Resources. From March 1999 to July 2002, he was with Oxford Health Plans, Inc., where he most recently served as Executive Vice President, Operations and Corporate Services. From November 1991 to February 1999, Mr. Lommerin held a variety of senior Human Resources positions with PepsiCo, Inc.
           Donald J. Binotto, Senior Vice President, Operations and Supply Chain. Mr. Binotto was appointed Senior Vice President, Operations and Supply Chain in July 2004. He joined Del Monte from Heinz in December 2002 as Managing Director, StarKist Seafood and subsequently became Managing Director, StarKist Brands. Mr. Binotto has been Managing Director, StarKist Foods, Inc., since May 2000. Since he joined Heinz in 1981, Mr. Binotto has worked at Heinz World Headquarters, StarKist Foods, Inc. and Heinz Pet Products in a variety of roles.
           Richard L. French, Senior Vice President, Chief Accounting Officer and Controller. Mr. French joined Del Monte in 1980 and was elected to his current position in May 1998. Mr. French was Vice President and Chief Accounting Officer of Del Monte from August 1993 through May 1998 and has held a variety of positions within Del Monte’s financial organization.
           Thomas E. Gibbons, Senior Vice President and Treasurer. Mr. Gibbons joined Del Monte in 1969 and was elected to his current position in February 1995. He was elected Vice President and Treasurer of Del Monte in January 1990. Mr. Gibbons’ prior experience also includes a variety of positions within Del Monte’s and RJR Nabisco’s tax and financial organizations.
           James G. Potter, Senior Vice President, General Counsel and Secretary. Mr. Potter joined Del Monte in October 2001 and was elected to his current position in September 2002. From December 1997 to December 2000, he was Executive Vice President, General Counsel and Secretary of Provident Mutual Life Insurance Company. From 1989 to November 1997, Mr. Potter was the Chief Legal Officer of The Prudential Bank and Trust Company and The Prudential Savings Bank, subsidiaries of The Prudential Insurance Company of America.

Compensation of Executive Officers
Summary Compensation Table
           The following table sets forth compensation paid by Del Monte for fiscal 2005, 2004, 2003, and 2002 to the individual serving as its Chief Executive Officer during fiscal 2005 and to each of the four other most highly compensated executive officers of Del Monte as of the end of fiscal 2005, such five officers being collectively referred to herein as the “named executive officers.”

					Long-Term
					Compensation Awards

		Annual Compensation				Securities
					Restricted	Underlying
	Fiscal			Other Annual	Stock	Option/SAR	All Other
Name and Principal Position(1)	Year(2)	Salary(3)	Bonus(4)	Comp(5)	Awards(6)	Awards(7)	Comp(8)

Richard G. Wolford	2005	$939,113	$—	$25,039	$64,599	881,000	$7,881
Chairman of the Board,	2004	810,000	870,750	21,851	937,575	865,000	14,800
President and Chief Executive	2003	615,417	904,000	15,317	24,608	950,000	15,157
Officer	2002	738,500	977,774	19,076	28,244	200,000	16,989
David L. Meyers	2005	470,413	—	6,703	—	217,300	6,665
Executive Vice President,	2004	415,000	291,400	6,152	205,739	200,000	11,338
Administration and	2003	316,667	279,100	5,452	—	420,000	8,337
Chief Financial Officer	2002	380,000	299,300	6,383	—	120,000	11,353
Todd R. Lachman(9)	2005	425,531	336,000	22,199	—	200,000	532,908
Executive Vice President,	2004	305,000	171,300	10,674	128,918	125,000	13,016
Del Monte Foods	2003	99,375	95,848	23,815	—	160,719	10,979
Nils Lommerin(10)	2005	424,130	—	2,795	47,164	200,000	52,341
Executive Vice President,	2004	300,000	190,700	—	128,918	125,000	143,921
Operations	2003	43,269	21,600	—	—	210,000	27,987
Donald J. Binotto(11)	2005	346,698	324,000	23,163	—	100,000	27,250
Senior Vice President,	2004	273,000	167,700	12,843	103,311	100,000	26,549
Operations and Supply Chain	2003	97,482	68,615	1,949	—	135,719	18,388

(1)	Reflects each named executive officer’s principal position as of the end of Del Monte’s 2005 fiscal year.

(2)	On December 20, 2002, the Company acquired certain businesses of H.J. Heinz Company, including Heinz’s U.S. and Canadian pet food, North American tuna and retail private label soup, and U.S. infant feeding businesses (the “Acquired Businesses”). The acquisition was completed pursuant to a Separation Agreement, dated as of June 12, 2002 between Heinz and SKF Foods Inc., previously a wholly-owned direct subsidiary of Heinz, and an Agreement and Plan of Merger, dated as of June 12, 2002, by and among the Company, Heinz, SKF Foods Inc. and Del Monte Corporation, a wholly-owned direct subsidiary of the Company (“DMC”). SKF Foods Inc. was formed by Heinz on June 11, 2002 for the purpose of engaging in the transactions contemplated by the Merger Agreement and Separation Agreement. Under the terms of the Merger Agreement and Separation Agreement, (i) Heinz transferred the Acquired Businesses to SKF Foods Inc. and distributed all of the issued and outstanding shares of SKF Foods Inc.’s common stock on a pro-rata basis to the holders of record of the outstanding common stock of Heinz on December 19, 2002, and (ii) on December 20, 2002, DMC merged with and into SKF Foods Inc., with SKF Foods Inc. being the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). SKF Foods Inc. has changed its name to Del Monte Corporation.

In connection with the Merger, Del Monte changed its fiscal year end from June 30 to the Sunday closest to the end of April. Accordingly, for purposes of information included in this proxy statement, Del Monte’s 2003 fiscal year covered the ten-month period from July 1, 2002 to April 27, 2003. However, because the Merger is accounted for as a reverse acquisition, the historical financial statements of the Acquired Businesses constitute the historical financial statements of Del Monte. Accordingly, for purposes of such financial statements, Del Monte’s 2003 fiscal year covered the twelve-month period from May 2, 2002 to April 27, 2003.

(3)	Reflects actual base earnings for the fiscal year specified.

For fiscal 2005, includes the cash perquisite allowances paid to the named executive officers by the Company as set forth below. In fiscal 2005, the Company significantly reduced its in-kind perquisites and began paying a cash allowance directly to executive officers and other members of senior management. The Company does not consider cash perquisite allowances as eligible salary for purposes of the Del Monte Foods Company Annual Incentive Plan or similar plans.

		Cash Perquisite
Name	Fiscal Year	Allowance

Richard G. Wolford	2005	$35,780
David L. Meyers	2005	32,080
Todd R. Lachman	2005	34,698
Nils Lommerin	2005	34,547
Donald J. Binotto	2005	34,698

(4)	No bonuses were paid under the Del Monte Foods Company Annual Incentive Plan with respect to fiscal 2005.

In accordance with the terms of the Merger, Messrs. Lachman and Binotto were entitled to receive $336,000 and $324,000, respectively, if they remained employed by the Company until June 30, 2004. In accordance with the terms of the Merger, Heinz reimbursed the Company for approximately 33% of such payment amounts.

Includes amounts deferred by Messrs. Wolford and Lommerin pursuant to the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan and accordingly converted into deferred stock units. Such amounts and related deferred stock units (excluding the deferred stock units issued with respect to the Del Monte 25% matching contribution which are reported in footnote 6 below) are as follows:

			Deferred Stock
		Deferred	Units Issued
Name	Fiscal Year	Amount($)	(Shares)

Richard G. Wolford	2005	$—	—
	2004	261,225	25,788
	2003	180,800	20,045
	2002	97,777	9,147
Nils Lommerin	2005	—	—
	2004	190,700	18,826

(5)	Includes the following amounts:

				Amounts credited
		Amounts deferred	Amounts paid	under the Del Monte
		under the Del Monte	under the Del Monte	Employees
		Corporation	Corporation	Retirement
		Additional	Additional	and Savings
Name	Fiscal Year	Benefits Plan	Benefits Plan	Excess Plan(a)

Richard G. Wolford	2005	$25,039	$—	$—
	2004	21,851	—	—
	2003	15,317	—	—
	2002	19,076	—	—
David L. Meyers	2005	—	6,703	—
	2004	—	6,152	—
	2003	—	5,452	—
	2002	—	6,383	—
Todd R. Lachman	2005	—	—	22,199
	2004	—	—	10,674
	2003	—	—	1,104
Nils Lommerin	2005	2,795	—	—
	2004	—	—	—
Donald J. Binotto	2005	—	—	23,163
	2004	—	—	12,843
	2003	—	—	1,949

(a) Amounts credited for months prior to January 2004 were credited to the H.J. Heinz Employees Retirement and Excess Plan.

Although beginning in fiscal 2005, in-kind perquisites were largely replaced by the perquisite cash allowance described in footnote 3, certain in-kind perquisites such as on-site parking, personal automobile insurance and umbrella liability insurance were provided in fiscal 2005. Except with respect to Mr. Lachman in fiscal 2003, because such perquisites and other personal benefits provided to each named executive officer did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for such named executive officer, amounts relating to such perquisites and other personal benefits have been excluded from the compensation table in accordance with applicable SEC rules. In fiscal 2003, $4,870 was paid for financial planning and $10,813 was paid for club membership on Mr. Lachman’s behalf. In fiscal 2003, Mr. Lachman also received a tax gross-up payment of $7,028 in connection with such perquisites.

(6)	For fiscal 2004, includes the dollar value of performance accelerated restricted stock units granted in fiscal 2004 under the Del Monte Foods Company 2002 Stock Incentive Plan. See “Employment and Other Arrangements — Plans and Policies — Stock Incentive Plans — The 2002 Plan” for a description of the vesting schedule of these performance accelerated restricted stock units. The dollar value of such performance accelerated restricted stock units has been calculated in accordance with applicable SEC rules as follows:

		Performance	Closing Market
		Accelerated	Price of
		Restricted	Del Monte Stock
		Stock Units	on the Date of
		Issued	Grant of such	Dollar Value
Name	Fiscal Year	(PARS)	PARS	of PARS

Richard G. Wolford	2004	100,970	$8.83	$891,565
David L. Meyers	2004	23,300	8.83	205,739
Todd R. Lachman	2004	14,600	8.83	128,918
Nils Lommerin	2004	14,600	8.83	128,918
Donald J. Binotto	2004	11,700	8.83	103,311

For fiscal years 2005, 2004, 2003 and 2002, also includes the dollar value of deferred stock units issued with respect to the Del Monte 25% matching contribution under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan in connection with Messrs. Wolford and Lommerin’s deferral of bonus amounts as described in footnote 4 above. A bonus earned under the Del Monte Foods Company Annual Incentive Plan with respect to a particular fiscal year is paid in the subsequent fiscal year and accordingly any deferral of such bonus amount and any related company matching contribution under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan occurs during such subsequent fiscal year. Accordingly, any matching contribution with respect to such deferred amount is reported in the compensation table for the subsequent fiscal year. For example, although Mr. Wolford did not earn a bonus under the Del Monte Foods Company Annual Incentive Plan for fiscal 2005, he did earn a bonus under the Plan for fiscal 2004 and deferred such amount. Such deferred amount and related deferred stock units (excluding the deferred stock units issued with respect to the matching contribution) are reported in footnote 4 with respect to fiscal 2004, but the deferred stock units issued pursuant to the Del Monte 25% matching contribution under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan are reported here with respect to fiscal 2005. The deferred stock units issued pursuant to the Del Monte 25% matching contribution under the Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan vest in equal annual installments over a three-year period. The dollar value of such deferred stock units has been calculated in accordance with applicable SEC rules as follows:

				Dollar Value of
		Deferred Stock Units		Deferred Stock Units
		Issued with respect to		Issued with respect to
		the Del Monte 25%	Closing Market	the Del Monte 25%
		Matching Contribution	Price of	Matching Contribution
		under the Del Monte	Del Monte Stock	under the Del Monte
		Corporation Annual	on the Date of	Corporation Annual
		Incentive Plan (AIP)	Grant of such	Incentive Plan (AIP)
		Deferred	Deferred Stock	Deferred
Name	Fiscal Year	Compensation Plan	Units	Compensation Plan

Richard G. Wolford	2005	6,447	$10.02	$64,599
	2004	5,012	9.18	46,010
	2003	2,287	10.76	24,608
	2002	3,457	8.17	28,244
Nils Lommerin	2005	4,707	10.02	47,164

The aggregate number of vested and unvested deferred stock units (excluding deferred stock units described in footnote 4 above) and restricted stock units held by each of the named executive officers as of the end of fiscal 2005 and the aggregate value of such holdings, based on the closing market price of Del Monte common stock on the last business day of such fiscal year, which was $10.43, is as follows: Mr. Wolford — 118,173 deferred stock units and restricted stock units for a dollar value of $1,232,544; Mr. Meyers — 23,300 restricted stock units for a dollar value of $243,019; Mr. Lachman — 22,753 restricted stock units for a dollar value of $237,314; Mr. Lommerin — 19,307 deferred stock units and restricted stock units for a dollar value of $201,372; Mr. Binotto — 19,995 restricted stock units for a dollar value of $208,548. Does not include performance shares granted in fiscal 2005. See “Compensation of Executive Officers — Long Term Incentive Plan Awards in Fiscal Year 2005.”

(7)	In September 2004, the Compensation Committee approved stock appreciation rights (SARs) for the Company’s executive officers. In December 2004, in light of uncertainty regarding the tax impact of SARs on the Company’s employees in the wake of the American Jobs Creation Act of 2004, the Compensation Committee elected to convert these SARs into stock options. Because such options cover the same underlying shares of common stock as the SARs from which they were converted, such underlying shares are only reported once in the compensation table.

(8)	For Mr. Lachman in fiscal 2005, includes a $300,000 payment made by the Company and approved by the Compensation Committee to assist Mr. Lachman with his purchase of a home following his relocation at the request of the Company from Pittsburgh, Pennsylvania to San Francisco, California. Also reflects for Mr. Lachman in fiscal 2005, payment for additional relocation expenses of $204,081 and payment of related tax obligations of $10,236 incurred in fiscal 2005 due to relocation.

For Mr. Lommerin, includes relocation expenses of $24,927 and payment of related tax obligations of $19,388 incurred in fiscal 2005, relocation expenses of $119,412 and payment of related tax obligations of $23,325 incurred in fiscal 2004, and relocation expenses of $17,150 and payment of related tax obligations of $10,817 incurred in fiscal 2003.

For Mr. Binotto, includes payments for mortgage differential of $5,323 in fiscal 2005, $9,315 in fiscal 2004 and $4,491 in fiscal 2003.

Also includes the following amounts:

			Company
		Company	Retirement
		Matching	Contribution
		Contribution	Pursuant to the	Company Paid
		Pursuant to the	Del Monte	Term Life
		Del Monte	Savings Plan	Insurance
Name	Fiscal Year	Savings Plan(a)	(“CCA”)(a)	Premiums

Richard G. Wolford	2005	$5,417	$—	$2,464
	2004	6,000	—	8,800
	2003	6,000	—	9,157
	2002	6,000	—	10,989
David L. Meyers	2005	5,423	—	1,242
	2004	6,825	—	4,513
	2003	3,625	—	4,712
	2002	5,699	—	5,654
Todd R. Lachman	2005	6,642	10,792	1,157
	2004	4,932	7,730	354
	2003	4,117	6,862	—
Nils Lommerin	2005	6,869	—	1,157
	2004	750	—	434
	2003	—	—	20
Donald J. Binotto	2005	6,670	14,335	922
	2004	5,255	11,672	307
	2003	3,474	10,423	—

(a)	For calendar year 2003, salaried employees who were former Heinz employees participated in the H.J. Heinz Company Employees Retirement and Savings Plan and, for calendar year 2004, participated in the Del Monte Savings Plan. Company Retirement Contributions are based on age for a percentage of compensation and are referred to as CCA or Retirement Contributions. No Company Retirement Contributions were made with respect to calendar year 2005. For a description of the Del Monte Savings Plan, see “Employment and Other Arrangements — Plans and Policies — Del Monte Retirement Programs — Qualified Retirement Plans.”

(9)	Mr. Lachman began his employment with Del Monte on December 20, 2002 in connection with the Merger.

(10)	Mr. Lommerin was hired by Del Monte on March 10, 2003.

(11)	Mr. Binotto began his employment with Del Monte on December 20, 2002 in connection with the Merger.

Option Grants in Fiscal Year 2005
           The following table sets forth the options granted to the named executive officers for fiscal 2005.

						Potential Realizable Value
	Individual Grants					at Assumed Annual Rates
						of Stock Price
	Number of		Percent of Total			Appreciation for Option
	Securities		Options Granted to			Term(2)
	Underlying Options		Employees in	Exercise Price	Expiration
Name	Granted		Fiscal Year	(Per Share)	Date	5%	10%

Richard G. Wolford	881,000	(1)	46.2%	$10.59	9/22/2014	$5,867,455	$14,869,282
David L. Meyers	217,300	(1)	11.4%	10.59	9/22/2014	1,447,217	3,667,531
Todd R. Lachman	200,000	(1)	10.5%	10.59	9/22/2014	1,331,999	3,375,547
Nils Lommerin	200,000	(1)	10.5%	10.59	9/22/2014	1,331,999	3,375,547
Donald J. Binotto	100,000	(1)	5.2%	10.59	9/22/2014	665,999	1,687,773

(1)	Such options were issued in connection with the conversion of certain stock appreciation rights.

On September 22, 2004, the Compensation Committee of the Del Monte Foods Company Board of Directors approved the grant of stock appreciation rights settled in stock (SARs) under the Del Monte Foods Company 2002 Stock Incentive Plan (the “2002 Plan”) for Company vice presidents and above, as well as other key employees. Each of the Company’s current named executive officers received a grant. The SARs consisted of the right to receive shares of common stock of the Company, $0.01 par value per share (the “Common Stock”), in an amount whose Fair Market Value (as defined in the Plan) would be equal, with respect to the number of shares granted, to the excess of (i) Fair Market Value of Common Stock on the date or dates upon which the SAR, or any portion thereof, was converted into Common Stock, over (ii) the Conversion Price. The conversion price of the SARs was equal to 100% of fair market value of the Company’s common stock on the date of grant. Additionally, the SARs vested over four years (25% per year) and expired ten years after the date of grant.

On December 7, 2004, in light of the enactment of The American Jobs Creation Act of 2004 and other considerations and in accordance with and pursuant to the terms of the revised form Stand-Alone Stock Appreciation Right Agreement, the Compensation Committee converted all of the SARs granted on September 22, 2004 into stock options. The vesting and expiration terms of any such substituted option are the same as the SARs grant (25% per year over four years measured from September 22, 2004). The exercise price of any such substituted option is equal to the Conversion Price (which was equal to the fair market value of the Company’s Common Stock on September 22, 2004).

Please see “Employment and Other Arrangements — Plans and Policies — Stock Incentive Plans” for a description of the 2002 Plan as currently in effect. Please see “Proposal 2 — Amendment and Restatement of the Del Monte Foods Company 2002 Stock Incentive Plan” for a description of proposed amendments to the 2002 Plan.

(2)	Potential realizable values are computed by (1) multiplying the number of shares of common stock subject to a given option by the per share price of our common stock on the date of grant, (2) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option and (3) subtracting from that result the aggregate option exercise price. The 5% and 10% annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of Del Monte common stock.

Aggregated Option Exercises in Fiscal Year 2005 and Fiscal Year-End Option Values
           The following table sets forth the aggregate option exercises by each of the named executive officers for fiscal 2005, the number of shares of Del Monte common stock subject to exercisable and unexercisable options held by each of the named executive officers as of May 1, 2005 and the related value of such options as of April 29, 2005, the last business day of fiscal 2005.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options at
	Shares		Options at May 1, 2005		May 1, 2005(1)
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard G. Wolford	—	$—	1,525,321	2,429,750	$4,507,952	$3,730,437
David L. Meyers	—	—	529,701	757,300	1,537,462	1,384,500
Todd R. Lachman	—	—	73,681	454,469	118,827	640,913
Nils Lommerin	—	—	61,250	473,750	138,262	700,387
Donald J. Binotto	3,573	14,756	90,210	318,089	125,576	533,476

(1)	Based on the $10.43 per share closing price of Del Monte common stock on April 29, 2005, the last business day of fiscal 2005, less the exercise price payable for the shares underlying the options.
Long Term Incentive Plan Awards in Fiscal Year 2005
           The following table reflects performance shares awarded under the Del Monte Foods Company 2002 Stock Incentive Plan to the named executive officers during fiscal 2005.
           The performance shares are subject to vesting based on the achievement of certain performance criteria. If the performance criteria are not met, the performance shares are forfeited. Vesting of the performance shares is based on the Company’s achievement of certain return-on-invested-capital or ROIC targets. If the ROIC target for the fiscal year ending April 29, 2007 (fiscal 2007) is met, then 25% of the performance shares will vest on the first day after the Company files its Form 10-K for such fiscal year; if such target is not met, then such 25% are forfeited. If the ROIC target for the fiscal year ending April 27, 2008 (fiscal 2008) is met, then 25% of the performance shares will vest on the first day after the Company files its Form 10-K for such fiscal year; if such target is not met, then such 25% are forfeited. If the ROIC target for the fiscal year ending May 3, 2009 (fiscal 2009) is met, then the remaining 50% of the performance shares will vest on the first day after the Company files its Form 10-K for such fiscal year; if such target is not met, then such 50% are forfeited. The vesting of the performance shares shall be accelerated to include cumulatively the next level(s) of vesting commensurate with the level of ROIC target achieved. For example, if the ROIC target for fiscal 2008 is achieved for fiscal 2007, then 50% of such shares will vest on the fiscal 2007 measurement date.

		Closing Market Price of
	Number of	Del Monte Common
	Shares Subject	Stock on the
Name	to Award	Date of Award(1)

Richard G. Wolford	88,200	$11.62
	25,788	10.70
David L. Meyers	29,300	11.62
Todd R. Lachman	26,500	11.62
Nils Lommerin	26,500	11.62
Donald J. Binotto	13,300	11.62

(1)	Mr. Wolford’s 25,788 performance shares were granted on March 30, 2005. All other performance shares awarded during fiscal 2005 were granted on January 20, 2005. Performance shares were awarded to Company vice presidents and above, as well as other key employees. However, the foregoing table only reflects performance shares awarded to the named executive officers.

Employment and Other Arrangements
Plans and Policies
           The named executive officers are eligible to participate in the plans described below. Additional plans of Del Monte are described in our Annual Report on Form 10-K for the fiscal year ended May 1, 2005.
Del Monte Foods Company Annual Incentive Plan
           The Del Monte Foods Company Annual Incentive Plan (the “Annual Incentive Plan”) provides annual cash bonuses to certain management employees, including the named executive officers. The target bonus for each eligible employee is based on a percentage of such employee’s Fiscal Year Earnings. Actual payment amounts are based on Del Monte’s achievement of corporate and business unit objectives (“Corporate Financial Objectives” and “Business Unit Objectives”) and individual performance objectives (“Individual Objectives/ Management By Objectives” (“MBOs”)) at fiscal year end.
           Corporate Financial Objectives and Business Unit Objectives are based on pre-established financial performance goals set forth in writing at the beginning of each Plan Year (as defined below) by the Compensation Committee. The Compensation Committee also will select target amounts, the specific relevant performance criteria and the weight to be afforded each criterion. As set forth in the Annual Incentive Plan, the relevant performance criteria may include (either individually or in combination, applied to Del Monte as a whole or individual units of the Company, and measured either absolutely or relative to a designated group of comparable companies): (i) cash flow, (ii) earnings per share, (iii) earnings before interest, taxes, depreciation, and amortization (EBITDA), (iv) return on equity, (v) total stockholder return, (vi) return on capital, (vii) return on assets or net assets, (viii) revenue, (ix) income or net income, (x) operating income or net operating income, (xi) operating profit or net operating profit, (xii) operating margin, (xiii) return on operating revenue, (xiv) market share, and (xv) any other objective and measurable criteria tied to Del Monte’s performance. All of the components set forth above must be established in writing by the Compensation Committee no later than ninety (90) days after the start of each Plan Year. The “Plan Year” for the Annual Incentive Plan is Del Monte’s fiscal year.
           The Individual Objectives/ MBO performance measure, by contrast, is based on the achievement of individual performance goals, which in turn may or may not be based on the foregoing fifteen business criteria. If the Individual Objectives/ MBOs are not based on those business criteria, the portion of the incentive award based on Individual Objectives/ MBOs will not be performance-based compensation for purposes of Internal Revenue Code 162(m).
           The table below sets forth the target percentage of Fiscal Year Earnings established for each named executive officer with respect to the 2005 fiscal year, the dollar value of such target bonus amount, the percentage of Fiscal Year Earnings awarded, and the dollar amount of the award. No payment was made from the Annual Incentive Program for the 2005 fiscal year.

	Targeted	Dollar	Percentage
Name	Percentage	Value	Awarded	Bonus Awarded

Richard G. Wolford	110%	$1,045,000	0%	$0
David L. Meyers	70	315,000	0	0
Nils Lommerin	70	297,500	0	0
Todd R. Lachman	70	297,500	0	0
Donald J. Binotto	62.5	203,125	0	0
Del Monte Corporation AIP Deferred Compensation Plan
           The Del Monte Corporation Annual Incentive Plan (AIP) Deferred Compensation Plan (the “AIP Deferred Compensation Plan”) was established on October 14, 1999 and amended on July 1, 2004,

under which certain employees at certain salary grades who are designated by the Chief Executive Officer are eligible to participate. Eligible employees may elect in advance to defer from 5% to 100% of their annual incentive award paid under the Annual Incentive Plan. Del Monte provides a matching contribution of up to 25% of the employee’s deferral amount. Eligible employees were first able to make such elections with respect to their awards for fiscal 2001. The employee deferral and the Del Monte match are converted to deferred stock units at the fair market value of Del Monte common stock on the day the annual incentive awards are otherwise paid. The employee deferrals are always 100% vested. Del Monte’s matching contribution vests in equal installments over three years. In the event of a “Change in Control” (as defined in the plan), a participant will become 100% vested in Del Monte’s matching contribution. When distribution is made, the deferred stock units corresponding to the employee’s deferral amount and any vested Del Monte matching contribution will be paid out in the form of Del Monte common stock. At retirement, having attained at least age 55 with 10 years of service, the employee is paid in a lump sum or installments over not more than 15 years, as elected at the commencement of the deferral. Upon other termination of employment or death, a lump sum is paid. If employment terminates due to disability, the employee is paid a lump sum or installments over not more than 15 years, as elected at commencement of the deferral. Payments on account of unforeseen financial emergencies prior to termination of employment are permitted. The deferred stock units issued under the AIP Deferred Compensation Plan, as well as the ultimate issuance of any Del Monte common stock, are granted under the 2002 Plan, as described below.
           The AIP Deferred Compensation Plan is intended to be administered in accordance with the American Jobs Creation Act of 2004 (“AJCA”) and Del Monte intends to amend the plan documents by the deadline for AJCA compliance under current guidance, December 31, 2005.
           For fiscal 2005, the following named executive officers elected to defer their annual incentive award under the Annual Incentive Plan pursuant to the AIP Deferred Compensation Plan.

	Percentage of
	Incentive Award		Deferred Stock
Name	Deferred	Dollar Value	Units Issued

Richard G. Wolford	20%	$0	0
Nils Lommerin	100	0	0
Donald J. Binotto	25	0	0
Stock Purchase Plan
           The Del Monte Foods Company Employee Stock Purchase Plan was approved on August 4, 1997 and amended on November 4, 1997. A total of 957,710 shares of Del Monte common stock were reserved for issuance and 454,146 shares of Del Monte common stock have been purchased by and issued to eligible employees under this plan, of which 184,069 of these shares are held by persons who were employees as of May 1, 2005. Del Monte does not anticipate granting any additional shares under this plan.
Stock Incentive Plans
           The 1997 Plan. The Del Monte Foods Company 1997 Stock Incentive Plan was approved on August 4, 1997 and amended on November 4, 1997 and October 14, 1999 (the “1997 Plan”). Under the 1997 Plan, grants of incentive stock options and non-qualified stock options representing 1,821,181 shares of Del Monte common stock were reserved to be issued to key employees. The options were granted at an exercise price equal to the fair market value of the shares at the time of grant. The term of any option may not be more than ten years from the date of its grant. The 1997 Plan includes two different vesting schedules. The first provides for annual vesting in equal installments over five years and the second provides for monthly vesting in equal installments over four years. Options outstanding under the 1997 Plan will automatically vest and become immediately exercisable in connection with a “Change of Control” (as defined in the 1997 Plan). Additionally, in the event of a termination of employment due to death or Permanent Disability (as defined in the 1997 Plan), options shall remain exercisable until the expiration of one (1) year after such termination, but only to the extent that such options were exercisable at the time of such termination. Options to purchase 1,736,520 shares were granted under the 1997 Plan. As of May 1, 2005, options to purchase 764,443 shares of Del Monte common stock were held by eligible employees under the 1997 Plan. No additional shares are available to be granted under this plan.
           The Non-Employee Director and Independent Contractor Plan. On August 4, 1997, the Company also adopted the Del Monte Foods Company Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan (amended on November 4, 1997, October 14, 1999 and August 24, 2000). In connection with this plan, grants of non-qualified stock options representing 223,828 shares of common stock were able to be made to certain non-employee directors and independent contractors of the Company. The term of any option may not be more than ten years from the date of its grant and options generally vest over a four-year period. As of May 1, 2005, an eligible non-employee director held options to purchase 22,500 shares of common stock under this plan. Pursuant to the terms of the plan, options to purchase 201,328 shares under this plan have expired. No additional shares are available to be granted under this plan.
           The 1998 Plan. The Del Monte Foods Company 1998 Stock Incentive Plan (the “1998 Plan”) was adopted initially by the Board of Directors on April 24, 1998, was modified by the Board of Directors on September 23, 1998, and was approved by Del Monte stockholders on October 28, 1998. Further amendments were made on October 14, 1999 and August 24, 2000 and approved by Del Monte stockholders on November 15, 2000. Under the 1998 Plan, grants of incentive and non-qualified stock options (“Options”), stock appreciation rights (“SARs”) and stock bonuses (together with Options and SARs, the “1998 Incentive Awards”) representing up to 6,065,687 shares of Del Monte common stock were reserved to be issued to certain employees, non-employee directors and consultants of Del Monte. Initially, 3,195,687 shares of Del Monte common stock were reserved for issuance under the 1998 Plan and Del Monte stockholders approved a proposal to reserve an additional 2,870,000 shares of Del Monte common stock for issuance under the plan on November 15, 2000. Any shares of Del Monte common stock subject to awards granted under any prior plan which are forfeited, expired or canceled were also eligible for issuance under the 1998 Plan. The options were granted at an exercise price equal to the fair market value of the shares at the time of grant. The term of any 1998 Incentive Award may not be more than ten years from the date of its grant. Options generally vest over four years. 1998 Incentive Awards outstanding under the 1998 Plan will automatically vest and become immediately exercisable in connection with a “Change of Control” (as defined in the 1998 Plan). Additionally, in the event of a termination of employment due to death or Disability (as defined in the 1998 Plan), 1998 Incentive Awards shall remain exercisable until the expiration of one (1) year after such termination, but only to the extent that such 1998 Incentive Awards were exercisable at the time of such termination. As of May 1, 2005, options to purchase 3,463,259 shares of Del Monte common stock were held by participants under the 1998 Plan. No additional shares are available to be granted under this plan.
           The 2002 Plan. The Del Monte Foods Company 2002 Stock Incentive Plan (the “2002 Plan”) was adopted by the Board of Directors on October 11, 2002 and approved by the stockholders on December 19, 2002, effective December 20, 2002. The 2002 Plan provides for the grant of Options, SARs, stock bonuses and other stock-based compensation, including performance units or shares (together with Options, SARs and stock bonuses, the “2002 Incentive Awards”) representing up to 15,400,000 shares of common stock plus shares of common stock remaining under any prior plans of the Company, including without limitation any shares of common stock represented by awards granted under any prior plans of the Company which are forfeited, expire or are cancelled without the delivery of shares of common stock or which result in the forfeiture of shares of common stock back to the Company, which amount was 2,091,995 shares as of May 1, 2005. The options are granted at an exercise price equal to the fair market value of the shares at the time of grant. The term of any Option or SAR may not be more than ten years from the date of its grant. Subject to certain limitations, the Compensation Committee of the Board of Directors has authority to grant 2002 Incentive Awards under the 2002 Plan and to set the terms of any 2002 Incentive Awards. Grants may be made to certain employees, non-employees directors and independent contractors. Options for eligible employees generally vest over four years; initial option grants for non-employee directors generally vest over three years; and annual options for non-employee directors generally vest immediately. Restricted stock units generally vest over three years; however, certain performance accelerated restricted stock units granted in fiscal 2004 vest at the end of fiscal 2008, subject to earlier vesting at the end of fiscal 2006 or fiscal 2007 if certain targets are met. The performance share awards granted in fiscal 2005 are subject to vesting based on the achievement of certain performance criteria. If the performance criteria are not met, the performance shares are forfeited. Vesting of the performance shares is based on the Company’s achievement of certain return-on-invested-capital or ROIC targets. If the ROIC target for the fiscal year ending April 29, 2007 (fiscal 2007) is met, then 25% of the performance shares will vest on the first day after the Company files its Form 10-K for such fiscal year; if such target is not met, then such 25% are forfeited. If the ROIC target for the fiscal year ending April 27, 2008 (fiscal 2008) is met, then 25% of the performance shares will vest on the first day after the Company files its Form 10-K for such fiscal year; if such target is not met, then such 25% are forfeited. If the ROIC target for the fiscal year ending May 3, 2009 (fiscal 2009) is met, then the remaining 50% of the performance shares will vest on the first day after the Company files its Form 10-K for such fiscal year; if such target is not met, then such 50% are forfeited. The vesting of the performance shares shall be accelerated to include cumulatively the next level(s) of vesting commensurate with the level of ROIC target achieved. For example, if the ROIC target for fiscal 2008 is achieved for fiscal 2007, then 50% of such shares will vest on the fiscal 2007 measurement date. Incentive Awards outstanding under the 2002 Plan will automatically vest and become immediately exercisable in connection with a “Change of Control” (as defined in the 2002 Plan). Additionally, upon death or Disability (as defined in the 2002 Plan), 2002 Incentive Awards automatically vest and become immediately exercisable until the expiration of the original term of the 2002 Incentive Award. If termination of employment is due to retirement, 2002 Incentive Awards shall remain exercisable until the expiration of the original term of the 2002 Incentive Award, but only to the extent that such 2002 Incentive Awards were exercisable at the time of such termination. If the 2002 Plan participant dies within three months following an involuntary termination without Cause (as defined in the 2002 Plan), then 2002 Incentive Awards granted to such participant shall remain exercisable until the expiration of the original term of the 2002 Incentive Award, or, if sooner, one year from the participant’s death. As of May 1, 2005, eligible employees and non-employee directors held 484,435 restricted stock units, 457,543 performance shares, 164,274 deferred stock units and options to purchase 9,627,872 shares of common stock under the 2002 Plan, and 6,326,182 additional shares were available under the 2002 Plan to be issued in connection with future awards.
           See “Proposal 2 — Approval of the Amendment and Restatement of the Del Monte Foods Company 2002 Stock Incentive Plan” regarding proposed amendments to the 2002 Plan. Vesting of incentive awards under the 1997 Plan, 1998 Plan and 2002 Plan may be affected in the event an employee retires, is terminated without cause or resigns for good reason; provided that, in the case of termination without cause or resignation for good reason, the employee must be at the level of vice president or higher at the time of such termination or resignation. See “Employment and Other Arrangements — Plans and Policies — Severance Policy” and “Employment and Other Arrangements — Employment Agreements.”

Equity Compensation Plan Information
           The following table sets forth information on Del Monte’s equity compensation plans. All equity compensation plans have been approved by Del Monte stockholders.

As of May 1, 2005

Number of Securities
Remaining Available for
	Number of				Future Issuance under
	Securities to be Issued		Weighted-Average		Equity Compensation
	upon Exercise of		Exercise Price of		Plans (Excluding
	Outstanding Options,		Outstanding Options,		Securities Reflected
	Warrants and Rights		Warrants and Rights		in Column (a))
Plan Category	Column (a)		Column (b)		Column (c)

Equity compensation plans approved by security holders	14,984,326	(1)	$8.93	(2)	6,326,182	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	14,984,326		$8.93		6,326,182

(1)	This includes 484,435 restricted stock units, 457,543 performance shares, 164,274 deferred stock units, and 13,878,074 options to purchase shares outstanding under the Del Monte Foods Company 1997 Stock Incentive Plan (the “1997 Plan”), the Non-Employee Director and Independent Contractor Plan, the Del Monte Foods Company 1998 Stock Incentive Plan (the “1998 Plan”) and the Del Monte Foods Company 2002 Stock Incentive Plan (the “2002 Plan”).

(2)	This weighted exercise price does not include outstanding performance shares, restricted or deferred stock units. The remaining weighted term of these options is 7.23 years.

(3)	All of these shares remain available for future grants of awards under the 2002 Plan. As of May 1, 2005, 431,689 shares had been issued under the 2002 Plan. The 2002 Plan, as currently in effect, provides that the maximum aggregate amount of Incentive Awards other than Options, Tandem SARs and Stand Alone SARs shall not exceed 25% of the maximum number of shares available under the Plan.

If the stockholders approve the amendment and restatement of the 2002 Plan, the total shares available for future grants of awards will be 15,000,000. Additionally, the 25% maximum described above will no longer apply. Instead, under the 2002 Plan, as amended effective August 15, 2005, shares of common stock issued pursuant to equity incentives granted on or after May 2, 2005 will reduce the Plan’s share reserve by one share (in the case of options and stock appreciation rights with exercise prices at least equal to fair market value of the Company’s common stock on the grant date) and by 1.94 shares (in the case of all other equity incentives granted under the Amended Plan). See “Proposal 2 — Approval of the Amendment and Restatement of the Del Monte Foods Company 2002 Stock Incentive Plan.”
Del Monte Retirement Programs

Qualified Retirement Plans
           Del Monte Corporation Retirement Plan for Salaried Employees. The Del Monte Corporation Retirement Plan for Salaried Employees (the “Del Monte Corporation Retirement Plan”), which became effective as of January 1, 1990, is a non-contributory, cash balance defined benefit retirement plan covering salaried employees of Del Monte. Credits are made monthly to each participant’s Personal Retirement Account (“PRA”) consisting of a percentage of that month’s eligible compensation (compensation credit), plus interest (interest credit) on the participant’s account balance. A participant is fully vested upon completion of five years of service.

           Monthly compensation includes base salary and Annual Incentive Plan bonuses that are not deferred, but does not include any other incentive compensation. Prior to January 1, 2005, the compensation credits for the PRA were determined in accordance with the following schedule:

	All Monthly	Monthly Compensation
Participant Age	Compensation	Above Social Security Wage Base

Below age 35	4.0%	3.0%
35 but below 45	5.0%	3.0%
45 but below 55	6.0%	3.0%
55 and over	7.0%	3.0%
           The calculation of compensation credits under the PRA was changed to the following schedule for all active participants on and after January 1, 2005:

Percentage of
Participant Age	Monthly Compensation

Below 30	3.0%
30 but below 35	4.0%
35 but below 40	5.0%
40 but below 45	6.0%
45 but below 50	8.0%
50 but below 55	10.0%
55 but below 60	11.0%
60 but below 65	12.0%
Age 65 and over	13.0%
           The Del Monte Corporation Retirement Plan was amended effective January 1, 1998 to change the interest credit from 110% of the interest rate published by the Pension Benefit Guaranty Corporation (“PBGC”) to the yield on the 12-month Treasury Bill rate plus 1.5%. In addition, the factors for annuity conversions were changed from specific Del Monte factors to factors based on 30-year Treasury Bond yields and an IRS specified mortality table. The Del Monte Corporation Retirement Plan was further amended effective June 1, 2001 to replace the 12-month Treasury Bill index with the 6-month Treasury Bill index.
           A participant’s annual age 65 annuity benefit will be the greater of an annuity based on (1) the PRA credit balance as of December 31, 1997 increased by interest credits (and not compensation credits) of 110% of the December 31, 1997 PBGC rate divided by 8.2 or (2) the PRA credit balance at the time of retirement using an annuity factor based on 30-year Treasury Bond yields or the rate specified by the IRS for use where the 30-year bond rate would otherwise apply and an IRS specified mortality table. Alternatively, a participant at retirement or other termination of employment may elect a lump sum distribution of his or her PRA account balance or alternate annuity forms.
           Del Monte Savings Plan. The Del Monte Savings Plan, which became effective January 1, 1990, is a defined contribution 401(k) form of plan covering eligible regular, full-time, and part-time salaried employees. Such employees may contribute, through payroll deductions, up to 20% of compensation, as defined in the plan, in any combination of pre-tax and after-tax contributions and, for employees age 50 and over, may contribute up to the legal limit for catch-up contributions. Del Monte matches 50% of a participant’s pre-tax contributions (excluding any pre-tax catch-up contributions) on elections to defer up to 6% of eligible compensation.

           During calendar year 2004, participants in the Del Monte Savings Plan who were former Heinz employees also had credited to their plan accounts a percentage of eligible compensation based on age, referred to as a “Retirement Contribution.” These percentages, as set forth in the schedule below, were the same Company Contribution Account (“CCA”) percentages those salaried participants received from the Company while participants in the H. J. Heinz Company Employees Retirement and Savings Plan after the Merger but before January 1, 2004. Such salaried participants’ CCA accounts were transferred to the Del Monte Savings Plan in calendar 2004 as a result of the December 20, 2002 merger with Heinz.

Percentage of
Participant Age	Monthly Contribution

Below Age 30	1.5%
30 but below 35	3.0%
35 but below 40	5.0%
40 but below 45	7.0%
45 but below 50	9.0%
50 but below 55	11.0%
55 but below 60	12.0%
60 and over	13.0%
           The Del Monte Savings Plan was amended, effective January 1, 2005, to cease future Retirement Contributions. Instead, these salaried participants of the former Heinz business units became eligible to participate in the Del Monte Corporation Retirement Plan, as described above. Effective December 31, 2004, each active Del Monte employee who was a former Heinz employee became 100% vested in his or her Retirement Contribution/ CCA account in the Del Monte Savings Plan.

Nonqualified Retirement Plans
           Del Monte Corporation Additional Benefits Plan. On December 16, 2004, the Board of Directors approved the merger as of January 1, 2005 of the Del Monte Corporation Additional Benefits Plan and the Del Monte Corporation Supplemental Benefits Plan into a single plan called the Del Monte Corporation Additional Benefits Plan, which provides the same benefits as the original plans. The January 1, 2005 Del Monte Corporation Additional Benefits Plan is a “top hat” and “excess” benefit plan designed to provide supplemental benefits equal to certain benefits that the Del Monte Corporation Retirement Plan cannot pay on account of Internal Revenue Code (“IRC”) limits under Sections 401(a)(17) and 415 and to provide supplemental matching contributions that the Del Monte Savings Plan cannot pay due to such IRC limits. Supplemental benefits based on the PRA are paid in a lump sum at retirement or termination while benefits that supplement Del Monte Corporation Retirement Plan benefits based on any final average pay formula are paid as annuities. Supplemental matching contributions are paid in a lump sum in the calendar year after the IRC limitation would have been applied, or if the participant elects before the beginning of that calendar year, are deferred, with earnings, until termination of employment and then paid in a lump sum. Benefits are nonqualified deferred compensation, unfunded and paid from the general assets of Del Monte. In addition, for Mr. Meyers, the Additional Benefits Plan will also supplement his other Del Monte retirement benefits by a benefit that for any period when he is paid severance will treat that period as active employee service and that severance pay as active employee compensation under the Del Monte Corporation Retirement Plan.
           Del Monte Employees Retirement & Savings Excess Plan. The Del Monte Employees Retirement & Savings Excess Plan was established, effective December 20, 2002, as a successor plan to the H.J. Heinz Company Employees Retirement & Savings Excess Plan. This “top hat” and “excess” plan is designed to provide supplemental benefits equal to those that the Del Monte Savings Plan and, before calendar year 2004, the H. J. Heinz Company Employees Retirement and Savings Plan, could not pay as Retirement Contributions/ CCA contributions on account of the IRC limits described above. Effective December 31, 2004, each active Del Monte employee became vested in his or her Retirement Contribution/ CCA account. Effective January 1, 2005 no additional supplemental benefits will be credited to this plan because no further Retirement Contributions/ CCA will be made to the Del Monte Savings Plan. Benefits are paid in a lump sum upon termination of employment or death. Benefits are nonqualified deferred compensation, unfunded and paid from the general assets of Del Monte.
           Del Monte Corporation Supplemental Executive Retirement Plan. The Del Monte Corporation Supplemental Executive Retirement Plan (“SERP”) was established effective December 20, 2002 for named legacy Heinz employees, as required under the terms of the merger agreement with Heinz (“Heinz Participants”). Effective as of January 1, 2005, the SERP was amended and restated to also include all employees at the level of vice president or above who are not otherwise Heinz Participants (“Del Monte Participants”). Messrs. Wolford, Meyers and Lommerin are Del Monte Participants and Messrs. Lachman and Binotto are Heinz Participants.
           The SERP benefit is a lump sum amount paid to the participant after taking into account all other retirement benefits payable to the participant. The SERP benefit is determined first as a gross lump sum benefit equal to a multiple (1 to 5), based on years of service (including Heinz service) as shown below, of final average compensation (which, for purposes of the SERP, is the average of the highest 5 years of compensation out of the last 10 years). The SERP benefit is then reduced on an actuarial equivalent basis by any benefits payable to the participant under Del Monte’s qualified and other nonqualified plans and, for the Heinz Participants as applicable, a qualified plan of H. J. Heinz Company. Notwithstanding the foregoing, the SERP benefit is not reduced by benefits based on employee contributions. The resulting net benefit is the SERP lump sum benefit. If the participant dies while actively employed but after qualifying for a SERP benefit, a benefit of 85% of the SERP benefit is paid to a designated beneficiary. The multiples of final average compensation, in five year increments, are noted below:

Multiple of Final
Years of Service(1)	Average Compensation

Less than 5 years	0
5 years	1.0
10 years	2.0
15 years	3.0
20 years	3.5
25 years	4.0
30 years	4.5
35 years	5.0 Maximum

(1)	For ease of presentation, years of service and the corresponding multiple of final average compensation are presented in the table above in five-year increments. However, between five years of service and thirty-five years of service, the applicable multiple of final average compensation increases in one-year increments.
           A participant qualifies for a SERP benefit upon attaining age 55 and at least 5 years of service, although Del Monte Participants must also terminate employment after December 20, 2007. A participant will also qualify for a SERP benefit in any event if a Change of Control (as defined in the 2002 Plan) occurs and the participant is terminated within 2 years of the Change of Control. A SERP benefit is paid in a lump sum following termination of employment. Termination for cause (as defined in the SERP) results in complete forfeiture of SERP benefits.
           The SERP is a “top hat” nonqualified defined benefit plan. Benefits are nonqualified deferred compensation, unfunded and paid from the general assets of Del Monte.

Retirement Benefits for Named Executive Officers
           Set forth below are the estimated annual benefits payable at age 65 under the Del Monte Corporation Retirement Plan and the Del Monte Corporation Additional Benefits Plan for the named executive officers. Amounts in the following table are calculated based on the formulas described above. Such amounts are not subject to offset for any Social Security benefits or other amounts. Executives may elect either annuity forms or a lump sum distribution from the qualified plan; however, benefits from the Additional Benefits Plan are paid in a lump sum if such benefits are calculated based on the PRA or in annuity form if calculated based on final average compensation.

		Assumed increase in		Assumed increase in
		Compensation of 0%(1)		Compensation of 5%(2)

		Estimated	Estimated	Estimated	Estimated
	Year	Annual Annuity	Lump Sum	Annual Annuity	Lump Sum
	Attaining	Retirement	Retirement	Retirement	Retirement
Participant(3)	Age 65	Benefit(4)	Benefit	Benefit(4)	Benefit

Richard G. Wolford	2010	$212,156	$2,305,231	$227,551	$2,472,507
David L. Meyers	2011	174,560	1,896,720	182,798	1,986,238
Todd R. Lachman	2029	186,915	2,030,964	352,215	3,827,074
Nils Lommerin	2031	209,623	2,277,704	401,197	4,359,297
Donald J. Binotto	2020	78,022	847,771	119,869	1,302,466

(1)	Assumes no increase in annual salary or Annual Incentive Plan award.

(2)	Assumes a 5% increase in annual salary and for the Annual Incentive Plan award.

(3)	Mr. Lommerin will become vested in the Del Monte Corporation Retirement Plan on March 10, 2008. The other named executive officers are vested in the Del Monte Corporation Retirement Plan.

(4)	Assumes an interest credit rate of 4% for PRA until age 65.

SERP Benefits for Named Executive Officers
           Set forth below are the estimated annual benefits payable at age 65 under the Del Monte Corporation Supplemental Executive Retirement Plan (SERP) for the named executive officers. Amounts in the following table are calculated based on the schedule described above. The form of SERP benefit is a lump sum payment. As set forth under the description of the SERP above, the SERP benefit is reduced on an actuarial equivalent basis by any benefits payable to the named executive officer under Del Monte’s qualified and other nonqualified plans and, for Mr. Lachman and Mr. Binotto who are Heinz Participants, a qualified plan of H.J. Heinz Company. Notwithstanding the foregoing, the SERP benefit is not reduced by benefits based on employee contributions.

	Assumed Increase in			Assumed Increase in
	Compensation of 0%(1)			Compensation of 5%(2)

		Estimated			Estimated
	Estimated	Offset from	Estimated	Estimated	Offset from	Estimated
	Gross SERP	Qualified/Non-	Net SERP	Gross SERP	Qualified/Non-	Net SERP
Participant(3)	Benefit	Qualified(4)	Benefit	Benefit	Qualified(4)	Benefit

Richard G. Wolford	$4,257,640	$2,305,231	$1,952,409	$4,705,960	$2,472,507	$2,233,453
David L. Meyers	3,590,000	1,896,720	1,693,280	4,152,000	1,986,238	2,183,762
Todd R. Lachman	2,564,090	2,531,380	32,710	7,160,475	4,327,490	2,832,985
Nils Lommerin	2,437,190	2,277,704	159,486	7,370,689	4,359,297	3,011,392
Donald J. Binotto	2,398,500	1,912,597	485,903	4,369,691	2,367,292	2,002,399

(1)	Assumes no increase in annual salary or Annual Incentive Plan award.

(2)	Assumes a 5% increase in annual salary and for the Annual Incentive Plan award.

(3)	Mr. Wolford and Mr. Meyers will become vested in the “SERP” on December 20, 2007; Mr. Lachman on April 24, 2018; Mr. Lommerin on November 5, 2019; and Mr. Binotto on January 3, 2010. Such vesting is subject to acceleration in connection with a Change of Control as set forth above in the description of the Del Monte Supplemental Executive Retirement Plan.

(4)	The estimated offset reflects the lump sum amounts from the Del Monte Corporation Retirement Plan and the Del Monte Corporation Additional Benefits Plan, as set forth in the prior table. For Mr. Lachman, the estimated offset also includes $500,416, the lump sum amount for Mr. Lachman’s Retirement Contribution/ CCA, calculated at an assumed interest rate of 6% until age 65. For Mr. Binotto, the estimated offset also includes $870,700, the lump sum amount for Mr. Binotto’s Retirement Contribution/ CCA, calculated at an assumed interest rate of 6% until age 65; and $194,125, the lump sum amount associated with the annuity amount Mr. Binotto will receive under an H.J. Heinz benefit plan called the Employees’ Retirement System of H.J. Heinz Company for Salaried Employees (referred to as “Plan A”). For purposes of this table, the Plan A annuity amount has been converted into a lump sum amount using a variety of factors, including an interest rate of 6% and the Revenue Ruling 2001-62 mortality table.
Severance Policy
           The Compensation Committee has approved a non-Change of Control and Change of Control severance policy for senior Del Monte employees at the vice president level and higher whose employment is not subject to an employment agreement with the Company (the “Severance Policy”). Generally, the Severance Policy provides salary and target bonus continuation benefits for such employees who are terminated without cause (or who resign for good reason) at the following levels: (1) Chief Executive Officer — two times base salary and target bonus, paid in equal installments over 18 months, (2) Executive Vice President and Senior Vice President — one and one-half times base salary and target bonus, paid in equal installments over 18 months, and (3) other vice presidents — annual base salary and target bonus, paid in equal installments over 12 months. In addition, such employees would receive continuation of medical benefits during the salary continuation period, a pro-rata target bonus payment and pro-rata vesting of outstanding long-term incentive awards. For such employees terminated without cause (or who resign for good reason) within twenty four months after a Change of Control (as defined in the 2002 Plan), the salary and target bonus continuation benefits described above shall be paid in a lump sum within thirty days of termination at the following levels: (1) Chief Executive Officer — 2.99 times base salary and target bonus, (2) Executive Vice President and Senior Vice President — two (2) times base salary and target bonus, and (3) other vice presidents — one and one-half times base salary and target bonus. In addition, all participants would receive a full tax gross-up for such lump sum payments, subject to certain restrictions, and medical benefit continuation for up to 18 months. Such employees would also receive reimbursement for any legal fees incurred by them in order to enforce the Change of Control trigger of severance benefits. For purposes of the severance policy, “cause” and “good reason” have substantially the same meaning as set forth in the Lachman Employment Agreement.
American Jobs Creation Act
           The American Jobs Creation Act of 2004 (“AJCA”) added Internal Revenue Code Section 409A (“409A”) which made significant changes to deferred compensation arrangements effective as of January 1, 2005. Under current guidance, deferred compensation arrangements can be amended until December 31, 2005 to comply with 409A. Del Monte’s plans are intended to comply with the AJCA and Del Monte may amend any deferred compensation arrangement by the deadline for AJCA compliance for the purpose of complying with the AJCA, particularly after additional guidance has been issued by the Internal Revenue Service (“IRS”) which the IRS has indicated shall occur at the end of the summer.
Employment Agreements
           During fiscal 2005, Del Monte entered into new employment agreements or employment agreement amendments with each of the named executive officers. The following summaries of the material provisions of the employment agreement and related amendments with Mr. Wolford (the “Wolford Employment Agreement”), the employment agreement with Mr. Meyers (the “Meyers Employment Agreement”), the employment agreement with Mr. Lachman (the “Lachman Employment Agreement”), the employment agreement with Mr. Lommerin (the “Lommerin Employment Agreement”), and the employment agreement with Mr. Binotto (the “Binotto Employment Agreement”) do not purport to be complete and are qualified in their entirety by reference to these agreements, which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended May 1, 2005.
           The effect of the AJCA on the employment agreements with the named executive officers is under review. Del Monte intends to comply with the AJCA and may consider amendments to the employment agreements, particularly after additional guidance has been issued by the IRS, which the IRS has indicated should occur at the end of the summer.
Wolford Employment Agreement
           The Wolford Employment Agreement is for an indefinite term with compensation established by the Compensation Committee of the Board of Directors equal to an annual base salary of $950,000, less taxes and deductions, or as adjusted from time to time by the Compensation Committee, and eligibility for an annual incentive bonus targeted at 110% of Mr. Wolford’s base salary, or as adjusted from time to time by the Compensation Committee. Mr. Wolford’s compensation also includes participation in Del Monte’s executive perquisite plan, health and welfare benefit plans, retirement plans, and stock incentive plans.
           The Wolford Employment Agreement provides that if Mr. Wolford’s employment is terminated by Del Monte for Cause (as defined in the Wolford Employment Agreement), due to his Permanent Disability (as defined in the Wolford Employment Agreement) or due to his death, Mr. Wolford or his estate shall be entitled to receive any earned, but unpaid base salary and a pro-rata target bonus payment.
           The Wolford Employment Agreement provides that if Mr. Wolford’s employment is terminated without Cause or by Mr. Wolford for any reason, Mr. Wolford would be entitled to receive any earned, but unpaid base salary, a pro-rata target bonus payment, and two (2) times his base salary and target bonus. The base salary and target bonus amounts would be paid in equal installments over an 18-month period. The Wolford Employment Agreement further provides that for a two year period following Mr. Wolford’s termination date he would be entitled to participate in the executive perquisite plan and any life, medical, dental, prescription drug and short-and long-term disability insurance plans or programs in which Mr. Wolford was entitled to participate in at any time during the twelve-month period prior to his termination date. Additionally, following the two-year benefit continuation period, the Company has agreed to use its best efforts to provide a method for Mr. Wolford to continue to participate in the Company’s medical plans at his own expense until he is eligible for Medicare benefits, provided that the Company’s medical plans remain self-insured and/or the Company’s medical insurer agrees to such participation. The Wolford Employment Agreement also provides that if Mr. Wolford’s employment is terminated without Cause or by Mr. Wolford for any reason, Mr. Wolford would be entitled to receive pro-rata vesting of outstanding stock incentive awards.
           The Wolford Employment Agreement provides that if Mr. Wolford’s employment is terminated without Cause within two years after a Change of Control (as defined in the Del Monte Foods Company 2002 Stock Incentive Plan), Mr. Wolford would be entitled to receive 2.99 times his base salary and target bonus paid in a lump sum within thirty days of his termination date. In addition, Mr. Wolford would receive a full tax gross-up for such lump sum payment, a pro-rata target bonus payment, and health and welfare and perquisite benefit continuation for two years. Mr. Wolford would also receive reimbursement for any legal fees incurred by him in order to enforce the change of control trigger of severance benefits.
           All of the forgoing termination without Cause, voluntary resignation and change of control severance benefits are subject to Mr. Wolford signing a general release and waiver with respect to any claims he may have against Del Monte. The Wolford Employment Agreement includes provisions regarding non-disclosure of the proprietary or confidential information of Del Monte, non-solicitation of

Del Monte employees, non-interference with the business relationships of any current or future Del Monte customers or suppliers and indemnification.
Meyers Employment Agreement
           The Meyers Employment Agreement is for an indefinite term with compensation established by the Compensation Committee equal to an annual base salary of $450,000, less taxes and deductions, or as adjusted from time to time by the Compensation Committee, and eligibility for an annual incentive bonus targeted at 70% of Mr. Meyers’ base salary, or as adjusted from time to time by the Compensation Committee. Mr. Meyers’ compensation includes participation in Del Monte Foods’ executive perquisite plan, health and welfare benefit plans, retirement plans, and stock incentive plans.
           The Meyers Employment Agreement provides that if Mr. Meyers’ employment terminates due to his death, Mr. Meyers’ estate shall be entitled to receive any earned, but unpaid base salary and a pro-rata target bonus payment. The Meyers Employment Agreement also provides that if Mr. Meyers’ employment terminates due to his disability, he would receive severance payments in equal installments over a 12-month period in an aggregate amount equal to his highest base salary during the 12-month period prior to the termination date and his target incentive bonus for the year in which termination occurs, and any eligible long term disability plan benefits.
           The Meyers Employment Agreement provides that if Mr. Meyers’s employment is terminated without Cause (as defined in the Meyers Employment Agreement) or if he resigns for Good Reason (as defined in the Meyers Employment Agreement), he would be entitled to receive any earned, but unpaid base salary, a pro-rata target bonus payment, 12 months of executive perquisites, 18 months of executive-level outplacement services up to a maximum amount, including six (6) months of office and secretarial services, and two (2) times his base salary and target bonus (for the year in which such termination occurs, or, if greater, the bonus for the next preceding year of full-time employment). The Meyers Employment Agreement provides that the base salary and target bonus amounts would be paid in equal installments over an 18-month period. The Meyers Employment Agreement provides Mr. Meyers with continued participation in Del Monte’s health and welfare benefits (other than disability benefits) and retirement benefits (or a no less favorable benefit) for a thirty-six (36) month period following his termination date. The Meyers Employment Agreement provides that following the thirty-six (36) month health and welfare benefit continuation period, Del Monte shall also use its best efforts to provide a method for Mr. Meyers to continue to participate in Del Monte’s medical plans at his own expense until he is eligible for Medicare benefits, provided that Del Monte’s medical plans remain self-insured and/or the Company’s medical insurer agrees to such participation. In addition, the Meyers Employment Agreement provides Mr. Meyers with pro-rata vesting of outstanding stock incentive awards.
           The Meyers Employment Agreement provides that in the event of Termination Upon Change of Control, (as defined in the Meyers Employment Agreement), Mr. Meyers would be entitled to receive the benefits set forth above, provided however that the severance payment of base salary and target bonus would be made in a lump sum payment within 30 days of his termination date. In addition, the Meyers Employment Agreement provides Mr. Meyers with a full tax gross-up for such lump sum payment and reimbursement for any legal fees incurred by him in order to enforce the change of control trigger of severance benefits.
           All of the forgoing termination without Cause/for Good Reason, disability and change of control severance benefits are subject to Mr. Meyers signing a general release and waiver with respect to any claims he may have against Del Monte. The Meyers Employment Agreement includes provisions regarding non-disclosure of the proprietary or confidential information of Del Monte, non-solicitation of Del Monte employees, non-interference with the business relationships of any current or future Del Monte customers or suppliers and indemnification.

Lachman Employment Agreement
           The Lachman Employment Agreement is for an indefinite term and provides Mr. Lachman with compensation established by the Compensation Committee equal to an annual base salary of $425,000, less taxes and deductions, or as adjusted from time to time by the Compensation Committee, and eligibility for an annual incentive bonus targeted at 70% of Mr. Lachman’s base salary, or as adjusted from time to time by the Compensation Committee. Mr. Lachman’s compensation includes participation in Del Monte Foods’ executive perquisite plan, health and welfare benefit plans, retirement plans and stock incentive plans.
           The Lachman Employment Agreement provides that if Mr. Lachman’s employment terminates due to his death, Mr. Lachman’s estate shall be entitled to receive any earned, but unpaid base salary and a pro-rata target bonus payment. The Lachman Employment Agreement provides that if Mr. Lachman’s employment terminates due to his disability, he would receive severance payments in equal installments over a 12-month period in an aggregate amount equal to his highest base salary during the 12-month period prior to the termination date and his target incentive bonus for the year in which termination occurs, and any eligible long term disability plan benefits.
           The Lachman Employment Agreement provides that if Mr. Lachman’s employment is terminated without Cause (as defined in the Lachman Employment Agreement) or if he resigns for Good Reason (as defined in the Lachman Employment Agreement), he would be entitled to receive any earned, but unpaid base salary, a pro-rata target bonus payment, and 18 months of executive-level outplacement services up to a maximum amount. The Lachman Employment Agreement provides that if Mr. Lachman’s employment is terminated without Cause or he resigns for Good Reason he would also receive pro-rata vesting of outstanding stock incentive awards, and one and one-half (1 1/2) times his base salary and target bonus (for the year in which such termination occurs) paid in equal installments over 18 months, continued participation in Del Monte’s health and welfare benefit plans (other than disability benefit plans) until the earlier of (1) the end of an 18-month period or (2) such time as he is covered by comparable programs of a subsequent employer, and participation in executive perquisites until the earlier of (1) the end of the 18-month period or (2) such time as he receives comparable perquisites from a subsequent employer.
           The Lachman Employment Agreement provides that in the event of Termination Upon Change of Control, (as defined in the Lachman Employment Agreement), Mr. Lachman would be entitled to receive the termination without Cause benefits set forth above, provided however that the severance payment of base salary and target bonus shall be in an amount equal to two (2) times Mr. Lachman’s base salary and target bonus, and made in a lump sum payment within 30 days of his termination date. In addition, the Lachman Employment Agreement provides that Mr. Lachman would receive a full tax gross-up for such lump sum payment, provided that the lump sum payment exceeds the Internal Revenue Code Section 280G excess parachute payment criterion by five percent (5%) or more, and reimbursement for any legal fees incurred by him in order to enforce the change of control trigger of severance benefits.
           All of the forgoing termination without Cause/for Good Reason, disability and change of control severance benefits are subject to Mr. Lachman signing a general release and waiver with respect to any claims he may have against Del Monte. The Lachman Employment Agreement also includes provisions regarding non-solicitation of Del Monte employees, non-interference with the business relationships of any current or future Del Monte customers or suppliers, non-disclosure of the proprietary or confidential information of Del Monte, and indemnification.
Lommerin Employment Agreement
           The Lommerin Employment Agreement is for an indefinite term and provides Mr. Lommerin with compensation established by the Compensation Committee equal to an annual base salary of $425,000, less taxes and deductions, or as adjusted from time to time by the Compensation Committee, and eligibility for an annual incentive bonus targeted at 70% of Mr. Lommerin’s base salary, or as adjusted from time to time by the Compensation Committee. Mr. Lommerin’s compensation includes participation in Del Monte Foods’ executive perquisite plan, health and welfare benefit plans, retirement plans and stock incentive plans.
           The Lommerin Employment Agreement provides that if Mr. Lommerin’s employment terminates due to his death, Mr. Lommerin’s estate shall be entitled to receive any earned, but unpaid base salary and a pro-rata target bonus payment. The Lommerin Employment Agreement provides that if Mr. Lommerin’s employment terminates due to his disability, he would receive severance payments in equal installments over a 12-month period in an aggregate amount equal to his highest base salary during the 12-month period prior to the termination date and his target incentive bonus for the year in which termination occurs, and any eligible long term disability plan benefits.
           The Lommerin Employment Agreement provides that if Mr. Lommerin’s employment is terminated without Cause (as defined in the Lommerin Employment Agreement) or if he resigns for Good Reason (as defined in the Lommerin Employment Agreement), he would be entitled to receive any earned, but unpaid base salary, a pro-rata target bonus payment, and 18 months of executive-level outplacement services up to a maximum amount. The Lommerin Employment Agreement provides that if Mr. Lommerin’s employment is terminated without Cause or he resigns for Good Reason he would also receive pro-rata vesting of outstanding stock incentive awards, and one and one-half (1 1/2) times his base salary and target bonus (for the year in which such termination occurs) paid in equal installments over 18 months, continued participation in Del Monte’s health and welfare benefit plans (other than disability benefit plans) until the earlier of (1) the end of an 18-month period or (2) such time as he is covered by comparable programs of a subsequent employer, and participation in executive perquisites until the earlier of (1) the end of the 18-month period or (2) such time as he receives comparable perquisites from a subsequent employer.
           The Lommerin Employment Agreement provides that in the event of Termination Upon Change of Control, (as defined in the Lommerin Employment Agreement), Mr. Lommerin would be entitled to receive the termination without Cause benefits set forth above, provided however that the severance payment of base salary and target bonus shall be in an amount equal to two (2) times Mr. Lommerin’s base salary and target bonus, and made in a lump sum payment within 30 days of his termination date. In addition, the Lommerin Employment Agreement provides that Mr. Lommerin would receive a full tax gross-up for such lump sum payment, provided that the lump sum payment exceeds the Internal Revenue Code Section 280G excess parachute payment criterion by five percent (5%) or more, and reimbursement for any legal fees incurred by him in order to enforce the change of control trigger of severance benefits.
           All of the forgoing termination without Cause/for Good Reason, disability and change of control severance benefits are subject to Mr. Lommerin signing a general release and waiver with respect to any claims he may have against Del Monte. The Lommerin Employment Agreement also includes provisions regarding non-solicitation of Del Monte employees, non-interference with the business relationships of any current or future Del Monte customers or suppliers, non-disclosure of the proprietary or confidential information of Del Monte, and indemnification.
Binotto Employment Agreement
           The Binotto Employment Agreement is for an indefinite term and provides Mr. Binotto with compensation established by the Compensation Committee equal to an annual base salary of $325,000, less taxes and deductions, or as adjusted from time to time by the Compensation Committee, and eligibility for an annual incentive bonus targeted at 62.5% of Mr. Binotto’s base salary, or as adjusted from time to time by the Compensation Committee. Mr. Binotto’s compensation includes participation in Del Monte Foods’ executive perquisite plan, health and welfare benefit plans, retirement plans and stock incentive plans.
           The Binotto Employment Agreement provides that if Mr. Binotto’s employment terminates due to his death, Mr. Binotto’s estate shall be entitled to receive any earned, but unpaid base salary and a pro-rata target bonus payment. The Binotto Employment Agreement provides that if Mr. Binotto’s employment terminates due to his disability, he would receive severance payments in equal installments over a 12-month period in an aggregate amount equal to his highest base salary during the 12-month period prior to the termination date and his target incentive bonus for the year in which termination occurs, and any eligible long term disability plan benefits.
           The Binotto Employment Agreement provides that if Mr. Binotto’s employment is terminated without Cause (as defined in the Binotto Employment Agreement) or if he resigns for Good Reason (as defined in the Binotto Employment Agreement), he would be entitled to receive any earned, but unpaid base salary, a pro-rata target bonus payment, and 18 months of executive-level outplacement services up to a maximum amount. The Binotto Employment Agreement provides that if Mr. Binotto’s employment is terminated without Cause or he resigns for Good Reason he would also receive pro-rata vesting of outstanding stock incentive awards, and one and one-half (1 1/2) times his base salary and target bonus (for the year in which such termination occurs) paid in equal installments over 18 months, continued participation in Del Monte’s health and welfare benefit plans (other than disability benefit plans) until the earlier of (1) the end of an 18-month period or (2) such time as he is covered by comparable programs of a subsequent employer, and participation in executive perquisites until the earlier of (1) the end of the 18-month period or (2) such time as he receives comparable perquisites from a subsequent employer.
           The Binotto Employment Agreement provides that in the event of Termination Upon Change of Control, (as defined in the Binotto Employment Agreement), Mr. Binotto would be entitled to receive the termination without Cause benefits set forth above, provided however that the severance payment of base salary and target bonus shall be in an amount equal to two (2) times Mr. Binotto’s base salary and target bonus, and made in a lump sum payment within 30 days of his termination date. In addition, the Binotto Employment Agreement provides that Mr. Binotto would receive a full tax gross-up for such lump sum payment, provided that the lump sum payment exceeds the Internal Revenue Code Section 280G excess parachute payment criterion by five percent (5%) or more, and reimbursement for any legal fees incurred by him in order to enforce the change of control trigger of severance benefits.
           All of the forgoing termination without Cause/for Good Reason, disability and change of control severance benefits are subject to Mr. Binotto signing a general release and waiver with respect to any claims he may have against Del Monte. The Binotto Employment Agreement also includes provisions regarding non-solicitation of Del Monte employees, non-interference with the business relationships of any current or future Del Monte customers or suppliers, non-disclosure of the proprietary or confidential information of Del Monte, and indemnification.
Certain Relationships and Related Transactions
           The information below describes certain transactions to which Del Monte, the registrant, is a party.
Transactions with Texas Pacific Group
           Through affiliated entities, Texas Pacific Group (“TPG”), a private investment group, was a majority stockholder of Del Monte Foods Company common stock prior to the Merger. During the year ended May 2, 2004, these affiliated entities, TPG Partners, L.P. and TPG Parallel I, L.P., exercised their right pursuant to the Stockholder Rights Agreement (“Stockholder Rights Agreement”), dated as of June 12, 2002, to request the filing of a shelf registration of common stock. Under the terms of the Stockholder Rights Agreement, TPG had the right, subject to certain restrictions, to demand that the Company file up to two registration statements to register the resale of Del Monte Foods Company common stock owned by them. On September 9, 2003, the Company filed a shelf registration statement on Form S-3 in accordance with the TPG request, covering 24,341,385 shares of our common stock held by TPG Partners, L.P. and TPG Parallel I, L.P. On November 21, 2003, the Company filed an amendment to the shelf registration statement on Form S-3, which incorporated our quarterly report on Form 10-Q for the quarter ended July 27, 2003. On November 25, 2003, the shelf registration statement was declared effective by the Securities and Exchange Commission. On January 14, 2004, Del Monte, TPG Partners, L.P., TPG Parallel I, L.P. and Goldman, Sachs & Co. entered into an Underwriting Agreement in connection with the sale by TPG Partners, L.P. and TPG Parallel I, L.P. of

12,000,000 shares of the Company’s common stock covered by the shelf registration statement for $10.08 per share. The Company did not receive any proceeds from the sale. On September 10, 2004, Del Monte, TPG Partners, L.P., TPG Parallel I, L.P. and Lehman Brothers Inc. entered into an Underwriting Agreement in connection with the sale by TPG Partners, L.P. and TPG Parallel I, L.P. of the remaining 12,341,385 shares of the Company’s common stock covered by the shelf registration statement for $132.1 million in aggregate. The Company did not receive any proceeds from the sale. The Company has incurred expenses of approximately $300,000 in connection with performing its obligations under the Stockholder Rights Agreement.
           Compensation that was earned by Mr. William S. Price, III as a member of the Board of Directors, excluding options, was paid to TPG Partners, L.P. Mr. Price is an officer of TPG. On September 30, 2004, Mr. Price ceased being a member of the Company’s Board of Directors. In fiscal 2005, Mr. Price earned $19,500 as well as 1,666 shares of Del Monte Foods Company common stock.
Conflicts of Interest
           Del Monte expects to address any conflicts of interest and future transactions it may have with its affiliates or other interested parties in accordance with applicable law. Delaware law provides that any transaction between a corporation and any director or officer or other entity in which any of the corporation’s directors or officers are also directors or officers, or have a financial interest, will not be void or voidable solely due to the fact of the interest or affiliation, or solely because the director or officer is present at or participates in the meeting of the board or committee that authorizes the contract or transaction or solely because the votes of interested directors are counted in approving the contract or transaction, so long as (1) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (2) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

Report of the Compensation Committee on Executive Compensation
           The compensation of Del Monte’s executive officers generally is determined by Del Monte’s Compensation Committee which currently consists entirely of directors who were determined by the Board of Directors to meet the definition of “independent” within Del Monte’s Corporate Governance Guidelines and the Compensation Committee’s Charter, the “non-employee director” standard within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and the “outside director” standard within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended. In developing the executive compensation program of Del Monte, the Compensation Committee has used and continues to use the services of a nationally recognized compensation consulting firm, which provides comparative and other requested information to assist the Compensation Committee.
Compensation Philosophy and Principles
           In connection with establishing executive compensation levels for the 2005 fiscal year, the Compensation Committee sought to apply the following philosophy and principles which are reflected in the Committee’s Charter:

• Del Monte should provide total compensation packages that are competitive and consistent with those provided by (1) major branded food and consumer products companies that are similar in size to Del Monte and require comparable leadership competencies, skills, and experiences, and (2) other organizations that operate in the global and regional markets in which Del Monte competes for talent;

• Base pay should generally be managed to the market median, however, actual incumbent pay may be above or below this standard in order to recognize individual competencies, skills, experience, and sustained performance;

• Annual bonus payments should be targeted at the market median but should also result in variable pay levels that recognize performance at the corporate, business unit and individual levels;

• Long-term incentives should be targeted at above the market median (50th — 75th percentile) with individual awards that recognize such individual’s impact and commitment as well as overall corporate success and the creation of stockholder value;

• The percentage of compensation that is variable or “at risk” should increase with an executive officers’ compensation and grade level; and

• Compensation should align executive officers’ interests with those of stockholders by focusing attention on Del Monte’s long-term stock performance and facilitating and encouraging ownership of Del Monte common stock.
The Compensation Committee believes that establishing a compensation program that adheres to the foregoing philosophies and principles will help Del Monte create and retain a strong executive team that shares a common view of Del Monte’s business and works to create and sustain stockholder value.
           For the 2005 fiscal year, executive officer compensation generally consisted of base salary and long-term equity incentives. Consistent with the Committee’s compensation philosophy and principles, which envision an annual bonus payment, bonus opportunities were established by the Committee for Del Monte’s executive officers. However, no payments were made under the Annual Incentive Plan for the 2005 fiscal year.
Compensation of Former Heinz Employees
           In connection with the Merger, Del Monte made various commitments regarding the ongoing compensation of former Heinz employees. These commitments extended until December 20, 2004, the two-year anniversary of the acquisition. In prior years, these commitments were generally determinative of compensation for our executive officers who are former Heinz employees and accordingly, in the past, the

Compensation Committee has noted that the information in its report was not broadly applicable to such executive officers.
           In July 2004, Del Monte realigned the responsibilities and roles of some of its executive officers, including its two executive officers who are former Heinz employees. In August 2004, the Compensation Committee reviewed the compensation of these executive officers in connection with their newly expanded responsibilities and approved increases in these officers’ base salaries and target bonus awards. In approving such increases, the Compensation Committee sought to apply its compensation philosophy and principles and accordingly the Compensation Committee believes that the information in this Report regarding the fiscal 2005 base salary, annual bonus and perquisite compensation of executive officers is now generally applicable to all of Del Monte’s executive officers.
           The retention bonuses paid to the two Del Monte executive officers who are former Heinz employees were paid pursuant to commitments made by Del Monte in connection with the Merger and accordingly are not necessarily reflective of the Compensation Committee’s compensation philosophy and principles.
Base Salary for 2005 Fiscal Year
           It has been and continues to be the Compensation Committee’s practice to evaluate, review and approve any salary increase for an executive officer. It is also the Committee’s practice to review such activities with the Board of Directors.
           The Compensation Committee sought to establish base salaries for executive officers for the 2005 fiscal year at levels consistent with the compensation philosophy described above. The Compensation Committee sought to establish base salaries that, in the judgment of the Committee, were appropriate in view of the responsibilities of each position and competitive to comparable jobs at benchmarked enterprises and in light of local market conditions. Individual performance was also considered. Company performance, while taken into consideration in connection with base pay, is more specifically reflected in annual bonus payment determinations.
           In connection with the July 2004 realignment of responsibilities and roles of some of our executive officers described above, in August 2004, the Compensation Committee reviewed and increased the base salary of three executive officers, including two who were former Heinz employees, with realigned roles and responsibilities. Each of these three executive officers is a named executive officer as set forth in “Compensation of Executive Officers — Summary Compensation Table.” In September 2004, with the assistance of its outside compensation consulting firm, the Committee reviewed the base salary of each of the Company’s executive officers, including all of its named executive officers. The Committee determined that base pay was generally below the market median and increased most executive officers’ salaries accordingly. The Committee determined that the base pay of one of the executive officers who had received an August 2004 increase was already consistent with the Committee’s compensation philosophy and accordingly needed no further adjustment.
           The Company (or its wholly-owned subsidiary) generally enters into employment agreements with its executive officers. In November 2004, under the direction of the Compensation Committee, amended employment agreements were established for the Company’s executive officers to, among other things as described in the Company’s Current Report on Form 8-K filed November 17, 2004, eliminate the Company’s retention plan and implement in its place the severance program approved by the Committee in March 2004. Descriptions of the employment agreements for the named executive officers can be found in “Employment and Other Arrangements — Employment Agreements.”
Annual Incentive Award for 2005 Fiscal Year
           The Annual Incentive Plan provides for cash awards to be determined shortly after the end of the fiscal year. With respect to the Annual Incentive Program for the 2005 fiscal year, the Committee established Company-wide and business unit financial targets as incentives for superior corporate and business unit performance, confirmed individual objectives for each executive officer, and assigned each executive officer a target award. Each target award reflected the percentage of an executive officer’s base salary that would be paid in bonus if that officer received an achievement score of 100% for his or her Company-wide financial targets, business unit financial targets (if applicable) and individual objectives. For executive officers, target awards for fiscal 2005 ranged from 45% to 110% of the officer’s eligible fiscal year earnings. The percentage target award assigned generally increases with an executive officer’s position; consequently, those executive officers at higher grade levels and higher base pay have a greater proportion of their compensation “at risk” and dependent upon Company performance. The relative weight of the financial targets and individual objectives was also determined at the beginning of the fiscal year.
           In the case of each of the Chief Executive Officer and the Chief Financial Officer, the Committee determined that the award would be based three-fourths on the Company-wide financial performance targets and one-fourth on the individual objectives. For other executive officers, the Committee determined that the award would be based three-fifths on the Company-wide financial targets and two-fifths on individual objectives. For all targets, the maximum achievement score was set at 200% and the minimum at 0%. Individual objectives varied with the executive officers’ roles within the Company and included goals relating to sales, inventory, strategy, innovation, new product initiatives and cost management, among others. The primary Company-wide financial target for the executive officers was based on Del Monte achieving as a threshold a minimum adjusted earnings per share target. Additionally, in fiscal 2005, such minimum adjusted earnings per share target had to be met in order for any payments to be made under the Annual Incentive Plan. In other words, achievement of individual objectives and the split between the Company-wide financial performance targets and the individual objectives described above would not become operative if such minimum adjusted earnings per share target was not met.
           The Compensation Committee was responsible for determining the payout of awards under the Annual Incentive Program with respect to the 2005 fiscal year. The Compensation Committee determined that the minimum adjusted earnings per share target was not met. Accordingly, no annual bonus payments were made to the Company’s current executive officers under the Annual Incentive Plan for fiscal 2005.
Long-Term Incentive Plan Compensation for 2005 Fiscal Year
           For the 2005 fiscal year, long-term incentives were primarily addressed through grants of stock appreciation rights (SARs) that were later converted to stock options and through awards of performance shares. Each of these forms of equity compensation were granted under the Del Monte Foods Company 2002 Stock Incentive Plan. The Compensation Committee believes that long-term incentives are a key component of the Company’s total compensation approach and that using SARs or stock options as well as performance shares as long-term incentives aligns the interests of the executive officers of Del Monte with the interests of Del Monte stockholders. The Committee believes that the value of such long-term incentives to executive officers increases with Company performance and stockholder returns. The Compensation Committee approves all equity compensation grants for executive officers and establishes the guidelines to be used for equity compensation grants for other management employees.
           In September 2004, the Compensation Committee approved SARs for the Company’s executive officers. Consistent with prior years’ annual option grants, the SARs typically vested in equal installments over a four-year period, subject to acceleration or pro rata vesting in certain circumstances as set forth in the executive officer’s employment agreement. In December 2004, in light of uncertainty regarding the tax impact of SARs on the Company’s employees in the wake of the American Jobs Creation Act of 2004, the Compensation Committee elected to convert these SARs into stock options. These stock options have an exercise price equal to the exercise price for the SARs from which they were converted, follow the same vesting schedule and cover the same underlying shares of common stock. Additionally, in January 2005, the Compensation Committee approved grants of performance shares for the Company’s executive officers. The performance shares are shares of the Company’s common stock that will vest solely in connection with the attainment, as determined by the Committee, of predetermined financial performance goals during each of fiscal 2007, 2008 and 2009. If the goal for a particular fiscal year is achieved during an earlier fiscal year, the vesting of the shares originally associated with such later year will accelerate accordingly. Any shares that do not vest during the applicable fiscal year are forfeited. The Compensation Committee has established a return-on-invested-capital (ROIC) metric as the performance goal associated with these performance shares, believing that such an ROIC measure correlates most closely with evidence of building stockholder value over time.
           In determining the levels of these option and performance share awards, the Committee considered each executive officer’s level of responsibility and individual performance in addition to long-term incentives available at comparable companies. As with the Committee’s review of base pay, the Committee utilized the services of its outside compensation consulting firm in benchmarking such long-term incentives.
Perquisites for 2005 Fiscal Year
           In March 2004, the Compensation Committee reviewed the perquisites provided to executive officers and other members of senior management. In order to reduce administration of perquisites, provide perquisites at levels consistent with current market trends, and consolidate different legacy perquisite programs, the Compensation Committee decided to eliminate in-kind perquisites in large part in favor of cash allowances paid directly to such executive officers or other members of senior management, beginning in the 2005 fiscal year. These cash allowances are not included as eligible compensation for bonus or other purposes.
           During the 2005 fiscal year, due to administrative considerations, some executive officers continued to receive limited in-kind perquisites including on-site parking, personal automobile insurance and umbrella liability insurance. The cash perquisite allowance was reduced by the cost of these in-kind perquisites.
           Perquisites, including the perquisite cash allowance, are part of a total compensation package consistent with the Compensation Committee’s overall philosophy that Del Monte should provide total compensation packages that are competitive and consistent with those provided by industry and geographical comparator companies. However, consistent with the Committee’s other compensation philosophies, perquisites are a significantly smaller component of the Company’s overall compensation approach than base pay, bonuses and long-term incentives. Accordingly, perquisites generally do not represent a major portion of an executive officer’s total compensation absent particular circumstances, such as relocation.
Compensation of Chief Executive Officer for 2005 Fiscal Year
           The Compensation Committee meets annually to review the performance and compensation of Richard G. Wolford, Chairman of the Board, President and Chief Executive Officer of Del Monte. Mr. Wolford’s compensation package for fiscal 2005 primarily consisted of a base salary, option grants (converted from SARs) to purchase shares of Del Monte common stock and grants of performance shares. Mr. Wolford did not receive a bonus under the Annual Incentive Plan for the 2005 fiscal year.
           In setting the overall compensation level for the Chief Executive Officer with respect to the 2005 fiscal year, the Compensation Committee sought to apply its compensation philosophy and principles as described above. In September 2004, the Compensation Committee, in concert with its outside consultant, reviewed Mr. Wolford’s base pay and determined that his base pay, like most of the other executive officers’ base pay, was below median. Accordingly, the Committee increased Mr. Wolford’s base pay to $950,000. The Compensation Committee considered comparative compensation information from other companies in addition to Mr. Wolford’s accomplishments and individual performance. As with the Company’s other executive officers, the Compensation Committee considered Company performance in establishing Mr. Wolford’s base salary, but Company performance is more specifically reflected in the annual bonus payment determinations for Mr. Wolford.
           Like the Company’s other executive officers, Mr. Wolford participates in the Company’s Annual Incentive Plan. Mr. Wolford’s targets and objectives for the 2005 fiscal year included the Company-wide financial objective of achieving as a threshold a minimum adjusted earnings per share target, as well as individual targets and objectives relating to revenue, innovation and new product development, organizational effectiveness, strategy and investor relations. Mr. Wolford’s bonus amount was to be based three-fourths on the achievement of the Company-wide financial objective and one-fourth on the achievement of the individual objectives, with each individual objective having relatively comparable weight to the others. However, as with the other executive officers, the minimum adjusted earnings per share target had to be met in order for any payments to be made to Mr. Wolford under the Annual Incentive Plan. With a target award percentage that was set at 110%, and as the executive officer with the highest base pay, Mr. Wolford was the executive officer with the greatest proportion of his overall compensation “at risk” and dependent upon Company performance. As already noted, the minimum adjusted earnings per share target was not met and accordingly Mr. Wolford did not receive a bonus under the Annual Incentive Plan for fiscal 2005.
           In September 2004, the Compensation Committee granted Mr. Wolford SARs with respect to 881,000 shares of Del Monte common stock at an exercise price of $10.59 per share. As described above, these SARs were converted into options in December 2004. The resultant option has an exercise price of $10.59 per share and vests in equal annual installments over four years, subject to acceleration or pro rata vesting as provided under Mr. Wolford’s employment agreement. Additionally, in January 2005, Mr. Wolford received 88,200 performance shares and in March 2005 received another 25,788 performance shares. An additional 5,012 performance shares were awarded to Mr. Wolford in June 2005. Although awarded in fiscal 2006, such performance share award reflected the final portion of the Compensation Committee’s strategy regarding Mr. Wolford’s compensation for fiscal 2005. The terms of the performance shares are as described above for executive officers generally.
           Mr. Wolford was also entitled to an annual cash perquisite allowance of $42,000 approved by the Compensation Committee in March 2004. The allowance was reduced to reflect the cost of the in-kind perquisites received by Mr. Wolford during fiscal 2005, which included on-site parking, personal automobile insurance and umbrella liability insurance.
           Detailed disclosure of Mr. Wolford’s compensation for fiscal 2005 is contained in “Compensation of Executive Officers — Summary Compensation Table” and a description of Mr. Wolford’s employment agreement is contained in “Employment and Other Arrangements — Employment Agreements.”
Tax Treatment of Executive Compensation
           Section 162(m) of the Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to the Chief Executive Officer and each of Del Monte’s four other most highly compensated executive officers. The Compensation Committee intends that Del Monte will generally manage its executive compensation program so as to preserve the related federal income tax deductions.

The Compensation Committee

Samuel H. Armacost, Chairman
Terence D. Martin
David R. Williams
The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Report of the Audit Committee
           The primary role of the Audit Committee, as more fully described in its Charter, is to assist the Board of Directors in its oversight of Del Monte’s corporate accounting and financial reporting process and to interact directly with and evaluate the performance of Del Monte’s independent auditors.
           In the performance of its oversight function, the Audit Committee has reviewed Del Monte’s audited financial statements for the fiscal year ended May 1, 2005 and has met with both management and Del Monte’s independent auditors, KPMG LLP, to discuss those financial statements. The Audit Committee has discussed with KPMG LLP those matters related to the conduct of the audit that are required to be communicated by the independent auditors to the Audit Committee, including, as set forth in Statements of Auditing Standards No. 61, as amended, KPMG LLP’s judgments as to the quality, not just the acceptability, of Del Monte’s accounting principles. In addition, the Audit Committee has reviewed and discussed with both management and KPMG LLP management’s assessment of the effectiveness of Del Monte’s internal controls over financial reporting as well as KPMG LLP’s evaluation of the effectiveness of Del Monte’s internal controls over financial reporting.
           The Audit Committee discussed with Del Monte’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met separately with the independent auditors, without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.
           The Audit Committee has received from KPMG LLP the required written disclosures and letter regarding its independence from Del Monte, as set forth by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with KPMG LLP its independence. The Audit Committee has also reviewed and considered whether the provision of other non-audit services by KPMG LLP is compatible with maintaining the auditors’ independence.
           Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements of Del Monte for the fiscal year ended May 1, 2005 be included in Del Monte’s Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission.
           It is not the duty of the Audit Committee to conduct audits, to independently verify management’s representations or to determine that Del Monte’s financial statements are complete and accurate, prepared in accordance with United States generally accepted accounting principles or fairly present the financial condition, results of operations and cash flows of Del Monte; that is the responsibility of management and the Company’s independent auditors. In giving its recommendation to the Board of Directors, the Audit Committee has expressly relied on (i) management’s representation that such financial statements have been prepared in conformity with United States generally accepted accounting principles and (ii) the report of the Company’s independent auditors, an independent registered public accounting firm, with respect to such financial statements.

The Audit Committee

Terence D. Martin, Chairman
Timothy G. Bruer
David R. Williams
The foregoing Report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Performance Measurement Comparison
           This Section is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
           Set forth below is a line graph comparing the cumulative total return on Del Monte Foods Company common stock (listed on the New York Stock Exchange under the symbol “DLM”) with the cumulative total return of the Standard & Poor’s 500 and the Standard & Poor’s MidCap Food, Beverage & Tobacco indexes, for the period commencing June 30, 2000 (the last trading day prior to the commencement of Del Monte’s fifth preceding fiscal year) and ending on April 29, 2005 (the last business day of the most recently completed fiscal year). The graph is based on the assumption that $100 was invested on June 30, 2000 in Del Monte’s common stock and in each index, and that all dividends were reinvested.
Stock Performance Graph

Householding of Proxy Materials
           The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
           This year, a number of brokers with account holders who are Del Monte stockholders will be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to Investor Relations, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575, or (3) contact our Investor Relations department at (415) 247-3382. Del Monte will promptly deliver, upon request to the Del Monte address or telephone number listed above, a separate copy of the annual report and proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Other Matters
           The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting of Stockholders. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

James Potter
General Counsel and Secretary
August 16, 2005
           A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended May 1, 2005 is available without charge upon written request to: Corporate Secretary, Del Monte Foods Company, P.O. Box 193575, San Francisco, California 94119-3575.

ANNEX A
STATEMENT OF POLICY AND PROCEDURES
OF THE
AUDIT COMMITTEE OF
DEL MONTE FOODS COMPANY
PRE-APPROVAL OF ENGAGEMENTS
FOR AUDIT AND NON-AUDIT SERVICES
Introduction
           The Sarbanes-Oxley Act of 2002 (the “Act”) vests the Audit Committee of the Board of Directors with the responsibility to appoint and to oversee the work of the Independent Auditors of Del Monte Foods Company (the “Company”). Under the Act and under rules that the Securities and Exchange Commission (the “SEC” or the “Commission”) has issued pursuant to the Act, that responsibility includes in particular the requirement that the Audit Committee review and pre-approve (i.e. approve prior to the commencement of such services) all audit and non-audit services performed by the Independent Auditors. In exercising that responsibility, it is the policy of the Audit Committee to give paramount consideration to the question of whether the engagement of the Independent Auditors to perform the proposed services is likely to create a risk that the Independent Auditors’ independence may be compromised. To that end, the Audit Committee will endeavor to exercise its discretion in a manner intended to avoid or minimize the risk of compromising the independence of the Independent Auditors.
General Considerations
           In making this determination, the Audit Committee is mindful of the guidance provided by the SEC: “The Commission’s principles of independence with respect to services provided by auditors are largely predicated on three basic principles, violations of which would impair the auditor’s independence: (1) an auditor cannot function in the role of management, (2) an auditor cannot audit his or her own work, and (3) an auditor cannot serve in an advocacy role for his or her client.” Thus, in evaluating whether a proposed engagement presents a material risk of compromising the independence of the Independent Auditors, the factors that the Audit Committee will typically consider will include whether the service in question is likely to cause the Independent Auditors to function in a management role, to be put in the position of auditing their own work, or to serve in an advocacy role for the Company. In addition, the Audit Committee believes that the risk of such compromise may increase as the volume of non-audit services performed by the Independent Auditors exceeds the volume of audit services performed by the Independent Auditors. Accordingly, it is the policy of the Audit Committee that, in the absence of strong countervailing considerations, the total amount of fees payable to the Independent Auditors on account of non-audit services (excluding audit-related services) with respect to any fiscal year should not exceed the total amount of fees for audit services and audit-related services payable to the Independent Auditors with respect to such year. For purposes of this policy statement, “audit-related services” means those services relating to “audit-related fees” (as such term is used by the SEC). This policy is adopted with the intent to maintain Committee flexibility in circumstances under which a proposed engagement for non-audit services is likely to provide the Company with benefits that substantially outweigh the risk to independence.

Procedures
           In order to assist the Audit Committee in applying this policy, any officer or other employee of the Company who proposes that the Independent Auditors be engaged to perform audit or non-audit services will be expected to submit such a proposal in writing to the Audit Committee. In general, in considering such proposal, the Audit Committee will expect to be provided with:

1.	A description of the services proposed to be provided by the Independent Auditors.

2.	A description of the extent, if any, to which the services in question are likely to cause the Independent Auditors to function in the role of management, to recommend actions by the Company that the Independent Auditors may be called upon to review in their role as the Company’s Independent Auditors, or to serve as an advocate for the Company.

3.	An estimate of the amount of fees that the Independent Auditors are likely to be paid for performance of the services in question.
           In the event the proposed non-audit services are expected to generate significant revenue for the Independent Auditors or are unusual in nature, the Audit Committee may request the services proposal to be supplemented by the following additional supporting materials:

A.	A description of the qualifications of the Independent Auditors that demonstrate their capability to perform the services in question.

B.	The name or names of service-providers who were considered as alternatives to the Independent Auditors to perform the services in question, and a description of the qualifications of each such alternative service-provider relating to its capability to perform the services in question.

C.	A detailed explanation of the benefits that the Company is expected to enjoy as a result of engaging the Independent Auditors, rather than an alternative service-provider, to perform the services in question.
           The Audit Committee will typically approve requests to engage the Independent Auditors to provide additional audit services that may be required by the Company or its subsidiaries, such as the audit of Del Monte Corporation or the statutory audits of its foreign subsidiaries. Additionally, the Audit Committee will typically be inclined to approve requests to engage the Independent Auditors to provide those types of non-audit services that are closely related to the audit services performed by the Independent Auditors, such as audit-related services and services relating to tax compliance and preparation of tax returns. Because such non-audit services bear a close relationship to the audit services provided by the Independent Auditors, the Audit Committee believes that they will not ordinarily present a material risk of compromising the Independent Auditors’ independence.
           The Audit Committee notes that requests to engage the Independent Auditors to perform “due diligence” services relating to transactions that the Company may be considering from time to time will require a careful balancing of the potential for the Independent Auditors to review their own work against, among other things, the fact that (i) such due diligence services may be closely related to audit services, (ii) the Independent Auditors’ familiarity with the Company and its businesses may provide important insights and cost efficiencies, and (iii) the concurrent engagement of the Independent Auditors may be necessary in connection with the Company’s obligations to file periodic reports or current reports relating to such transactions with the SEC.
           The Audit Committee will not approve any prohibited non-audit service, as such may be identified from time to time by the SEC.

Delegation of Authority
           To ensure prompt handling of unexpected matters, between meetings of the Audit Committee, the Chairman of the Audit Committee is authorized and directed, for and on behalf of the Audit Committee, to review and to approve services to be provided by the Independent Auditors as the Chairman may deem reasonable or necessary and which the Chairman may deem as consistent with this policy, provided that the expected fees for each such service so approved does not exceed $50,000 and that the aggregate expected fees for all such services so approved from one meeting of the Audit Committee to the next does not exceed $150,000. Any approval by the Chairman of any such service shall serve as conclusive evidence of the Chairman’s determination of the reasonable or necessary nature of such service and the Chairman’s determination that such service is consistent with this policy. The Chairman shall report to the Audit Committee at each meeting thereof any and all specific services approved by the Chairman pursuant to his authority provided hereunder since the last such report made by the Chairman.
           The Audit Committee recognizes the important interplay between the independence of the Independent Auditors and the engagement of the Independent Auditors for services, particularly non-audit services. Accordingly, despite its delegation of authority to the Chairman but without limiting such delegation, the Audit Committee will endeavor to consider proposed engagements of the Independent Auditors as a committee. In order to assist the Audit Committee in this endeavor, the Audit Committee expects that management generally will present proposed engagements of the Independent Auditors at regularly scheduled Audit Committee meetings. To the extent particular services may be identifiable prior to or at the beginning of a fiscal year, such as those set forth on Exhibit A hereto, the Audit Committee encourages management to submit proposals regarding such services prior to or at the beginning of such year.

Exhibit A
Anticipated Services
           Based on the Company’s historical needs as assessed from time to time, the Audit Committee anticipates that services will be required in the future in connection with:

1)	debt covenant compliance letters;

2)	registration statements and other offering documents, including related consents and comfort letters;

3)	the audit of the Company and related attestation services under Section 404 of the Act (which attestation shall not be a separate engagement from the audit of the Company), including review of the related press release and Annual Report on Form 10-K(1);

4)	quarterly reviews of the Company’s financial statements, Quarterly Reports on Form 10-Q and related press releases(1);

5)	the audit of Del Monte Corporation(1);

6)	the audit of the Company’s (including its subsidiaries’) defined benefit plans and defined contribution plans, including the related 5500 reports and Reports on Form 11-K, if any;

7)	the statutory audits of the Company’s Puerto Rican and foreign divisions and subsidiaries;

8)	quarterly reviews for compliance with U.S. GAAP of the reporting packages prepared for the Company by its foreign subsidiaries;

9)	preparation or review of corporate tax returns for the Company, its subsidiaries or its branches in foreign jurisdictions; and

10)	online accounting and research tools.

(1)	Includes consultations by the Company’s management with the Independent Auditors as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies

ANNEX B
CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
OF DEL MONTE FOODS COMPANY

I.	Purpose

The Audit Committee (“Committee”) of the Board of Directors (“Board”) of Del Monte Foods Company (“Company”) is designated by and acts on behalf of the Board pursuant to Article III, Section 2 of the Company’s Bylaws (“Bylaws”). The Committee’s purposes shall be:

A.	To assist the Board in its oversight of (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; and (iii) the performance of the Company’s internal audit function;

B.	To interact directly with and evaluate the performance of the independent auditors, including to determine whether to engage or dismiss the independent auditors and to monitor the independent auditors’ qualifications and independence; and

C.	To prepare the report required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

Although the Committee has the powers and responsibilities set forth in this Charter, the role of the Committee is oversight. The members of the Committee are not employees of the Company and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Committee to conduct audits, to independently verify management’s representations, or to determine that the Company’s financial statements are complete and accurate, prepared iPn accordance with generally accepted accounting principles in the United States (“GAAP”) or fairly present the financial condition, results of operations, and cash flows of the Company. These are the responsibilities of management and the independent auditors. The Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with GAAP, that the audit of the Company’s financial statements has been carried out in accordance with applicable auditing standards, or that the Company’s independent auditors are in fact “independent.”

II.	Membership

A.	The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board affirmatively determines that such director is independent based upon the independence criteria set forth in the Company’s Corporate Governance Guidelines as amended from time to time. Members of the Committee must also satisfy the following additional independence requirements:

1.	No Committee member may be an affiliated person of the Company or any of its subsidiaries, as defined in SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (“Exchange Act”); and

2.	No Committee member shall accept directly or indirectly, including through certain family members identified in SEC Rule 10A-3 under the Exchange Act,

any consulting, advisory, or other fees from the Company or any subsidiary of the Company, except for fees for services as a director and member of the Audit Committee and any other Board committee and certain fixed retirement benefits and deferred compensation, as set forth in SEC Rule 10A-3.

B.	All members of the Committee shall, in the business judgment of the Board, be financially literate or become financially literate within a reasonable time after appointment to the Committee. In addition, in the business judgment of the Board, at least one member shall have accounting or related financial management expertise and, to the extent possible, be a “financial expert,” as the SEC defines that term.

C.	The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed by a majority of the Board for one-year terms. The Nominating and Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. No member of the Committee shall be removed except by majority vote of the independent directors of the full Board then in office.

D.	No member of the Committee may serve simultaneously on the audit committees of more than two (2) other public companies without a specific Board determination that such simultaneous service will not impair the ability of such Committee member to effectively serve on the Committee. Any such determination will be disclosed in the Company’s annual proxy statement.

III.	Meetings and Procedures

A.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws and this Charter.

B.	The Committee shall meet as often as it may deem necessary and appropriate in its judgment, but in no event less than four (4) times per year. A majority of the members of the Committee shall constitute a quorum.

C.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

E.	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

F.	The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

G.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

H.	The Committee shall have the authority to obtain advice and assistance from internal and external legal, accounting and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

I.	The Committee shall meet with the independent auditors, the senior member of the Company’s internal audit department, and management in separate meetings, as often as it deems necessary and appropriate and at least annually.

IV.	Duties and Responsibilities

The Committee shall have the following resources, duties and responsibilities:

A.	Resources. The Committee shall have:

1.	Sole responsibility and the necessary funding, to retain, set compensation and retention terms for, and terminate any internal and external legal, accounting and other advisors that the Committee determines to employ to assist in the performance of its duties.

2.	Access to internal advisors and all other resources within the Company to assist it in carrying out its duties and responsibilities.

B.	Duties with respect to the Financial Reporting Process. The Committee shall:

1.	Generally oversee the disclosure controls and procedures established to provide full, fair, accurate, timely and understandable disclosure by the Company in periodic reports, proxy statements and other filings filed or furnished by the Company under the Exchange Act.

2.	Meet to review and discuss with management and the independent auditors the annual audited financial statements to be included in the Company’s annual report on Form 10-K, the quarterly financial statements to be included in the Company’s Form 10-Qs, the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any other financial disclosures to be included in SEC filings prior to their release. In addition, the Committee shall discuss with management and the independent auditors major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements, the effects of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements; and the use of pro forma or non-GAAP financial information. The Committee shall review with the independent auditors such auditors’ judgment of the quality of the Company’s accounting practices.

3.	Review and discuss with management and the independent auditors the adequacy of the Company’s CEO and CFO financial report certification process, any correspondence with regulators, and any published reports that raise material issues with respect to, or that could have a significant effect on, the Company’s financial statements.

4.	Recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

5.	Review and discuss earnings press releases prior to their release, as well as the types of financial information and earnings guidance and types of presentations to be provided to analysts and rating agencies.

6.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

C.	Duties with respect to Risk Assessment and the Control Environment. The Committee shall:

1.	Discuss periodically with management the Company’s policies and guidelines regarding risk assessment and risk management, including environmental risk assessment and risk management, as well as the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures.

2.	Oversee the administration of the Company’s Compliance Program, including its Standards of Business Conduct; review and update periodically the Company’s Standards of Business Conduct; and have the sole authority to grant appropriate waivers of the application of the Company’s Standards of Business Conduct to a director or executive officer, any such waiver shall be promptly reported to the entire Board and the Company’s stockholders.

3.	Meet periodically with the senior members of the internal audit department, the general counsel’s office and, where appropriate, the independent auditors, to review the Company’s policies and procedures regarding practices that may impact the financial statements, and to review the Company’s performance relative to its Compliance Program and the Standards of Business Conduct.

4.	Oversee the Company’s internal controls, including its internal control over financial reporting; discuss with management and the independent auditors the impact on the Company of any significant deficiencies in the design or operation of internal control over financial reporting or material weaknesses therein and any special audit steps adopted in light of material control deficiencies; consider any fraud involving management or other employees that is reported to the Committee; and oversee appropriate corrective actions in internal control.

D.	Duties with respect to the Independent Auditors. The Committee shall:

1.	Have the sole authority to retain, set compensation and retention terms for, terminate, oversee, and evaluate the activities of the Company’s independent auditors. The independent auditors shall report directly to the Committee. The Company shall provide for appropriate funding, as determined by the Committee, to compensate the independent auditors.

2.	Review the qualification and independence, and approve in advance the retention of the independent auditors for the performance of all audit and lawfully permitted services and the fees for such services. The Committee may establish policies and procedures for the pre-approval of audit and non-audit services, including the ability to delegate to one or more of its members the authority to grant pre-approvals for the performance of non-audit services, and any such Committee member who pre-approves a non-audit service shall report the pre-approval to the full Committee at its next meeting.

3.	Prior to each audit, meet with the independent auditors to discuss the planning and staffing of the audit, including the impact of rotation requirements and other independence rules on the staffing.

4.	At least annually, obtain and review a report by the independent auditors describing: (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or Public Company Accounting Oversight Board review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities or a private sector regulatory board, within the preceding five years, respecting one or more independent audits performed by the firm, and any steps taken to deal with any such issues; and (iii) in order to assess the firm’s independence, all relationships between the firm and the Company.

5.	Review periodically any reports prepared by the independent auditors and provided to the Committee relating to significant financial reporting issues and judgments including, among other things, the Company’s selection, application, and disclosure of critical accounting policies and practices; alternative treatments within GAAP for policies and practices relating to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditors, and any other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences.

6.	Discuss with the independent auditors any problems or difficulties arising during the audit or review, including any restrictions on the scope of the auditor’s activities or on access to requested information, and management’s response to same; discuss with the independent auditors any other matters required to be brought to the Committee’s attention under applicable auditing standards (such as SAS 61 and Independent Standards Board No. 1); discuss any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and any “management” or “internal control” letter issued, or proposed to be issued, by the audit firm to the Company; and resolve any significant disagreements between the independent auditors and management.

7.	After reviewing the reports from the independent auditors and the independent auditors’ work throughout the audit period, conduct an annual evaluation of the independent auditors’ performance and independence, including considering whether the independent auditors’ quality controls are adequate. This evaluation also shall include the review and evaluation of the lead partner of the independent auditors, including assuring the regular rotation of the lead audit partner as required by law. In making its evaluation, the Committee shall take into account applicable legal and listing requirements as well as the opinions of management and the senior member of the Company’s internal audit department. The Committee shall present its conclusions with respect to the evaluation of the independent auditors to the Board.

8.	Set clear policies for the hiring by the Company of employees or former employees of the independent auditors. Specifically, the Company shall not hire as its Chief Executive Officer, Chief Financial Officer, Controller, Chief Accounting Officer, or any person serving in an equivalent position any partner, employee, or former employee of the Company’s independent auditors who participated in any capacity in an audit of the Company during the one-year period preceding the date of initiation of the then-current audit.

E.	Duties with respect to the Internal Audit Function and Finance Personnel. The Committee shall:

1.	Oversee the activities, organizational structure, and qualifications of the persons performing the internal audit function.

2.	Review and approve the appointment and replacement of the senior member of the internal audit function, the chief accounting officer and the chief financial officer.

3.	Review and approve the annual internal audit plan of, and any special projects undertaken by, the internal audit function, and discuss the internal audit function’s responsibilities, plan, operations, budget and staffing with the Company’s independent auditors.

4.	Discuss with the internal audit function any changes to, and the implementation of, the internal audit plan and any special projects and discuss with the internal audit function the results of the internal audits and special projects.

5.	Review any significant reports to management prepared by the internal audit function and management’s responses.

F.	Duties with respect to Evaluations and Reports. The Committee shall:

1.	Under the guidance of the Nominating and Corporate Governance Committee, annually review and assess the performance of the Committee and deliver a report to the Nominating and Corporate Governance Committee which will then deliver a report to the Board setting forth the results of the Committee’s evaluation. In conducting this review, the Audit Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness, and quality of the information and recommendations presented to the Committee, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

2.	Make regular reports to the Board on its activities, including reviewing any issues that arise respecting the quality or integrity of the Company’s financial statements and public reporting, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors, the performance of the Company’s internal audit department, and the effectiveness of the Company’s disclosure controls and procedures.

G.	Other Duties and Responsibilities. The Committee shall:

1.	Review and approve all related party transactions.

2.	Establish and maintain procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.	Periodically review the performance of the investment advisor that supports Del Monte’s Employee Benefits Committee.

4.	Review and assess the adequacy of this Charter annually and recommend any proposed changes to the Nominating and Corporate Governance Committee, which shall, if appropriate, recommend such changes to the Board for its approval.

5.	Maintain free and open communication with the Board, management, the internal auditor, and the independent auditors.

6.	Perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation, the Bylaws, and governing law, as the Committee or the Board may deem necessary or appropriate.

ANNEX C
CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS
OF DEL MONTE FOODS COMPANY

I.	Purpose
          The Compensation Committee (“Committee”) of the Board of Directors (“Board”) of Del Monte Foods Company (“Company”) is designated by and generally acts on behalf of the Board pursuant to Article III, Section 2 of the Company’s Amended and Restated Bylaws (“Bylaws”). The Committee’s purposes shall be to:

A.	Establish and periodically review the Company’s compensation philosophy and the adequacy of compensation plans and programs for senior executives and other employees;

B.	Establish compensation arrangements and incentive goals for senior executives;

C.	Review senior executive performance and award incentive compensation and adjust compensation arrangements as appropriate based upon performance;

D.	Review and monitor management development and succession plans and activities; and

E.	Produce a report on executive officer compensation as required by the Securities and Exchange Committee (“SEC”) for inclusion in the Company’s annual proxy statement.

II.	Compensation Philosophy
          With respect to senior executives, the Committee’s philosophy is to promote the achievement of the Company’s annual and long-term performance objectives as set forth by the Committee, ensure that the senior executives’ interests are aligned with the success of the Company, and provide compensation opportunities that will attract, retain, and motivate superior senior executives. This philosophy contemplates that the compensation of each senior executive should be influenced significantly by the senior executive’s performance, measured by financial, non-financial, and market performance, as well as the compensation levels of an appropriate peer group.
          It is the philosophy of the Committee generally to provide total compensation packages that are competitive and consistent with those provided by (1) major branded food and consumer products companies that are similar in size to the Company and that require comparable leadership competencies, skills, and experiences, and (2) other organizations that operate in the global and regional markets in which the Company competes for talent. Base pay will generally be managed to the market median; however, actual incumbent pay may be above or below this standard in order to recognize individual competencies, skills, experience, and sustained performance. Annual bonus payments will be targeted at the market median but will result in variable pay levels that recognize performance at the corporate, business unit and individual levels.
          Long-term incentives will be targeted above the market median (50th-75th percentile) with individual awards that recognize the individual’s impact and commitment as well as overall corporate success and the creation of stockholder value. The percentage of compensation that is variable or at risk should increase with a senior executive’s compensation and grade level. And, compensation should align senior executive’s interests with those of stockholders by focusing attention on the Company’s long-term stock performance and facilitating and encouraging ownership of the Company’s common stock.

III.	Membership

A.	The Committee shall be composed of at least three directors, each of whom must be independent. A director shall qualify as independent if the Board affirmatively determines that such director is independent based upon the independence criteria set forth in the Company’s Corporate Governance Guidelines as amended from time to time. In addition, for purposes of meeting the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”), or any successor Code section, the Committee, or a sub-committee approving the performance goals to which certain of the executive compensation is tied, shall consist of at least two “outside” directors, as defined in Treasury Regulation 1.162-27(e)(3) of the Code. Finally, for purposes of meeting the requirements of SEC Rule 16b-3, the Committee, or a subcommittee approving compensation decisions related to equity-based awards made to directors and senior executives, shall consist of at least two “non-employee” directors, as defined in Rule 16b-3.

B.	The members of the Committee shall be nominated by the Nominating and Corporate Governance Committee and appointed by a majority of the Board for one-year terms. The Nominating and Corporate Governance Committee shall recommend, and the Board shall designate, one member of the Committee to serve as Chairperson. The members of the Committee shall serve until their resignation, retirement, or removal by the Board or until their successors shall be appointed. No member of the Committee shall be removed by the Board except by majority vote of the independent directors of the full Board then in office.

IV.	Meetings and Procedures

A.	The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws and this Charter.

B.	The Committee shall meet as often as it may deem necessary and appropriate in its judgment, and in no event less than three (3) times per year. A majority of the members of the Committee shall constitute a quorum.

C.	The Chairperson of the Committee or a majority of the members of the Committee may call a special meeting of the Committee.

D.	The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Company.

E.	The Committee shall report to the Board on the matters discussed at each meeting of the Committee, including describing all actions taken by the Committee at the meeting.

F.	The Committee may delegate authority to one or more members of the Committee where appropriate, but no such delegation shall be permitted if the authority is required by a law, regulation, or listing standard to be exercised by the Committee as a whole.

G.	The Committee may request that any directors, officers, or employees of the Company, or other persons whose advice and counsel are sought by the Committee, attend any meeting to provide such information as the Committee requests.

H.	The Committee shall have the authority to obtain advice and assistance from internal and external compensation, legal, accounting and other advisors, and the Company shall provide appropriate funding for the Committee to retain any such advisors without requiring the Committee to seek Board approval.

V.	Duties and Responsibilities

The Committee shall have the following resources, duties and responsibilities:

A.	Resources. The Committee shall have:

1.	Sole responsibility, and necessary funding, to retain, set compensation and retention terms (including fees) for, and terminate any consultants, including compensation consultants, legal counsel or other advisors that the Committee determines to employ to assist in the performance of its duties.

2.	Access to internal advisors and all other resources within the Company to assist it in carrying out its duties and responsibilities.

B.	Duties with respect to Compensation Philosophy, Plans, and Programs. The Committee shall:

1.	Periodically review and approve the compensation philosophy for the Company’s senior executives and employees.

2.	Periodically establish (or recommend) compensation plans and programs for senior executives and other employees, including incentive and equity-based plans and programs, and establish (or recommend) appropriate employment contracts, special retirement benefits, and severance or change in control arrangements.

3.	Annually review the adequacy of such compensation plans and programs, compare such plans and programs to those of the Company’s peer group, review the appropriateness of management incentives and the alignment of management’s incentives with the interests of stockholders, and report the results of, and recommendations resulting from, such reviews to the Board.

4.	Administer the Company’s incentive and equity-based plans and programs.

5.	Monitor the requirements of Section 162(m) of the Code, and determine the extent to which the Company should comply with its provisions and any steps that the Committee must take in order to comply with such provisions.

C.	Duties with respect to Specific Compensation Amounts and Incentives. The Committee shall:

1.	Establish annual base salary amounts for senior executives, including the CEO, and, based upon discussions with the CEO prior to or within 90 days after the commencement of the fiscal year, establish annual incentive opportunity levels and the financial and any other goals to be met to earn annual and long-term incentive awards, and recommend, where appropriate, Board approval of such salary amounts and incentive levels and goals.

2.	Annually review and evaluate (taking into account the views of the other members of the Board) the performance and leadership of the CEO and determine, in light of approved corporate goals and objectives relevant to the compensation of the CEO, and recommend, where appropriate, Board approval of, the amounts of annual and any long-term incentive awards and any adjustments to the annual salary amounts based upon such evaluation.

3.	Review with the CEO his/her evaluation of the performance of the other senior executives and determine with the CEO, and recommend, where appropriate, Board approval of, the amounts of annual and any long-term incentive awards and any adjustments to the annual salary amounts based upon such performance and consistent with the achievement of the established goals.

4.	Annually review management’s summary report on all other officer and key management compensation actions.

D.	Responsibilities with respect to Management Development and Succession. The Committee shall:

1.	Review and monitor management development plans and activities.

2.	Annually review the process and results for identifying key managers in the Company.

3.	Annually review the CEO’s evaluation of each member of senior management and the CEO’s proposed succession plan for each member of senior management, and present a senior management evaluation and succession plan to the Board for review.

4.	Review with the Board the Company’s succession plan for the CEO, including plans for emergency succession in case of the unexpected disability of the CEO.

E.	Other Duties and Responsibilities. The Committee shall:

1.	Review and assess annually the adequacy of this Charter and recommend any proposed changes to the Nominating and Corporate Governance Committee, which shall, if appropriate, recommend such changes to the Board for its approval.

2.	Under the guidance of the Nominating and Corporate Governance Committee, annually evaluate the performance of the Committee and deliver a report to the Nominating and Corporate Governance Committee which will then deliver a report to the Board setting forth the results of the evaluation. In conducting the evaluation, the Committee shall address matters that it considers relevant to its performance, including at a minimum, the adequacy, appropriateness and quality of the information and recommendations presented to the Committee, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

3.	Perform any other activities consistent with this Charter, the Company’s Amended and Restated Certificate of Incorporation, the Bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

ANNEX D
STATEMENT OF POLICY AND PROCEDURES
OF THE
NOMINATING AND CORPORATE GOVERNANCE COMMITTEE OF
DEL MONTE FOODS COMPANY
IDENTIFYING, EVALUATING AND RECOMMENDING
NOMINEES FOR ELECTION TO THE
BOARD OF DIRECTORS
Approved June 30, 2004
Introduction
           The Charter of the Nominating and Corporate Governance Committee (Committee) of the Board of Directors (Board) of Del Monte Foods Company (Company) charges the Committee with responsibility for identifying individuals qualified to serve as members of the Board, and selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders. The Charter also charges the Committee with responsibility for recommending persons to fill vacancies that may arise on the Board.
           More specifically, the Committee is charged with the duty to “[d]etermine what types of backgrounds, skills, and attributes of Board members are needed to help strengthen and balance the Board . . . and actively seek individuals qualified to become Board members and maintain an active file of suitable candidates for consideration as nominees to the Board.”
           In order to assist the Committee in fulfilling the foregoing duties, the Committee desires to set forth written criteria for identifying, evaluating and recommending nominees for election or appointment to the Board. The Committee is committed to supporting and fostering an independent Board with the skills, judgment and knowledge needed to represent the interests of the Company and its stockholders. To that end, the Committee will endeavor to exercise its discretion in a manner intended to avoid or minimize the risk of compromising the independence of the Board, while adding to the diversity and depth of knowledge of the Board.
General Considerations
           The Committee expects that potential nominees for election or appointment to the Board shall be identified primarily through one of three possible avenues: 1) an incumbent Board member, 2) a candidate identified by the Committee and its independent executive search firm, and 3) a candidate nominated or recommended by a stockholder.
           The Committee recognizes that additional persons may be nominated by stockholders for election at the annual meeting of stockholders in accordance with Article II, Section 4 of the Company’s Amended and Restated Bylaws and that proxies may be solicited on behalf of such stockholders for the election of such additional persons. Because these policies and procedures are intended solely to assist the Committee in fulfilling its obligations under the Charter to identify, evaluate and recommend nominees for election or appointment to the Board, these policies and procedures do not address the candidacy of such additional persons, except to the extent that the Committee elects to recommend such person(s) to the Board. Consequently, all references to “potential nominee” herein shall mean only those persons under consideration by the Committee.

           In fulfilling its obligations, the Committee seeks nominees that exemplify the primary attributes of an effective corporate director, which include, at a minimum, strength of character, an inquiring and independent mind, practical wisdom and mature judgment. Additionally, the Committee seeks men and women of diverse backgrounds with a broad spectrum of experience and expertise and a reputation for integrity. Nominees should have experience in positions with a high degree of responsibility, be leaders in the companies or institutions with which they are affiliated, and have the potential to make significant contributions to the Company. Nominees should be willing to challenge management and should plan to make a significant time commitment to the Company.
           The Committee recognizes that no potential nominee should be considered in a vacuum. Instead, a particular potential nominee’s skills, limitations and personality must be considered within the context of the entire Board and the skills, limitations and personalities of the other directors. The composition of the full Board should reflect a range of abilities, experience and perspectives appropriate to the Company’s circumstances. Accordingly, the Committee’s annual evaluation of the size, function and needs of the Board is a critical part of the nominating process. As a whole, the Board should have competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) international markets; (vii) business strategy; (viii) crisis management; (ix) corporate governance; and (x) risk management. Additionally, the Committee will endeavor to ensure that the Board includes a number of financially literate directors and must seek to identify, to the extent possible, at least one director who qualifies as a financial expert.
           The Committee typically will be required to recommend nominees in advance of the annual meeting of stockholders. In order to be prepared in the event of 1) an unexpected vacancy on the Board due to the death or resignation of a director, 2) an announcement by an incumbent director that s/he will not seek re-election, 3) a decision by the Committee not to re-nominate an incumbent director or 4) a decision to increase the size of the Board, whether to add a particular skill set or otherwise, the Committee will, over time, develop and maintain an informal list of potential nominees who may be developed fully should the need arise and who may serve as a “benchmark” against whom incumbent directors seeking re-nomination and stockholder-proposed candidates may be compared.
Procedures for Identifying and Evaluating Potential Nominees

Incumbent Directors
           The Committee recognizes and acknowledges that evaluating incumbent directors and deciding whether to recommend those directors for re-nomination is an important obligation. Re-nomination is regarded by directors and the Committee as a process of careful evaluation.
           In determining whether to recommend a director for re-election, the Committee will evaluate such director’s past performance against the Criteria for Evaluating Potential Nominees for Election to the Board attached hereto as Exhibit A (Evaluation Criteria), taking into account such matters as such director’s attendance at meetings and participation in and contributions to the deliberations of the Board and its committees. The Evaluation Criteria are consistent with the criteria set forth in the Charter for the Committee’s evaluation of the Board and its committees and accordingly such evaluation of a director’s past performance may, but need not, be conducted in conjunction with the Committee’s evaluation of the Board and its committees.
           Finally, the Committee shall evaluate such director’s skills and historical knowledge base with the Company within the context of the composition of the full Board, the duplicative or complementary skill sets of other Board members, the Company’s ongoing and future needs, and the benefits of continuity among Board members.
           In the event a member of the Committee is an incumbent director being considered for re-nomination, such member of the Committee shall recuse him or herself from all Committee discussions relating to such potential re-nomination. Generally, the Committee shall consider the re-nomination of incumbent directors in executive session.

           In the event the Committee decides not to recommend an incumbent director for re-nomination, that decision shall be conveyed privately to such director by the Chair of the Committee.

Committee-Identified Nominees
           When beginning a search for new directors, the Committee shall focus on its general criteria for Board and Board committee membership and any skills or perspectives that the Board or its committees currently lacks or needs to improve, as such skills or perspectives may have been identified in connection with the Committee’s most recent evaluation of the effectiveness of the Board and its committees. After the desired skill set has been identified, the Committee will prepare a job description to assist any executive search firm retained by the Committee in identifying potential candidates and for use by the Committee in evaluating potential candidates in conjunction with the Evaluation Criteria. Absent unusual circumstances, this job description will be presented to the full Board for approval.
           The Committee believes that using an executive search firm may give the Committee a larger, more diverse pool of potential candidates to consider, allowing the Committee to exercise greater selectivity when evaluating such potential candidates against the job description and Evaluation Criteria. Additionally, using an executive search firm may reduce the likelihood of pre-existing relationships between the potential nominee and other directors or Management and thereby foster greater Board independence. As set forth in its Charter, the Committee has sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms. The Committee shall inform the Company’s Secretary in the event the Committee hires an executive search firm or other third-party in connection with the process of identifying and evaluating potential candidates.
           The Committee will also consider potential nominees recommended by Management or other directors.
           Following the identification of a potential nominee by the Committee through the use of an executive search firm or other referral, the Committee shall evaluate such potential nominee against the Evaluation Criteria, against the job description established by the Committee for filling such Board position, and within the context of the composition of the full Board. In general, the Committee anticipates that such evaluation or “development” process shall involve one or more of the following steps:
           Director and Officer Questionnaire. In connection with the Company’s annual disclosure obligations under applicable Securities and Exchange Commission Rules and Regulations, the Company requests directors to complete an annual questionnaire (D&O Questionnaire). Such questionnaire is designed to identify potential risks to the independence of a director as well as provide a variety of other information. The Committee may request potential nominees to complete the Company’s D&O questionnaire.
           Reference Checks. The Committee recognizes the importance of maintaining a solid working relationship with Management and among Board members and expects to speak with the potential nominee’s references and others to gain insight into such nominee’s judgment, character and personality.
           Interviews. In light of the Committee’s desire to develop a larger, more diverse pool of potential candidates to consider, a potential nominee may be unknown to the Board. The Committee may arrange interviews between the potential nominee (whether generally known to the Board or not) and other members of the Board, including the Committee, and solicit feedback accordingly.
           Background Checks. Since directors are important — and highly visible — roles within the Company, the Committee believes it is critical that it apply a high standard of care when considering potential nominees for the Board. Consequently, the Committee will typically engage a third-party pre-employment service provider or full-service investigative firm to perform a background check on potential new nominees.

           Recognizing that the Committee may begin to identify potential candidates long before it has need of additional nominees, the evaluation process may be conducted in stages, with certain steps performed only as the need for additional nominees becomes apparent.

Stockholder-Proposed Nominees
           Candidates for election to the Board (other than nominees recommended by the Committee and proposed by the Board) may be nominated at the annual meeting of stockholders, only if the Secretary of the Company has received from the nominating stockholder
           (a) not less than ninety nor more than one hundred twenty days before the date designated for the annual meeting or, if such date has not been designated at least one hundred and five days in advance, then not more than fifteen days after such initial public disclosure, a written notice setting forth (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that would be required to be disclosed in solicitations of proxies for election of directors, or would otherwise be required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, if such Regulation 14A were applicable (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) or any successor regulation or statute, (ii) the name and address, as they appear on the Company’s books, of the stockholder proposing such business and (iii) the class and number of shares which are beneficially owned by the stockholder on the date of such stockholder’s notice, and
           (b) not more than ten days after receipt by the nominating stockholder of a written request from the Secretary, such additional information as the Secretary may reasonably require.
           In the event the Secretary receives the information required pursuant to paragraph (a) above with respect to a stockholder-proposed nominee, the Committee shall consider such proposed nominee. The Committee will also consider other candidates recommended by stockholders other than in accordance with paragraph (a) above(1). When considering a stockholder-proposed nominee, the Committee shall, to the extent practicable, consider the qualifications of such proposed nominee against the Evaluation Criteria and any current job description prepared by the Committee. In the event the Committee concludes that additional development of such potential nominee is warranted based on such initial evaluation, the Committee shall conduct such additional inquiry into the qualifications of such potential nominee as it deems appropriate and consistent with this policy statement, which additional inquiry may include obtaining a director and officer questionnaire, checking references, interviewing such potential nominee or conducting a back-ground check. After completing its consideration of such nominee, the Committee will determine whether or not it will recommend such nominee to the Board.
           The Committee shall report to the Board regarding its consideration of and conclusions with respect to any stockholder-proposed nominee. In connection therewith, the Committee shall report to the Secretary of the Company and the Board whether it has recommended or rejected any candidates put forward by any stockholder or group of stockholders who has beneficially owned more than 5% of the Company’s stock for at least one year at the time such stockholder or group of stockholders recommended such candidate. Such report shall include, at a minimum, the name of the stockholder or stockholders that made the recommendation and whether or not such stockholder or stockholders and such candidate have affirmatively consented to being named in the Company’s proxy statement.
Cooperation with Potential New Nominees
           The Committee recognizes the responsibilities and potential liabilities assumed by a director. Accordingly, the Committee expects that any potential new nominee to the Board will wish to conduct certain interviews with Management and make certain investigations and inquiries regarding the Company.

(1)	For example, stockholders may send candidate suggestions directly to members of the Committee through the Company’s process for stockholder communications with the Board.

To the extent reasonable, as determined by the Committee, once the Committee has decided that it will or is reasonably likely to recommend a potential new nominee, the Committee will cooperate with and assist such potential new nominee in completing his or her due diligence on the Company, the Board and Management.
Recommendation of Nominees
           As a final stage, the Committee will recommend to the Board the person or persons it believes should be nominated for election to the Board or, in the event of a vacancy to be filled by the Board, should be appointed to the Board. With respect to each new nominee being recommended by the Committee for inclusion on the Company’s proxy, the Committee will report to the Board the category of person(s) who initially recommended each new nominee (i.e. shareholder, non-management director, independent director, Chief Executive Officer, other executive officer of the Company, third-party search firm or other). In making its final recommendations to the Board regarding those persons who could be nominated for election to the Board, the Committee shall recommend only those persons who have consented to such nomination. The final slate of nominees to be included in the proxy solicited by the Board shall be approved by the Board as a whole, based on the recommendation of the Committee.
Unexpected Vacancies
           When unexpected vacancies on the Board arise, the final identification and development of a replacement cannot be expected to occur immediately. Unless there is an immediate need for such vacancy to be filled, the Committee will generally follow the processes described above and not an abbreviated process designed to recommend a nominee to serve as an interim director.

Exhibit A
Criteria for Evaluating
Potential Nominees for Election to the
Board of Directors
Nominee has presented indicia satisfactory to the Committee that:

1.	Representation of Stockholders. Nominee clearly recognizes that the role of a director is to represent the interests of the Company and its stockholders. Nominee understands the difference between the function of the Board and that of Company management.

2.	Judgment and Knowledge. Nominee demonstrates judgment and knowledge in the ability to assess Company strategy, business plans, management evaluation, and other key issues. Nominee demonstrates competency in the following areas as applicable: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) international markets; (vii) business strategy; (viii) crisis management; (ix) corporate governance; or (x) risk management.

3.	Meaningful Participation. Nominee manifests confidence and willingness to express ideas and engage in constructive discussion. Nominee will actively participate in decision-making, be willing to make tough decisions, and will demonstrate diligence and faithfulness in attending Board and committee meetings.

4.	Communications. Nominee will foster free flowing communication within the Board and with Company management. Nominee will serve as a good sounding board for the CEO. Nominee will be willing to challenge the Board/ Board committee and the CEO, will ask insightful questions and will raise thought-provoking perspectives. Nominee will be willing to hold management accountable for performance and results, but will also be mindful not to get overly involved in operational details and the management process. Nominee evidences characteristics that will enable him/her to be part of team which works well while not necessarily always agreeing. Nominee demonstrates the ability to listen with an open mind.

5.	Suitability. Nominee has the ability to fulfill legal and fiduciary responsibilities. Nominee will cooperate with management and Company employees, when applicable, regarding requests for information in completing public filings or responding to regulatory inquiries. Nominee undertakes to make the appropriate time commitment for Board service.(2) Nominee demonstrates no conflicts of interest and satisfies applicable requirements for “independence” as set forth in the Company’s Corporate Governance Guidelines, taking into consideration needs for rotation of, or additional, members of the various Board committees.(3)

(2)	In considering a nominee’s ability to make the appropriate time commitment for Board service, the Committee shall consider the committee(s) of the Board on which such nominee will be expected to serve as well as the nature of and time involved in such nominee’s service on other boards, including any committee(s) thereof.

(3)	Although NYSE definitions of “independence” focus principally on employment, family and business relationships, other kinds of relationships including charitable donations and close personal relationships between directors or between directors and Management may affect a director’s actual or perceived independence. Moreover, even a director with no visible ties to Management is not truly independent if he or she is unable or unwilling to consider matters before the Board with objectivity and impartiality, exercise independent judgment about Management’s actions and competence, challenge Management’s ideas and vote against them when warranted, and commit to review and discuss all proposals of importance to the Company. The Committee will consider such less tangible indicia of “independence” when evaluating potential nominees.

6.	Expertise. Nominee makes individual expertise available to the Board. Nominee is willing to respond to appropriate requests of the CEO outside of Board meetings for advice and support.

7.	Vision and Leadership. Nominee understands, or demonstrates an ability to understand, Company philosophy and strategy. Nominee is oriented toward the future, and sensitive to future direction of industry. Nominee understands, or demonstrates an ability to understand, the Company’s short-and long-term goals and objectives, the Company’s business and the Company’s competitors. Nominee will support the Company’s mission and values and will be open, honest and direct. Nominee evidences ability to think through who the management of the Company should consist of and what they should do.

8.	Professional Status. Nominee maintains standing and reputation in the business, professional and social communities in which such nominee operates. Nominee will appropriately represent the Company in all such communities.

ANNEX E
DEL MONTE FOODS COMPANY
2002 STOCK INCENTIVE PLAN
Amended and Restated Effective August 15, 2005

DEL MONTE FOODS COMPANY
2002 STOCK INCENTIVE PLAN

1.	Purpose of the Plan

This Del Monte Foods Company 2002 Stock Incentive Plan, originally adopted effective December 20, 2002 (the “Effective Date”), is hereby amended and restated effective August 15, 2005 (the “Restatement Date”). It is intended to promote the interests of the Company by encouraging the Company’s Employees, non-employee Directors and Consultants of the Company to continue in the service of the Company, and to provide such persons with incentives and rewards for superior management, growth and protection of the business of the Company.

2.	Definitions

As used in the Plan, the following definitions apply to the terms indicated below:

(a)	“Board of Directors” shall mean the Board of Directors of Del Monte.

(b)	“Cash Performance Unit” shall have the meaning set forth in Section 9(a) hereof.

(c)	“Cause,” when used in connection with the termination of a Participant’s employment with the Company, shall mean (i) a material breach by Participant of the terms of his or her employment agreement, if any; (ii) any act of theft, misappropriation, embezzlement, intentional fraud or similar conduct by Participant involving the Company or any affiliate; (iii) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving an act of dishonesty, moral turpitude, deceit or fraud by Participant; (iv) any damage of a material nature to the business or property of the Company or any affiliate caused by Participant’s willful or grossly negligent conduct; or (v) Participant’s failure to act in accordance with any specific lawful instructions given to Participant in connection with the performance of his duties for the Company or any affiliate. Notwithstanding the foregoing provisions of this Section 2(c), “Cause,” when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company or participates in the Company’s executive severance policy, shall have the meaning assigned to such term in such agreement or policy.

(d)	“Change of Control” shall mean the occurrence of one or more of the following events:

(1)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof (a “Person”) or group of related Persons for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (a “Group”), together with any Affiliates (as defined below) thereof.

(2)	the approval by the holders of any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock, of the Company (“Capital Stock”) of any plan or proposal for the liquidation or dissolution of the Company;

(3)	any Person or Group shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock (the “Voting Stock”) of the Company;

(4)	the replacement of a majority of the Board of Directors over any two-year period commencing after the Effective Date, as such Board of Directors was constituted at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors then still in office who either were members of such Board of Directors at the beginning of such period (any such individual who was a director at the beginning of such period or is so approved, nominated or designated being referred to herein as an “Incumbent Director”); provided, however, that no individual shall be considered an Incumbent Director if the individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(5)	a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, or any other similar transaction.

For purposes of this Section 2(d), “Affiliate” shall mean, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” or “controlled” have meanings correlative of the foregoing.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(f)	“Committee” shall mean the Compensation Committee of the Board of Directors or such other committee as the Board of Directors shall appoint from time to time to administer the Plan.

(g)	“Common Stock” shall mean Del Monte’s common stock, $0.01 par value per share.

(h)	“Company” shall mean Del Monte and each of its Subsidiaries.

(i)	“Consultant” shall mean any consultant, independent contractor, or other person who provides significant services to the Company, but who is neither an Employee nor a Director.

(j)	“Del Monte” shall mean Del Monte Foods Company, a Delaware corporation, and its successors.

(k)	“Director” shall mean a member of the Board of Directors, whether or not such individual also is an Employee.

(l)	“Disability” shall mean physical or mental disability as a result of which the Participant is unable to perform the essential functions of his position, even with reasonable accommodation, for six (6) consecutive months. Any dispute as to whether or not the Participant is so disabled shall be resolved by a physician reasonably acceptable to the Participant and the Company whose determination shall be final and binding upon both the Participant and the Company. Notwithstanding the foregoing provisions of this Section 2(l), “Disability,” when used in connection with the termination of the employment with the Company of a Participant who at the time of such termination is a party to a written employment or retention agreement with the Company, shall have the meaning assigned to such term in such agreement.

(m)	“Employee” shall mean any employee of the Company, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

(n)	“Fair Market Value” of a share of Common Stock with respect to any day shall mean (i) the average of the high and low sales prices on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System (the “Nasdaq”) or (iii) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported on the Nasdaq, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

(o)	“Incentive Award” shall mean an Option, Tandem SAR, Stand-Alone SAR or Stock Bonus granted pursuant to the terms of the Plan, or any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan (including, without limitation, restricted stock, stock purchase warrants, performance units, performance shares and Cash Performance Units pursuant to Section 9(a) hereof).

(p)	“Incentive Stock Option” shall mean an Option which is an “incentive stock option” within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the agreement by which it is evidenced.

(q)	“Non-Qualified Stock Option” shall mean an Option which is not an Incentive Stock Option.

(r)	“Option” shall mean an option to purchase shares of Common Stock of Del Monte granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the agreement by which it is evidenced.

(s)	“Participant” shall mean an Employee, Director or Consultant to whom an Incentive Award is granted pursuant to the Plan, and upon his death, his successors, heirs, executors and administrators, as the case may be.

(t)	“Plan” shall mean this Del Monte Foods Company 2002 Stock Incentive Plan, as it may be amended from time to time.

(u)	“Retirement” shall mean the termination of a Participant’s employment with the Company at or after attainment of age fifty-five (55) and completion of ten (10) or more years of continuous employment with the Company.

(v)	“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and any future regulation amending, supplementing or superseding such regulation.

(w)	“Section 16 Person” shall mean a person who, with respect to the Common Stock, is subject to Section 16 of the Securities Exchange Act of 1934, as amended.

(x)	“Stand-Alone SAR” shall mean a stock appreciation right granted pursuant to Section 8 hereof which is not related to any Option.

(y)	“Stock Bonus” shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 9 hereof.

(z)	“Subsidiary” shall mean any “subsidiary corporation” within the meaning of Section 424(f) of the Code, but only for so long as the requisite ownership relationship exists.

(aa)	“Tandem SAR” shall mean a stock appreciation right granted pursuant to Section 7 hereof which is related to an Option. Each Tandem SAR shall be exercisable only to the extent its related Option is exercisable and only in the alternative to the exercise of its related Option.

3.	Stock Subject to the Plan

(a)	Maximum Shares Available for Delivery. Subject to 10 hereof, the maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan (whether as Incentive Stock Options or as other Incentive Awards) shall be equal to 26,165,813.(1) The number of shares of Common Stock available for delivery under the Plan shall be reduced (i) by one (1) share for each share of Common Stock issued pursuant to an Option, a Stand-Alone SAR with an exercise price of at least the Fair Market Value of a share of Common Stock on the grant date (“FMV Exercise Price”) or a Tandem SAR with a FMV Exercise Price; and (ii) by one and ninety four hundredths (1.94) shares for each share of Common Stock issued pursuant to Incentive Awards other than those set forth in the preceding clause (i); provided, however, that for Incentive Awards granted prior to May 2, 2005, the reduction was one (1) share of Common Stock for each share of Common Stock issued pursuant to any such Incentive Awards. If an outstanding Incentive Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Common Stock acquired pursuant to an Incentive Award subject to forfeiture or repurchase are forfeited or repurchased by Del Monte at the Participant’s purchase price to effect a forfeiture of unvested shares upon a termination of employment, the shares allocable to the terminated portion of such Incentive Award or such forfeited or repurchased shares shall result in an increase in the number of shares of Common Stock available for delivery under the Plan corresponding to the reduction originally made in respect of such Incentive Award and shall again be available for issuance under the Plan. Shares of Common Stock shall not be considered to have been issued under the Plan with respect to any portion of an Incentive Award (other than a Stand-Alone SAR or a Tandem SAR that may be settled in shares of Common Stock or cash) that is settled in cash. Shares withheld in satisfaction of tax withholding obligations shall not again become available for issuance under the Plan. Upon payment in shares of Common Stock pursuant to the exercise of a Stand-Alone SAR or a Tandem SAR, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which such Incentive Award is exercised. If the exercise price of an Option is paid by tender to Del Monte, or attestation of ownership, of shares of Common Stock owned by the Participant, the number of shares available for issuance under the Plan shall be reduced by the gross number of shares for which the Option is exercised. Shares of Common Stock issued under the Plan may be either newly issued shares or treasury shares, as determined by the Committee.

(1)	As of May 1, 2005, of this number, 431,689 shares had been issued under the Plan, and 10,734,124 shares were subject to outstanding Incentive Awards. Accordingly, based on such May 1, 2005 numbers, as of the Restatement Date, 15,000,000 shares are available for future Incentive Awards.

(b)	Mergers and Acquisitions Exception. Shares of Common Stock may be issued pursuant to Incentive Awards in connection with corporate acquisitions and mergers under Rule 303A.08 of the New York Stock Exchange Listed Company Manual, and any such issuance shall not reduce the number of shares of Common Stock available for issuance under the Plan.

(c)	Payment Shares. Subject to the overall limitation in Section 3(a) on the number of shares of Common Stock that may be delivered under the Plan, the Committee may, in addition to granting Incentive Awards under Sections 6 through 9, use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

(d)	Maximum Shares Per Participant. Subject to adjustment from time to time as provided in Section 10, not more than 1,500,000 shares of Common Stock may be made subject to Incentive Awards under the Plan to any individual in the aggregate in any one fiscal year of the Company, such limitation to be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Section 162(m) of the Code.

4.	Administration of the Plan

The Plan shall be administered by a Committee of the Board of Directors consisting of two or more persons, each of whom shall be a “non-employee director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code, unless otherwise determined by the Board of Directors

The Committee shall have full discretionary authority to administer the Plan, including authority to interpret and construe any provision of the Plan and the terms of any Incentive Award issued under it and to adopt such rules and regulations for administering the Plan as it may deem necessary. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or management Employees. Decisions of the Committee shall be final and binding on all parties, and shall be given the maximum deference permitted by law.

The Committee may, in its absolute discretion, accelerate the date on which any Option or Stand-Alone SAR granted under the Plan vests and becomes exercisable or, subject to Sections 6(c)(1) and 8(c)(1) hereof, extend the term of any Option or Stand-Alone SAR granted under the Plan.

Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee.

No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and Del Monte shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission or determination relating to the Plan, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

5.	Eligibility

The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be such Employees, Directors and Consultants as the Committee shall select from time to time. The Committee shall also specify the type and amount of such awards each such person is to be granted.

6.	Options

The Committee may grant Options pursuant to the Plan to Participants, which Options shall be evidenced by agreements in such form as the Committee shall from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a)	Identification of Options. All Options granted under the Plan shall be clearly identified in the agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

(b)	Exercise Price. The exercise price of any Non-Qualified Stock Option granted under the Plan shall be such price as the Committee shall determine on the date on which such Non-Qualified Stock Option is granted and shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Non-Qualified Stock Option is granted.

(c)	Term and Exercise of Options.

(1)	Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Option agreement with respect to such Option; provided, however, (i) that if a Participant’s employment is terminated by the Participant on account of Retirement or if the Participant is a Vice President or above at the time of termination of employment by the Company without Cause or by the Participant for “Good Reason” (as such term is defined in the Participant’s employment contract or the applicable executive severance policy), then the Option shall vest on a pro rata basis in accordance with the Company’s policy in effect at the time of such termination; (ii) that if a Participant’s employment is terminated on account of death or Disability, then all of the shares subject to the Option shall vest and become exercisable as of the time of such termination; (iii) that no Option will be exercisable after the expiration of ten years from the date the Option is granted; and (iv) that each Option shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

(2)	Each Option shall be exercisable in whole or in part, subject to the provisions of the applicable Option agreement. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(3)	An Option shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise and shall be signed by the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (i) by tendering previously acquired shares of Common Stock having an aggregate Fair Market

Value at the time of exercise equal to the total exercise price, or (ii) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Common Stock, and to be consistent with the purposes of the Plan.

(4)	Any Option granted under the Plan may, to the extent lawful, be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker- dealer has received from the Participant or Del Monte a fully-and duly-endorsed agreement evidencing such Option and instructions signed by the Participant requesting Del Monte to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate provision has been made with respect to the payment of any withholding taxes due upon such exercise or, in the case of an Incentive Stock Option, the disposition of such shares and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

(5)	Certificates for shares of Common Stock purchased upon the exercise of an Option (which may be in book entry form) shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised.

(6)	Transferability. Unless the Option document (or an amendment thereto authorized by the Committee) expressly states that the Option is transferable as provided hereunder, no Option granted under this Plan, nor any interest in such Option, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other then pursuant to the beneficiary designation form described in Section 17 hereof or by will or the laws of descent and distribution. With respect to an Option that is not intended to qualify an Incentive Stock Option, the Committee may grant such Option or amend an outstanding Option to provide that the Option is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided the instrument of transfer is approved by the Committee, Options so transferred are not again transferable other than by will or by the laws of descent and distribution, and that following any such transfer or assignment the Option will remain subject to substantially the same terms applicable to the Option while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

(7)	Subject to earlier termination pursuant to Sections 7(b)(2) and 10(d), and except as the Committee may otherwise provide in an Option Agreement, exercise of an Option shall be subject to the following:

(i)	In the event of the termination of the employment of a Participant with the Company for Cause, each Option then outstanding shall expire and be cancelled upon such termination.

(ii)	In the event that the employment of a Participant with the Company shall be terminated by the Company without Cause or by the Participant for a reason other than death, Disability or Retirement (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of ninety (90) days after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

(iii)	In the event that the employment of a Participant with the Company shall terminate as the result of Retirement, Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of their original terms. Options not exercisable at the time of termination in accordance with Section 6(c)(1) above shall expire at the close of business on the date of such termination.

(iv)	In the event that the employment of a Participant with the Company shall terminate as the result of Disability or death of the Participant, Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, shall remain exercisable until the expiration of their original terms.

(v)	If the Participant dies within three (3) months following an involuntary termination of employment by the Company without Cause, then Options granted to such Participant, to the extent such Options were exercisable at the time of such termination in accordance with Section 6(c)(1) above, may be exercised until the expiration of the original terms of such Options or, if sooner, one (1) year from the Participant’s death. Options not exercisable at death shall expire at the close of business on the date of such employment termination.

(d)	Limitations on Grant of Incentive Stock Options

(1)	the exercise price of any Incentive Stock Option shall be at 100% of Fair Market Value on the date such option is granted, provided that, in the case of an individual, who at the time of the proposed grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries, the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date on which such Incentive Stock Option is granted.

(2)	The aggregate Fair Market Value of shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or any Subsidiary shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. In the event that the aggregate Fair Market Value of shares of Common Stock with respect to such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such Regulations (and authority), or in the event such Regulations (or authority) require or permit a designation of the options which shall cease to constitute incentive stock options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(3)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of Del Monte or any of its Subsidiaries, unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

(4)	Only Employees are eligible to be granted Incentive Stock Options. Directors and Consultants are not eligible to be granted Incentive Stock Options.

7.	Tandem Stock Appreciation Rights
The Committee may grant in connection with any Option granted hereunder one or more Tandem SARs relating to a number of shares of Common Stock less than or equal to the number of shares of Common Stock subject to the related Option. A Tandem SAR may be granted at the same time as, or subsequent to the time that, its related Option is granted. Each Tandem SAR shall be evidenced by an agreement in such form as the Committee shall from time to time approve. Tandem SARs shall comply with and be subject to the following terms and conditions:

(a)	Benefit Upon Exercise. The exercise of a Tandem SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the related Option (which may not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant), (ii) the issuance or transfer to the Participant of a number of shares of Common Stock which on the date of the exercise of the Tandem SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its discretion.

(b)	Term and Exercise of Tandem SAR.

(1)	A Tandem SAR shall vest and become exercisable at the same time and to the same extent as its related Option.

(2)	The exercise of a Tandem SAR with respect to a number of shares of Common Stock shall cause the immediate and automatic cancellation of its related Option with respect to an equal number of shares. The exercise of an Option, or the cancellation, termination or expiration of an Option (other than pursuant to this Paragraph (2)), with respect to a number of shares of Common Stock shall cause the automatic and immediate cancellation of its related Tandem SARs to the extent that the number of shares of Common Stock subject to such Option after such exercise, cancellation, termination or expiration is less than the number of shares subject to such Tandem SARs.

Such Tandem SARs shall be cancelled in the order in which they became exercisable.

(3)	Each Tandem SAR shall be exercisable in whole or in part, as provided in the applicable agreement. The partial exercise of a Tandem SAR shall not cause the expiration, termination or cancellation of the remaining portion thereof.

(4)	Each Tandem SAR shall be exercised during the Participant’s lifetime by the Participant unless the related Option has been transferred as described in Section 6(c)(6), above. Further, unless the related Option is transferable as described in Section 6(c)(6), no Tandem SAR shall be assignable or transferable other than by will, the laws of descent and distribution, or as provided in Section 17 hereof and otherwise than together with its related Option.

(5)	A Tandem SAR shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office specified by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Tandem SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

8.	Stand-Alone Stock Appreciation Rights
The Committee may grant Stand-Alone SARs pursuant to the Plan, which Stand-Alone SARs shall be evidenced by agreements in such form as the Committee shall from time to time approve. Stand-Alone SARs shall comply with and be subject to the following terms and conditions:

(a)	Exercise Price. The exercise price of any Stand-Alone SAR granted under the Plan shall be determined by the Committee at the time of the grant of such Stand-Alone SAR but shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date on which such Stand-Alone SAR is granted.
(b)	Benefit Upon Exercise. The exercise of a Stand-Alone SAR with respect to any number of shares of Common Stock shall entitle a Participant to (i) a cash payment, for each such share, equal to the excess of (A) the Fair Market Value of a share of Common Stock on the effective date of such exercise over (B) the exercise price of the Stand-Alone SAR, (ii) the issuance or transfer to the Participant of a number of shares of Common Stock which on the date of the exercise of the Stand-Alone SAR have a Fair Market Value equal to such excess or (iii) a combination of cash and shares of Common Stock in amounts equal to such excess, all as determined by the Committee in its absolute discretion.

(c)	Term and Exercise of Stand-Alone SARs.

(1)	Each Stand-Alone SAR shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee and set forth in the Stand-Alone SAR agreement with respect to such Stand-Alone SAR and shall be subject to such termination, expiration or cancellation provisions as provided in the agreement evidencing such Stand-Alone SAR; provided, however, (i) that if a Participant’s employment is terminated by the Participant on account of Retirement or if the Participant is a Vice President or above at the time of termination of employment by the Company without Cause or by the Participant for “Good Reason” (as such term is defined in the Participant’s employment contract or the applicable executive severance policy), then the Stand-Alone SAR shall vest on a pro rata basis in accordance with the

Company’s policy in effect at the time of such termination; (ii) that if a Participant’s employment is terminated on account of death or Disability, then all of the shares subject to the Stand-Alone SAR shall vest and become exercisable as of the time of such termination; (iii) that no Stand-Alone SAR will be exercisable after the expiration of ten years from the date the Stand-Alone SAR is granted; and (iv) that each Stand-Alone SAR shall be subject to earlier expiration, termination, cancellation or exercisability as provided in this Plan.

(2)	A Stand-Alone SAR shall be exercised by delivering written notice to Del Monte’s principal office, to the attention of the office designated by Del Monte. Such notice shall specify the number of shares of Common Stock with respect to which the Stand-Alone SAR is being exercised and the effective date of the proposed exercise and shall be signed by the Participant.

(3)	Each Stand-Alone SAR shall be exercised during the Participant’s lifetime by the Participant unless it is transferred in the manner described in Section 6(c)(6), above. Further, unless the Stand-Alone SAR is transferable as described in Section 6(c)(6), no such SAR shall be assignable or transferable otherwise than by will, the laws of descent and distribution, or to the limited extent provided in Section 17 hereof.

(4)	Subject to earlier termination pursuant to Section 10(d), and except as the Committee may otherwise provide in the applicable the Stand-Alone SAR agreement, exercise of a Stand-Alone SAR shall be subject to the following:

(i)	In the event of the termination of the employment of a Participant with the Company for Cause, each Stand-Alone SAR then outstanding shall expire and be cancelled upon such termination.

(ii)	In the event that the employment of a Participant with the Company shall be terminated by the Company without Cause or by the Participant for a reason other than death, Disability or Retirement (A) Stand-Alone SARs granted to such Participant, to the extent that they were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of ninety (90) days after such termination, on which date they shall expire, and (B) Stand-Alone SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall expire at the close of business on the date of such termination; provided, however, that no Stand-Alone SAR shall be exercisable after the expiration of its term.

(iii)	In the event that the employment of a Participant with the Company shall terminate as the result of Retirement, Stand-Alone SARs granted to such Participant, to the extent such Stand- Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of their original terms. Stand-Alone SARs not exercisable at the time of termination in accordance with Section 8(c)(1) above shall expire at the close of business on the date of such termination.

(iv)	In the event that the employment of a Participant with the Company shall terminate as the result of Disability or death of the

Participant, Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, shall remain exercisable until the expiration of their original terms.

(v)	If the Participant dies within three (3) months following an involuntary termination of employment by the Company without Cause, then Stand-Alone SARs granted to such Participant, to the extent such Stand-Alone SARs were exercisable at the time of such termination in accordance with Section 8(c)(1) above, may be exercised until the expiration of the original terms of such Stand-Alone SARs or, if sooner, one (1) year from the Participant’s death. Stand-Alone SARs not exercisable at death shall expire at the close of business on the date of such employment termination.

9.	Stock Bonuses and Other Incentive Awards.

(a)	Grants of Awards. The Committee may grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid. The Committee may also or in the alternative grant other Incentive Awards which are not restricted to any specified form or structure and may include, without limitation, restricted stock, stock purchase warrants, performance units or performance shares. Performance units payable in cash that do not involve the issuance of Common Stock and whose value is not measured by Common Stock also are permitted under the Plan (“Cash Performance Units”).

(b)	Performance Awards. It is intended that Incentive Awards based on performance shall qualify as performance-based compensation under Code Section 162(m). Hence, such awards shall be based on a target amount and the degree to which relevant selected performance criteria are satisfied. For purposes of Section 162(m) of the Code, Incentive Awards, other than Cash Performance Units, shall be subject to the limitation set forth in Section 3(d), and the maximum value of Cash Performance Units payable for any one fiscal year of the Company to any Participant shall be $2,000,000. For each performance period in respect of which such compensation is to be paid, the Committee shall select target amounts, the relevant performance criteria and the weight to be afforded each criterion. The relevant performance criteria shall include, either individually or in combination, applied to the Company as a whole or individual units thereof, and measured either absolutely or relative to a designated group of comparable companies: (i) cash flow, (ii) earnings per share, (iii) return on equity, (iv) total stockholder return, (v) return on capital, (vi) return on assets or net assets, (vii) revenue, (viii) income or net income, (ix) operating income or net operating income, (x) operating profit or net operating profit, (xi) operating margin, (xii) return on operating revenue, (xiii) market share, (xiv) earnings before interest, taxes, depreciation, and amortization (EBITDA); (xv) return on invested capital (ROIC); and (xvi) any other objective and measurable criterion tied to the Company’s performance. The Committee shall designate in writing not later than ninety (90) days following the beginning of a performance period the target bonus, performance criteria and factors (reflecting targets for such criteria and relative weighting). The Committee may, in its discretion, direct that any performance award be reduced on account of individual performance below the amount calculated on the basis of one or more of the foregoing performance criteria and related factors.

10.	Adjustment Upon Changes in Common Stock and Certain Transactions

(a)	Shares Available for Incentive Awards. In the event of any change in the number of shares of Common Stock outstanding by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or similar corporate change, the maximum aggregate number of shares of Common Stock with respect to which the Committee may grant Incentive Awards shall be appropriately adjusted by the Committee. In the event of any change in the number of shares of Common Stock outstanding by reason of any other event or transaction, the Committee may, but need not, make such adjustments in the number and class of shares of Common Stock with respect to which Incentive Awards may be granted as the Committee may deem appropriate.

(b)	Outstanding Incentive Awards — Increase or Decrease in Issued Shares Without Consideration. Subject to any required action by the stockholders of Del Monte, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt or payment of consideration by Del Monte, or change in the capitalization of Del Monte, the Committee shall proportionally adjust the number of shares of Common Stock subject to each outstanding Incentive Award, and the applicable exercise price per share of Common Stock of each such award to prevent dilution or the enlargement of rights.

(c)	Outstanding Incentive Awards — Changes of Control and Other Transactions. Upon the occurrence of a Change of Control, all outstanding Incentive Awards shall vest and become immediately exercisable. The Committee, in its discretion, shall determine whether outstanding Incentive Awards shall vest and become automatically exercisable in the event of a transaction other than a Change of Control. Further, the Committee, in its discretion, shall determine whether any outstanding Incentive Awards will, in the context of a Change of Control or any other transaction, be converted into comparable awards of a successor entity or redeemed for payment in cash or kind or both.

(d)	No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of Del Monte or any other corporation. Except as expressly provided in the Plan, no issuance by Del Monte of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option, Tandem SAR or Stand-Alone SAR.

11.	Rights as a Stockholder

No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 10 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

12.	No Special Employment Rights; No Right to Incentive Award.

Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

No person shall have any claim or right to receive an Incentive Award hereunder. The Committee’s granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

13.	Securities Matters.

(a)	Del Monte shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, Del Monte shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until Del Monte is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

(b)	The exercise of any Option granted hereunder shall only be effective at such time as counsel to Del Monte shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. Del Monte may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. Del Monte shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

(c)	In the event that the Committee defers the effectiveness of the exercise of a Participant of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws, such Participant may elect, by delivery of written notice by the Participant to the Company not later than thirty (30) days following his receipt of notice of such deferral or the expiration of such deferral, to surrender the exercisable portion of such Option (or any portion thereof) to the Company in consideration for a lump sum payment in cash in an amount equal to the product of (A) the excess of (i) the value of a share of Common Stock as determined by the Board of Directors as of the date of surrender over (ii) the per share exercise price of the Option and (B)

the number of shares with respect to which such Participant desires and is entitled to exercise such Option. Notice shall be delivered in person or by certified mail, return receipt requested and shall be deemed to have been given when personally delivered or three (3) days after mailing.

14.	Withholding Taxes

(a)	Cash Remittance. Whenever shares of Common Stock are to be issued upon the exercise of an Option or the grant of other Incentive Awards, Del Monte shall have the right to require the Participant to remit to Del Monte in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise or grant prior to the delivery of any certificate or certificates for such shares. In addition, upon the exercise or vesting of an Incentive Award, Del Monte shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or vesting.

(b)	Stock Remittance. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise or settlement of an Incentive Award, the Participant may tender to Del Monte a number of shares of Common Stock determined by such Participant, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement and not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise or settlement. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof.

(c)	Stock Withholding. At the election of the Participant, subject to the approval of the Committee, when shares of Common Stock are to be issued upon the exercise or settlement of an Incentive Award, Del Monte shall withhold a number of such shares determined by such Participant, the Fair Market Value of which at the exercise date the Committee determines to be sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or settlement and is not greater than the Participant’s estimated total federal, state and local tax obligations associated with such exercise or settlement. Such election shall satisfy the Participant’s obligations under Section 14(a) hereof.

15.	Amendment of the Plan

The Board of Directors may at any time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, (i) that without approval of the stockholders, no revision or amendment shall, except as provided in Section 10 hereof, increase the number of shares of Common Stock that may be issued under the Plan; and (ii) no such action shall impair rights and obligations under any Incentive Award granted prior to such action, except with the written consent of the affected Participant.

16.	No Obligation to Exercise

The grant to a Participant of an Option, Tandem SAR or Stand-Alone SAR shall impose no obligation upon such Participant to exercise such Option, Tandem SAR or Stand-Alone SAR.

17.	Transfers Upon Death

If permitted by the Committee, a Participant may name a beneficiary or beneficiaries to whom any vested but unpaid Incentive Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Incentive Award agreement, any unexercised vested Incentive Award may be exercised by the administrator or executor of the Participant’s estate. No such transfer or distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind Del Monte unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgements made by the Participant in connection with the grant of the Incentive Award.

18.	Expenses and Receipts

The expenses of the Plan shall be paid by Del Monte. Any proceeds received by Del Monte in connection with any Incentive Award will be used for general corporate purposes.

19.	Failure to Comply

In addition to the remedies of Del Monte elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

20.	Compliance with Rule 16b-3

Transactions under this Plan with respect to Section 16 Persons are intended to comply with all applicable conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. To the extent any provision of the Plan, Incentive Award agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

21.	Repricing

Without the approval of stockholders, no options granted hereunder shall be repriced. For purposes of this Plan, the term “reprice” shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regrinding them with a lower exercise price).

22.	Applicable Law

The Plan will be administered in accordance with the laws of the State of California, without reference to its principles of conflicts of law.

23.	Effective Date; Restatement Date.

The Plan commenced on the Effective Date, was approved by the stockholders of Del Monte within twelve (12) months thereafter, and subsequently was amended and restated on the Restatement Date, subject to approval by the stockholders of Del Monte within twelve (12) months thereafter. Subject to Section 15 (regarding the Board’s right to amend or terminate the Plan), the Plan shall remain in effect following the Restatement Date; provided, however, that without further stockholder approval, no Incentive Stock Option may be granted under the Plan after the tenth anniversary of the Restatement Date.

DEL MONTE FOODS COMPANY
PROXY/VOTING INSTRUCTIONS CARD
This proxy is solicited on behalf of the Board of Directors of Del Monte Foods Company, for the Annual Meeting of Stockholders to be held on September 29, 2005.
     The undersigned stockholder of Del Monte Foods Company hereby appoints David L. Meyers and James Potter and each of them, acting individually, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of Del Monte Foods Company Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on September 29, 2005 and at any adjournment or postponement thereof, as indicated on the reverse side.
     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR the nominees set forth in proposal 1 and FOR proposals 2 and 3. This proxy also delegates discretionary authority to vote upon such other matters of which Del Monte Foods Company does not have advance notice that may properly come before the Meeting and any and all postponements or adjournments thereof, and upon matters incidental to the conduct of the Meeting and any and all postponements or adjournments thereof.
(Continued and to be signed on the reverse side.)

Address Change. (Please mark box on reverse side and provide new address below.)

To include any comments, please mark this box.	☐

If you are planning to ATTEND THE MEETING, please mark this box.	☐

DEL MONTE FOODS COMPANY
P.O. BOX 11054
NEW YORK, N.Y. 10203-0054

▼ DETACH PROXY CARD HERE ▼
☐

Please mark, sign, date and return
the Proxy Card promptly using the	☒
enclosed envelope.	Votes must be indicated (x) in
Black or Blue ink.

The Board of Directors recommends a vote “FOR” all nominees in proposal 1 and “FOR” proposals 2 and 3.
1.	To elect three Class II Directors to hold office for a three-year term.

FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐
Nominees: Timothy G. Bruer, Mary R. Henderson and Gerald E. Johnston
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)

*Exceptions

In their discretion, the Proxies are authorized to vote upon such other matters of which Del Monte Foods Company does not have advance notice that may properly come before such Meeting and any and all postponements or adjournments thereof, and upon matters incidental to the conduct of the Meeting and any and all postponements or adjournments thereof.
Please sign exactly as your name appears above. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

		FOR	AGAINST	ABSTAIN
2.	To approve the amendment and restatement of the Del Monte Foods Company 2002 Stock Incentive Plan.	☐	☐	☐

3.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as Del Monte Foods Company’s independent auditors for its fiscal year ending April 30, 2006.	☐	☐	☐

To change your address, please mark this box and provide new address on reverse side.		☐

S C A N   L I N E

Date	Share Owner sign here	Co-Owner sign here